Confidential CONFIDENTIAL SECOND AMENDED AND RESTATED SUPPLY AND TECHNOLOGY DEVELOPMENT AGREEMENT dated as of December 29, 2024 by and among GENERAL ELECTRIC COMPANY, operating as GE Aerospace, GE VERNOVA OPERATIONS, LLC BAKER HUGHES HOLDINGS LLC, and AERO PRODUCTS AND SERVICES JV, LLC Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Omitted portions are indicated with brackets and asterisks ([***]).

TABLE OF CONTENTS

Page

ARTICLE 1	DEFINITIONS	2
Section 1.01.	Certain Defined Terms	2
ARTICLE 2	EFFECTIVENESS; PURPOSE AND SCOPE	20
Section 2.01.	Effectiveness	20
Section 2.02.	Purpose	21
Section 2.03.	Supply Program	21
Section 2.04.	Development Program	22
ARTICLE 3	PROGRAM MANAGEMENT; AERO-DERIVATIVE PRODUCT COMPETITIVENESS COMMITTEE	22
Section 3.01.	Program Management and Operations	22
Section 3.02.	Committees	23
Section 3.03.	Agreement Implementation	31
ARTICLE 4	TERM AND TERMINATION	31
Section 4.01.	Term	31
Section 4.02.	Termination Events	31
Section 4.03.	LM Product Line Termination Upon Production Cessation	33
Section 4.04.	Effects of Expiration or Termination	33
Section 4.05.	Survival	34
ARTICLE 5	EXCLUSIVITY	35
Section 5.01.	ADGTJV Exclusive Purchasing Commitment	35
Section 5.02.	GE Aerospace Exclusive Supplying Commitment	35
Section 5.03.	Rights Regarding New Engines	35
Section 5.04.	Termination of ADGTJV Exclusive Purchasing Commitment	36
Section 5.05.	Termination of GE Aerospace Exclusive Supply Commitment	36
Section 5.06.	Change of Control of ADGTJV	37
ARTICLE 6	DEVELOPMENT PROGRAMS AND INTELLECTUAL PROPERTY	37
Section 6.01.	Development Programs	37
Section 6.02.	Background IP	39
Section 6.03.	Foreground IP	42
Section 6.04.	Technology Deliverables	49
Section 6.05.	Access to Engineering Tools	50
Section 6.06.	Third Party Licenses	57
Section 6.07.	Section 365(n) of the Bankruptcy Code	57
Section 6.08.	Customers	57

i

Confidential

ii Confidential Section 6.09. Reservation of Rights ............................................................................ 57 Section 6.10. Further Assurances ................................................................................ 57 Section 6.11. Access .................................................................................................... 57 Section 6.12. Further Assistance ................................................................................. 58 Section 6.13. Prosecution and Maintenance ................................................................ 58 Section 6.14. Third Party Infringements, Misappropriations and Violations .............. 58 Section 6.15. Abandonment of Foreground IP ............................................................ 59 Section 6.16. Cooperation Regarding Restrictions and Limitations Applicable to Licensed Intellectual Property ........................................................... 59 Section 6.17. Embedded Software License ................................................................. 60 Section 6.18. IP Indemnification ................................................................................. 60 Section 6.19. Use of Trademarks ................................................................................ 62 ARTICLE 7 PROVISION OF LM PRODUCTS, SPARE PARTS AND SERVICES ......... 62 Section 7.01. Purchase Orders ..................................................................................... 62 Section 7.02. Terms and Conditions of Purchase ........................................................ 67 Section 7.03. Pricing – LM Products, Spare Parts and Repair Services ..................... 70 Section 7.04. Pricing – Engineering Services ............................................................. 73 Section 7.05. Annual Incentive ................................................................................... 74 Section 7.06. Other Pricing and Costs ......................................................................... 74 Section 7.07. Payment Terms; Taxes; and Audit ........................................................ 75 Section 7.08. Revenue Share Participant Management ............................................... 76 Section 7.09. Introduction and Substantiation of Repairs and Spare Parts ................. 77 Section 7.10. Execution of Repairs ............................................................................. 82 Section 7.11. Separation of LM Product Lines ........................................................... 84 Section 7.12. Catalogs ................................................................................................. 84 ARTICLE 8 ALLOCATION OF LIABILITY ...................................................................... 85 Section 8.01. Limitation of Liability ........................................................................... 85 Section 8.02. Disclaimer of Representations and Warranties ..................................... 87 Section 8.03. Warranties.............................................................................................. 87 Section 8.04. Insurance ............................................................................................... 91 ARTICLE 9 GENERAL PROVISIONS ................................................................................ 92 Section 9.01. Representations and Warranties ............................................................ 92 Section 9.02. Notices ................................................................................................... 92 Section 9.03. Entire Agreement, Waiver and Modification ........................................ 93 Section 9.04. No Third-Party Beneficiaries ................................................................. 94 Section 9.05. Compliance with Laws and Regulations ............................................... 94 Section 9.06. Governing Law ...................................................................................... 94 Section 9.07. Dispute Resolution ................................................................................ 94

iii Confidential Section 9.08. Confidentiality ....................................................................................... 96 Section 9.09. Counterparts; Electronic Transmission of Signatures ........................... 98 Section 9.10. Assignment ............................................................................................ 98 Section 9.11. Rules of Construction ............................................................................ 98 Section 9.12. Non-Recourse ........................................................................................ 99 Section 9.13. Subcontractor Flow Downs for United States Government Commercial Items Contracts ................................................................. 99 Section 9.14. Independent Contractors ........................................................................ 99 Section 9.15. Force Majeure........................................................................................ 99 Section 9.16. Press Release and Public Statements ..................................................... 99 Section 9.17. ADGTJV Dissolution .......................................................................... 100 SCHEDULES SCHEDULE 1 Intentionally Omitted SCHEDULE 2 Intentionally Omitted SCHEDULE 3 GE Aerospace Supplemental Terms SCHEDULE 4 End User Confidentiality Acknowledgment SCHEDULE 5 Intentionally Omitted SCHEDULE 6 Technology Development Program Plan SCHEDULE 7 Engineering Services SCHEDULE 8 GEA Competitor List SCHEDULE 9 Controlled Supplier List SCHEDULE 10 Legacy NPIs and NTIs; Allocation of Foreground IP SCHEDULE 11 Engineering Licensed Tools SCHEDULE 12 Cost Estimate SCHEDULE 13 Scheduled Technology Deliverables SCHEDULE 14 Historical Cost Elements SCHEDULE 15 Additional Provisions SCHEDULE 16 Escalation Provision SCHEDULE 17 LM Product Engine Cost Baseline Management SCHEDULE 18 GE Vernova Permitted Equipment SCHEDULE 19 Engine Core Control Software; Engine Performance Data and Modeling SCHEDULE 20 Annual Incentive

Confidential SECOND AMENDED AND RESTATED SUPPLY AND TECHNOLOGY DEVELOPMENT AGREEMENT This Second Amended and Restated Supply and Technology Development Agreement (as amended, modified or supplemented from time to time in accordance with its terms, this “Agreement”), entered into December 29, 2024 (the “Amendment Date”), is made by and among General Electric Company, a New York corporation (“GE”), operating as GE Aerospace (“GE Aerospace”), Baker Hughes Holdings LLC, a Delaware limited liability company (“BH”), GE Vernova Operations, LLC, a Delaware limited liability company (“GE Vernova”), and Aero Products and Services JV, LLC, a Delaware limited liability company (“ADGTJV”), and, as of the Amendment Date, other than as expressly set forth in Section 2.01(a) and Section 7.03, amends, restates, supersedes and replaces in its entirety the Amended and Restated Supply and Technology Development Agreement (“ARSTDA”) entered into as of November 1, 2019 by and among GE Aerospace (f/k/a the GE Aviation business unit of GE), BH, GE Vernova (f/k/a the GE Power business unit of GE) and ADGTJV. For the purposes of this Agreement, ADGTJV, BH, GE Vernova, and GE Aerospace may be referred to individually herein as a “Party” and, collectively as the “Parties”. RECITALS WHEREAS, pursuant to that certain Master Agreement, dated as of November 13, 2018, among GE, BH and Baker Hughes Company (as amended, modified or supplemented from time to time in accordance with its terms, the “Master Agreement”), GE and BH restructured their relationships to accommodate GE’s intention to exit its ownership interest in BH over time (the “Restructuring”); WHEREAS, pursuant to the terms of the Master Agreement, and in connection with, and in furtherance of the Restructuring, GE Vernova and BH agreed to form ADGTJV pursuant to that certain Transaction Agreement, dated as of February 28, 2019, among BH, GE Vernova and ADGTJV (as amended, modified or supplemented from time to time in accordance with its terms, the “Transaction Agreement”); WHEREAS, in connection with, and in furtherance of, the Restructuring, GE and BH entered into that certain Umbrella Agreement, by and between GE and BH, dated as of November 13, 2018 (as amended, modified or supplemented from time to time in accordance with its terms, the “Umbrella Agreement”), which clarifies the scope of the licenses and other rights granted to BH for GE Aerospace’s Intellectual Property and Engineering Licensed Tools as between (i) that certain Amended and Restated Cross License Agreement, by and between GE and BH, dated November 13, 2018 (as amended, modified or supplemented from time to time in accordance with its terms, the “A&R Cross License Agreement”), and (ii) this Agreement; WHEREAS, BH and GE Vernova desire ADGTJV to purchase from GE Aerospace certain aero-derivative gas turbine products, equipment or component parts (including licenses to software embedded therein), and obtain certain related Repair Services and Engineering Services (each as hereinafter defined), and the Parties desire to engage in certain research and development programs regarding certain GE Aerospace aero-derivative gas turbine products, equipment or

2 Confidential component parts, and GE Aerospace desires to provide certain licenses to engineering tools on a “Software as a Service” basis; WHEREAS, on November 13, 2018 (the “Signing Date”), BH, GE Vernova, and GE Aerospace entered into that certain Supply and Technology Development Agreement (as existing on the date hereof, the “Original STDA”), and, on July 31, 2019, GE Aerospace and BH entered into that certain Bridge Supply and Technology Development Agreement (as amended, modified or supplemented from time to time in accordance with its terms, “Bridge STDA”) as required under Section 9.17 of the Original STDA in recognition of the fact that the JV Effective Date (as defined in the Original STDA) was unlikely to occur prior to the Trigger Date (as hereinafter defined); WHEREAS, on July 31, 2019, GE Aerospace, GE Vernova and BH entered into that certain STDA Side Agreement to supplement the terms of the Bridge STDA and the Original STDA, as applicable, which resulted in the ARSTDA; WHEREAS, since the execution of the ARSTDA, GE exited its ownership of BH and spun-off its GE Power business unit resulting in: (i) BH and GE Vernova becoming separate, stand-alone publicly traded companies that are no longer Affiliates of GE; and (ii) GE Aviation being rebranded and now referred to as GE Aerospace; WHEREAS, contemporaneously with this Agreement, the Parties are entering into that certain 2024 SARSTDA Side Agreement (such agreement, as amended, modified or supplemented from time to time in accordance with its terms, “Side Agreement”) to supplement the terms of this Agreement; and WHEREAS, the Parties desire to enter into this Agreement in order to, other than as expressly set forth in Section 2.01(a) and Section 7.03, amend, restate, supersede and replace the ARSTDA in its entirety as of the Amendment Date, and in so doing, to clarify or modify certain provisions in exchange for certain mutual considerations and to document how the Parties will continue to operate and transact regarding the subject matter hereof on and after the Amendment Date. NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows: ARTICLE 1 DEFINITIONS Section 1.01. Certain Defined Terms. The following capitalized terms used in this Agreement shall have the meanings set forth below: “A&R Cross License Agreement” shall have the meaning set forth in the Recitals. “Actual Price” shall have the meaning set forth in Section 7.03(d)(iii).

3 Confidential 7.09(a)(B). 6.03(a)(ii)(D). 6.04(d). Schedule 15. 15. “ADGTJV” shall have the meaning set forth in the Preamble. “ADGTJV Existing Spare Part” shall have the meaning set forth in Section “ADGTJV Foreground IP” shall have the meaning set forth in Section “ADGTJV Indemnitees” shall have the meaning set forth in Section 6.05(j)(ii). “ADGTJV’s Instructions” shall have the meaning set forth in Section 6.18(c). “ADGTJV Option Patents” shall have the meaning set forth in Section 6.15(b). “ADGTJV Price Catalog” shall have the meaning set forth in Section 7.12. “ADGTJV Technical Documents” shall have the meaning set forth in Section “Advanced Components” shall have the meaning set forth in Section 1.01 of “Advanced Processes” shall have the meaning set forth in Section 1.01 of Schedule “Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; however, for purposes of this Agreement, (i) ADGTJV and its Subsidiaries shall not be considered Affiliates of GE Aerospace and its Affiliates, (ii) GE Aerospace and its Subsidiaries, on the one hand, shall not be considered Affiliates of any of ADGTJV and its Subsidiaries, BH and its Subsidiaries, or GE Vernova and its Subsidiaries, on the other hand, (iii) the JV Partners and their Subsidiaries shall not be considered Affiliates of each other or their respective Subsidiaries, and (iv) BH and its Subsidiaries shall not be considered Affiliates of GE Aerospace and its Affiliates. As used in this definition, “control” or “controlling” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. “Agreed AE Employee Transferees” shall have the meaning set forth in Section 3.03(c)(i) of Schedule 15. “Agreement” shall have the meaning set forth in the Preamble. “Alliance Managers” shall have the meaning set forth in Section 3.01(a). “Alliance Parties” shall mean, individually or collectively, GE Aerospace and ADGTJV. “Amendment Date” shall have the meaning set forth in the Preamble.

4 Confidential “Annual Incentive” shall have the meaning set forth in Section 7.05(a). “APCC” shall have the meaning set forth in Section 3.02(a). “APCC Chairperson” shall have the meaning set forth in Section 3.02(b)(ii). “Applicable Price” shall mean, individually or collectively, the Repair Services Price, the Engineering Services Price and the Supply Product Price. “Applicable Terms” shall mean (a) with respect to the Replacement Agreement between BH and GE Aerospace, (i) (A) the exclusive supply commitment from GE Aerospace, in the form of Section 5.01 of the Agreement, that is limited to the commitment of GE Aerospace to sell Exclusive Products/Services for the BH Field of Use (the “BH Supply Exclusivity”), or (B) the deletion of the BH Supply Exclusivity if (and to the extent) GE Aerospace would have the right to terminate such BH Supply Exclusivity at the time of dissolution of ADGTJV in accordance with Section 5.05(a), Section 5.05(c), Section 5.05(d) or Section 5.05(e); (ii) the deletion of the licenses set forth in Section 6.05 (other than Section 6.05(j)) if GE Aerospace would have the right to terminate the same under Section 5.05(e), Section 6.05(k) or Section 6.05(l) at the time of dissolution of ADGTJV; (iii) if GE Aerospace would not have the right to terminate the licenses set forth in Section 6.05, the revision of the duration of the licenses set forth in Section 6.05(a) and Section 6.05(b), which, for avoidance of doubt, shall not be deemed to automatically extend for ten (10) years from the date of the Replacement Agreement between BH and GE Aerospace; (iii) limitation of the rights granted to BH under ARTICLE 6 to solely the BH Field of Use, and (iv) a JV Field of Use that is limited to the BH Field of Use, and (b) with respect to the Replacement Agreement between GEP and GE Aerospace, (i) (A) the exclusive supply commitment from GE Aerospace, in the form of Section 5.01 of the Agreement, that is limited to the commitment of GE Aerospace to sell Exclusive Products/Services for the Power Field of Use (the “GEV Supply Exclusivity”), or (B) the deletion of the GEV Supply Exclusivity if (and to the extent) GE Aerospace would have the right to terminate such license at the time of dissolution of ADGTJV in accordance with Section 5.05(b), Section 5.05(c), Section 5.05(d) or Section 5.05(e); (ii) the deletion of the license set forth in Section 6.05 (other than Section 6.05(j)) if GE Aerospace would have the right to terminate the same under Section 5.05(e), Section 6.05(k) or Section 6.05(l) at the time of dissolution of ADGTJV; and

5 Confidential Schedule 15. (iii) a JV Field of Use that is limited to the Power Field of Use. “ARSTDA” shall have the meaning set forth in the Preamble. “Authorized Users” shall have the meaning set forth in Section 6.05(c)(ii) of “Bankruptcy Code” shall have the meaning set forth in Section 6.07. “BH” shall have the meaning set forth in the Preamble. “BH Booster RSP” shall have the meaning set forth in Section 7.08(c). “BH Employee Transferees” shall have the meaning set forth in Section 3.03(c)(i)(A) of Schedule 15. “BH Field of Use” shall mean customers operating in the oil and gas industry for which the application is one or more of the following oil and gas activities for mechanical drive or, to the extent provided in the sentence below, power generation: (i) drilling, evaluation, completion or production; (ii) liquefied natural gas; (iii) compression and boosting liquids in upstream, midstream and downstream; (iv) pipeline inspection and pipeline integrity management; (v) processing in refineries and petrochemical plants (including fertilizer plants). The Parties acknowledge that the BH Field of Use includes the opportunity to sell aero-derivative gas turbine engines and parts and components and provide services to customers otherwise within the BH Field of Use (pursuant to one of the clauses of the immediately preceding sentence) where fifty percent (50%) or less of the power generated by such aero-derivative gas turbine engines (or the aero-derivative gas turbine engines to which such parts and components of such engines correspond) will be dispatched to the grid, but not where more than fifty percent (50%) of such power generated will be dispatched to the grid, such latter case being exclusively an opportunity of GE Vernova. “BH New Hire Transferees” shall have the meaning set forth in Section 3.03(c)(i)(b) of Schedule 15. “BH Supply Exclusivity” shall have the meaning set forth in Section 1.01. “Breaching Party” shall have the meaning set forth in Section 4.02(d)(i). “Bridge STDA” shall have the meaning set forth in the Recitals. “Business Day” shall mean a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close. “Change in Control” shall mean, (i) with respect to BH or GE Vernova, any sale, transfer, assignment or other disposition (directly or indirectly) by such Person, whether in a single transaction or series of related transactions, of all or substantially all of its assets (other than to an Affiliate) to a GEA Competitor, (ii) with respect to BH, any sale, transfer, assignment or other

6 Confidential disposition (directly or indirectly) to a GEA Competitor by such Person, whether in a single transaction or series of related transactions, of all or substantially all of the assets of the Turbomachinery & Process Solutions (TPS) unit or any other unit that sells items (or provides services related thereto) to customers (other than, in either case, Affiliates) incorporating the LM Product Lines, excluding any business unit (A) the principal business of which is not to sell items (or provide services related thereto) incorporating the LM Product Lines or (B) that sells items (or provides services related thereto) incorporating the LM Product Lines, of which the LM Products and related services does not represent more than ten percent (10%) of the total sales from GE Aerospace to ADGTJV (using the average of three (3) years of sales to determine such threshold) for the BH Field of Use, (iii) with respect to GE Vernova, any sale, transfer, assignment or other disposition (directly or indirectly) by such Person, whether in a single transaction or series of related transactions, of all or substantially all of the assets of the Gas Power Systems (GPS) and Power Services (PS) business units (other than to an Affiliate) to a GEA Competitor, or (iv) with respect to BH or GE Vernova, any consolidation, merger or reorganization of such Person with or into another entity or any other transaction (whether by way of sales of assets or equity interest or otherwise) as a result of which the holders of a GEA Competitor’s outstanding equity interests possessing the voting power (under ordinary circumstances) to elect a majority of such GEA Competitor’s board of directors (or similar governing body) immediately prior to such transaction beneficially own, directly or indirectly, (A) a majority of the equity, voting, beneficial or financial interests of the surviving entity, (B) the right to appoint or remove a majority of the board of directors or members of an equivalent management body of the surviving entity, or (C) the power to direct or cause the direction of the management and policies of the surviving entity. “Common LM Products and Services” shall have the meaning set forth in Section 7.12. Schedule 15. “Competitor Arrangement” shall have the meaning set forth in Section 5.05(e) of “Confidential Information” shall have the meaning set forth in Section 9.08(a). “Contract Year” shall mean each consecutive twelve (12) month period beginning on January 1st and ending on December 31st during the Term, provided that for purposes of this Agreement (i) the first Contract Year shall commence on the Amendment Date and end on December 31st, 2024 and (ii) the final Contract Year shall commence on the January 1st immediately preceding the expiration or termination of this Agreement and end on such expiration or termination. “Contractor Transferees” shall have the meaning set forth in Section 3.03(c)(iv) of Schedule 15. “Control” or “Controlled” shall mean, with respect to any Intellectual Property, the right to grant a license or sublicense to such Intellectual Property, as provided for herein without: (i) violating the terms of any agreement or other arrangement with any third party; (ii) requiring any consent, approvals or waivers from any third party, or any breach or default by the Party being granted any such license or sublicense being deemed a breach or default affecting the rights of the

7 Confidential Party granting such license or sublicense; or (iii) requiring the payment of compensation that is not immaterial to any third party. “Controlled Supplier List” shall have the meaning set forth in Section 7.09(a)(F). “Cost Baseline” shall have the meaning set forth in Section 7.03(d)(i). “Costs” shall have the meaning set forth in Section 8.03(a)(v)(C). “Covered Items” shall have the meaning set forth in Section 6.05(n)(ii). “CRD” shall have the meaning set forth in Section 7.03(b). “Customer Resale Opportunity” shall have the meaning set forth in Section 7.01(f)(iii). “Derivative” shall mean a modified or enhanced aero-derivative engine that is substantially based on an existing LM Product Line aero-derivative engine. For example, and for the sake of clarity, the LM2500+G5 is a “Derivative” of the LM2500. “Designated Agreements” shall mean the set of contracts listed on Schedule 15. “Development Program” shall have the meaning set forth in Section 2.02. “Disclosing Party” shall have the meaning set forth in Section 9.08(a). “Discontinued Job Function Employee” shall have the meaning set forth in Section 3.03(c)(iii) of Schedule 15. “Dispute” shall have the meaning set forth in Section 9.07(a). “Effective Date” shall mean November 1, 2019, which was the date of the Closing (as defined in the Transaction Agreement). “Employee Transferees” shall have the meaning set forth in Section 3.03(c)(i)(B) of Schedule 15. “End of Production Date” shall have the meaning set forth in Section 4.03(a). “End User Confidentiality Acknowledgment” shall have the meaning set forth in Section 6.04(e). “Engine Unit Proportion for BH Field of Use” shall mean the number of production engines from the LM Product Lines purchased by BH for the BH Field of Use, divided by the aggregate number of production engines from the LM Product Lines purchased by BH for the BH Field of Use plus any new non-aero-derivative engines (including a derivative of an existing BH or GE Vernova engine as of the Signing Date, which requires substantial development with at least fifty million U.S. Dollars ($50,000,000) of new product introduction funding or a competing product against the LM Product Line procured from a third party) sold by BH for the BH Field of

8 Confidential Use in a particular Power Class, based on an average calculated over a two-year period. For the avoidance of doubt, any production engines from the LM Products Lines purchased by BH for the BH Field of Use under the Bridge STDA and the ARSTDA also shall be counted for both the numerator and denominator under this definition. “Engine Unit Proportion for Power Field of Use” shall mean the number of production engines from the LM Product Lines purchased by GE Vernova for the Power Field of Use, divided by the aggregate number of production engines from the LM Product Lines purchased by GE Vernova for the Power Field of Use plus any new non-aero-derivative engines (including a derivative of an existing BH or GE Vernova engine as of the Effective Date, which requires substantial development with at least fifty million U.S. Dollars ($50,000,000) of new product introduction funding or a competing product against the LM Product Line procured from a third party) sold by GE Vernova for the Power Field of Use in a particular Power Class, based on an average calculated over a two-year period. “Engineering AE Employee Transferees” shall have the meaning set forth in Section 3.03(c)(ii) of Schedule 15. “Engineering Licensed Tools” shall mean the engineering design tools and engineering process tools, data and datasets that are set forth in Schedule 11 as “Engineering Licensed Tools”. “Engineering Rates” shall have the meaning set forth in Section 7.04(b)(i). “Engineering Services” shall mean those engineering services set forth on Schedule 7. “Engineering Services Cost” shall have the meaning set forth in Section 7.04(b)(i). “Engineering Services Price” shall have the meaning set forth in Section 7.04(a). “Engineering Tools” shall mean collectively the Engineering Licensed Tools and Licensed Materials. “Engineering Tools Content” shall mean all data, calculations, source code, executable code, algorithms, and other materials that, as between the Parties, are proprietary to GE Aerospace or GE Vernova. “Engineering Tools Purpose” shall have the meaning set forth in Section 6.05(c)(i). “Engineering Tools Services” shall mean the meaning set forth in Section 2.02. “Estimated Price” shall have the meaning set forth in Section 7.03(d)(iii). “Exclusive Field of Use” shall mean the provision of Exclusive Products/Services in the BH Field of Use (for BH or ADGTJV) or Power Field of Use (for GE Vernova or ADGTJV). “Exclusive Products/Services” shall mean collectively:

9 Confidential (i) the development (as approved by the APCC) of LM Products and Spare Parts, including upgrades and industrial-grade Spare Parts; (ii) the provision of LM Products and Spare Parts; (iii) the development of New Repairs; and (iv) the provision of Repair Services (in each case of the foregoing clauses (i) through (iv), excluding any and all Repairs performed and Spare Parts manufactured by ADGTJV itself or through either of the JV Partners or any third party pursuant to and in accordance with Section 7.09 or Section 7.10). “Exclusivity Purchase Exception Threshold” shall have the meaning set forth in Section 7.01(f)(iii). “Existing Policies” shall have the meaning set forth in Section 6.05(c)(i). “Existing Spare Parts” shall mean the Spare Parts owned by or proprietary to GE Aerospace as of the Amendment Date or otherwise during the Term, including derivations, improvements or modifications thereof, in each case, excluding any and all New Spare Parts. “Extended Cure Period” shall have the meaning set forth in Section 4.02(d)(ii). “Field Event Process” shall have the meaning set forth in Section 8.03(a)(v)(A). “First Party” shall have the meaning set forth in Section 6.14. “Forecast” shall have the meaning set forth in Section 7.02(d). “Foreground IP” shall mean all Intellectual Property created by or acquired through development work funded by ADGTJV or a JV Partner under this Agreement. “GE” shall have the meaning set forth in the Preamble. “GE Aerospace” shall have the meaning set forth in the Preamble. “GE Aerospace Background IP” shall mean all Intellectual Property relating to the subject matter of this Agreement, including relating to any LM Product Lines, LM Products, Spare Parts, Services, Engineering Tools or Engineering Tools Services, that is (a) Controlled by GE Aerospace as of the Signing Date or (b) created or acquired by or on behalf of GE Aerospace after the Signing Date, including developments, modifications, derivative works or improvements to such Intellectual Property under the foregoing clause (a) created or acquired by or on behalf of GE Aerospace, independently and outside any development work funded by ADGTJV or a JV Partner under this Agreement. “GE Aerospace Customer Concessions” shall have the meaning set forth in Section 8.03(a)(v)(A).

10 Confidential 6.03(a)(ii)(A). 7.08(c). “GE Aerospace Foreground IP” shall have the meaning set forth in Section “GE Aerospace LM9000 Core RSP” shall have the meaning set forth in Section “GE Aerospace Option Patents” shall have the meaning set forth in Section 6.15(a). “GE Aerospace Price Catalog” shall have the meaning set forth in Section 7.12. “GE Aerospace Supplemental Terms” shall mean the supplemental terms and conditions applicable to POs issued relating to the sale of the LM Products, Spare Parts and Services attached as Schedule 3, which includes amendments, modifications and supplements as agreed upon between the Alliance Parties. “GE Aerospace Supplied Content” shall have the meaning set forth in Section 6.04(d). “GE Vernova” shall have the meaning set forth in the Preamble. “GE Vernova Employee Transferees” shall have the meaning set forth in Section 3.03(c)(ii)(B) of Schedule 15. “GE Vernova New Hire Transferees” shall have the meaning set forth in Section 3.03(c)(ii)(B) of Schedule 15. “GEA Competitor” shall mean each of the Persons set forth on Schedule 8 or any of their respective Affiliates or any entity that acquires control of these Persons or the majority of such Person’s relevant assets. “GEA Indemnitees” shall have the meaning set forth in Section 6.05(i)(iii). “Governance Committee” shall have the meaning set forth in Section 3.02(a). “Governmental Entity” shall mean any United States federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof. “ICC” shall mean the International Chamber of Commerce. “Industrial Foreground IP” shall mean any and all Intellectual Property related to any Substantiated ADGTJV Repair or Substantiated ADGTJV Spare Part and any Non- Substantiated ADGTJV Repair or Non-Substantiated ADGTJV Spare Part to the extent such Intellectual Property in each case: (i) does not constitute GE Aerospace Background IP, GE Aerospace Foreground IP, Joint Foreground IP, JV Partner Foreground IP or JV Partner Background IP; and (ii) was developed by, or by a third party on behalf of, ADGTJV or a JV Partner or any of their respective Affiliates.

11 Confidential “Industrial IP Licensee” shall have the meaning set forth in Section 6.03(f)(iii). “Industrial IP Owner” shall have the meaning set forth in Section 6.03(f)(i). “Initial Cure Period” shall have the meaning set forth in Section 4.02(d)(ii). “Intellectual Property” shall mean all of the following, whether protected, created or arising under the Laws of the United States or any other foreign jurisdiction, including: (i) patents, patent applications (along with all patents issuing thereon), statutory invention registrations, divisions, continuations, continuations-in-part, substitute applications of the foregoing and any extensions, reissues, restorations and reexaminations thereof, and all rights therein provided by international treaties or conventions, (ii) copyrights, moral rights, mask work rights and design rights, whether or not registered, published or unpublished, and registrations and applications for registration thereof; and all rights therein whether provided by international treaties or conventions or otherwise, (iii) confidential and proprietary information, including rights relating to know-how or trade secrets, (iv) all other applications and registrations related to any of the intellectual property rights set forth in the foregoing clauses (i) - (iii) above, and (v) intellectual property rights in Technology. As used in this Agreement, the term “Intellectual Property” expressly excludes (x) trademarks, service marks, trade names, service names, domain names, trade dress, logos, and other identifiers of same, all goodwill associated therewith, and all common law rights, and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing and (y) rights arising from or in respect of domain names, domain name registrations and reservations. “Joint Foreground IP” shall have the meaning set forth in Section 6.03(a)(ii)(B). “JV Field of Use” shall mean cumulatively the BH Field of Use and the Power Field of Use. “JV Partner” shall mean each of BH and GE Vernova. “JV Partner Background IP” shall mean all Intellectual Property Controlled by either JV Partner that is relevant to the scope of ADGTJV (including all necessary development and design tools and software a JV Partner agrees to license to ADGTJV) and is created or acquired by or on behalf of a JV Partner independently and outside any development work funded by ADGTJV or a JV Partner under this Agreement. “JV Partner Foreground IP” shall mean all Intellectual Property designated in a Technology Development Program Plan (including those set forth on Schedule 10) as either “BH Foreground IP” or “GE Vernova Foreground IP,” in each case to the extent such Intellectual Property is Controlled by the applicable JV Partner. “Law” shall mean any United States federal, state, local or non-United States statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law, including common law. “Lead Time” shall have the meaning set forth in Section 7.02(c)(i).

12 Confidential “Legacy LM Product Lines” shall mean each of LM500, LM1600, LM2500, LM5000, LM6000, and LMS100 aero-derivative engine lines, along with all Derivatives of the foregoing that (a) are subject to Legacy NPIs and NTIs, or (b) do not require in the future substantial new product introduction or other Technology development between the JV Partners, on the one hand, and GE Aerospace, on the other hand. “Legacy NPIs and NTIs” shall mean those research and development programs initiated prior to the Signing Date between GE Aerospace and one or both JV Partners in connection with any one or more Legacy LM Product Lines or the LM9000 Product Line in development as of the Signing Date, as specified on Schedule 10. “Liabilities” shall have the meaning set forth in Section 6.05(i)(iii). “License ADGTJV Change in Control” shall mean: (i) an acquisition by a Person (whether directly from ADGTJV or from one or more of the JV Partners) of more than twenty percent (20%) of ADGTJV; (ii) an acquisition by a JV Partner (directly or indirectly) of any or all of the other JV Partner’s interest in ADGTJV; or (iii) any third party otherwise acquiring control (as such term is defined in the definition of “Affiliate”) of ADGTJV. “License JV Partner Change in Control” shall mean, (i) with respect to BH or GE Vernova, (A) any sale, transfer, assignment or other disposition (directly or indirectly) by such Person, whether in a single transaction or series of related transactions, of forty percent (40%) or more of its equity interests or all or substantially all of its assets, other than to an Affiliate, or (B) any consolidation, merger or reorganization of such Person with or into another entity or any other transaction (whether by way of sales of assets or equity interest or otherwise) as a result of which the holders of BH’s or GE Vernova’s (as applicable) outstanding equity interests possessing the voting power (under ordinary circumstances) to elect a majority of BH’s or GE Vernova’s (as applicable) board of directors (or similar governing body) immediately prior to such transaction beneficially own, directly or indirectly, (1) a majority of the equity, voting, beneficial or financial interests of the surviving entity, (2) the right to appoint or remove a majority of the board of directors or members of an equivalent management body of the surviving entity, or (3) the power to direct or cause the direction of the management and policies of the surviving entity; provided that, for the avoidance of doubt, no sale by GE of any of its equity interests in BH shall constitute a License JV Partner Change in Control, (ii) with respect to BH, any sale, transfer, assignment or other disposition (directly or indirectly) by such Person, whether in a single transaction or series of related transactions, of all or substantially all of the assets of its Turbomachinery & Process Solutions (TPS) business unit, other than to an Affiliate, or (iii) with respect to GE Vernova, any sale, transfer, assignment or other disposition (directly or indirectly) by such Person, whether in a single transaction or series of related transactions, of all or substantially all of the assets of its GPS and PS business units other than to an Affiliate. “Licensed Aviation Field of Use” shall mean the aerospace field into which GE Aerospace sells products and services, including gas turbine engines and components for aerospace applications, excluding the BH Field of Use. “Licensed Authorized Repairs” shall mean any: (i) Substantiated ADGTJV Repairs that are performed by or on behalf of ADGTJV itself or through either of the JV Partners or any

13 Confidential third party in accordance with Section 7.10(a), and (ii) Non-Substantiated ADGTJV Repairs that comply with Section 7.09(a)(E) and are performed by or on behalf of ADGTJV itself or through either of the JV Partners or any third party in accordance with Section 7.10(b). “Licensed Authorized Spare Parts” shall mean any: (i) ADGTJV Existing Spare Parts that are manufactured or procured by or on behalf of ADGTJV itself or through either of the JV Partners or any third party under Section 7.09(a)(B) and that comply with Section 7.09(a)(E) and Section 7.10(a) and (ii) New Spare Parts that are manufactured or procured by or on behalf of ADGTJV itself or through either of the JV Partners or any third party under Section 7.09(a)(C) and that comply with Section 7.09(a)(E) and Section 7.10(a). “Licensed Materials” shall mean (a) all user manuals and documents related to the Engineering Licensed Tools as they exist as of the Signing Date as well as (b) any modifications thereto developed by GE Aerospace between the Signing Date and the expiration or termination of this Agreement, but limited specifically to such portions of such user manuals and documents relating to the Engineering Licensed Tools and detailing the functionality and use of the Engineering Licensed Tools; provided that, such manuals and documents shall be the same or similar to what GE Aerospace uses internally in connection with the Engineering Licensed Tools. “Licensed Trademarks” shall mean, and is limited to, (i) the word mark “GE”, (ii) the word mark “GE Aviation” or “GE Aerospace” and (iii) the GE monogram. “LLP” shall mean life limited parts as listed in Chapter 5 of GE Aerospace’s “Engine Shop Manual” (“ESM”) for the flight version of the aero-derivative engine model, which GE Aerospace will make available to ADGTJV. “LLP Influencing Parts” shall mean parts that help establish the safe operating conditions of one or more LLP, including parts that exert mechanical loads on the LLP, exert pressure loads on the LLP, provide potential vibratory stimulus to the LLP, or influence the thermodynamic environment of the LLP, as listed in ESM for the flight version of the aero- derivative engine. “LM Product Lines” shall mean, individually or collectively, the LM500, LM1600, LM2500, LM5000, LM6000, LMS100, and LM9000 aero-derivative engine lines (including variants and configurations thereof), along with any Derivative added by the APCC pursuant to Section 5.03 (but excluding any new centerline new product introduction aero-derivative engine). “LM Products” shall mean engines, modules or parts of an LM Product Line. For the avoidance of doubt, the parts included in this definition refer only to parts of the core engine, and do not include sensors, cables, piping (fixed or flexible), etc. which the JV Partners purchase from outside vendors as of the Signing Date. “LM9000 Core” shall mean all production parts for the LM9000 core engine (i.e. which consists of the combination of the HPC, combustor (CDN), Air collector, HPT modules and related hardware kits), except for the parts provided by or procured by ADGTJV or BH. “LM9000 Launch Customer Order” shall mean that certain order placed by BH’s Affiliate, Nuovo Pignone, and accepted by GE Aerospace for a total of twenty-two (22) LM9000

14 Confidential engines for BH’s launch customer(s), which is subject to the POMA and not subject to the terms of this Agreement. “LM9000 Product Line” shall mean the LM9000 aero-derivative gas turbine product line, along with all Derivatives added by the APCC pursuant to Section 5.03. “Margin Percentage” shall mean [***]. “Marine Field of Use” shall mean the marine field into which GE Aerospace sells aero-derivative products and services, including propulsion, mechanical drive, hybrid, electric drive and combined cycle configuration engines and components for gas turbine based power solutions for commercial or military ship applications, excluding any (i) floating platform or FPSO (floating production storage offloading) vessels used for oil and gas applications or power generation applications (ii) power barge application and (iii) specific GE Vernova customers to whom GE Vernova sold equipment prior to the Signing Date for power barge and marine vessels set forth on Schedule 18, to whom GE Vernova may continue to sell aftermarket aeroderivative products and services. For the avoidance of doubt, if the floating platform or FPSO vessel or power barge has an engine for propulsion (with such engine for propulsion of the vessel) it shall be inside the Marine Field of Use. “Market Share Threshold Percentage” shall have the meaning set forth in Section 5.05(c) of Schedule 15. “Master Agreement” shall have the meaning set forth in the Recitals. “Modifications” shall have the meaning set forth in Section 6.05(c)(i). “Natural Extensions” shall have the meaning set forth in Section 6.05(f)(ii)(A). “New Hire Date” shall have the meaning set forth in Section 3.03(c)(v)(B) of Schedule 15. “New Hire Transferees” shall have the meaning set forth in Section 3.03(c)(i)(B) of Schedule 15. “New Repair” shall mean any and all (i) Repairs and (ii) derivations of or modifications or improvements to any Repairs, which, in each case, as of the Amendment Date, has not been introduced, developed, substantiated, manufactured or performed by either of GE Aerospace, on the one hand, or ADGTJV or the JV Partners, on the other hand. “New Spare Part” shall mean any and all Spare Parts (including those based upon, derived from, or that are an improvement or modification of, any Existing Spare Part) to the extent developed by or on behalf of ADGTJV or either JV Partner as part of any major engine system level design change to any LM Product engine (i.e., requiring a significant alteration to the current design or structure of the engine which results in a significant change in product functionality, including a complete replacement of an engine module or engine system (e.g., combustor, fuel system, or HPC) or a significant redesign of a substantial portion of the engine).

15 Confidential “Non-Advanced Components” shall mean any components of LM Products and Spare Parts that are not Advanced Components. “Non-breaching Party” shall have the meaning set forth in Section 4.02(d)(i). “Non-Lead Time PO” shall have the meaning set forth in Section 7.01(f)(i). “Non-Substantiated ADGTJV Repair” shall have the meaning set forth in Section 7.09(a)(D). “Non-Substantiated ADGTJV Spare Part” shall have the meaning set forth in Section 7.09(a)(D). “Notice of Material Breach” shall have the meaning set forth in Section 4.02(d)(i). “Notice of Termination” shall have the meaning set forth in Section 4.02(d)(iii). “Original STDA” shall have the meaning set forth in the Recitals. “Output” shall have the meaning set forth in Section 6.05(n)(i)(A). “Outside Warranty Period” shall have the meaning set forth in Section 8.03(a)(v)(A). “Party” / “Parties” shall have the meaning set forth in the Preamble. “PCB” shall have the meaning set forth in Section 3.02(a). “Person” shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or governmental or other entity. 7.01(b)(ii). “PO Modification Agreement” shall have the meaning set forth in Section “PO Modifications” shall have the meaning set forth in Section 7.01(b)(ii). “Policies” shall have the meaning set forth in Section 6.05(c)(i). “POMA” shall mean that certain Purchase Order Modification Agreement by and between BH and GE Aerospace dated as of July 31, 2019 (as amended, modified or supplemented from time to time in accordance with its terms), including as amended by that certain Amendment to Purchase Order Modification Agreement, dated as of April 30, 2020, and that certain Amendment Number 2, dated as of June 28, 2024. “POs” shall have the meaning set forth in Section 7.01(a). “Power Class” shall mean a range of power within which an aero-derivative engine is capable of providing power measured in megawatts at ISO conditions. For purposes of this

16 Confidential Agreement, there shall be five Power Classes defined by the following: (a) 0-19MW, (b) 20- 40MW, (c) 41-60MW, (d) 61-95MW and (e) 95+ MW. “Power Field of Use” shall mean customers operating primarily outside of the oil and gas industry and when the application is one or more of the following activities: (i) industrial power generation (i.e., metals, pulp and paper, and waste to energy), (ii) cogeneration (“Cogen”), (iii) combined heat and power (“CHP”), (iv) hybrid power generation, (v) combined cycle for utility/IPP and (vi) conventional (including, without limitation, simple cycle power plants) and nuclear power generation for utility/IPP including Cogen, CHP and biomass. “Product Cost” shall mean the following costs incurred in connection with LM Products, Spare Parts, or conducting Repair, including the manufacturing, assembling, testing, and repairing thereof: (a) direct labor costs (including salary and wages); (b) cost of materials used (including raw material, components, scrap, packaging materials, shipping and handling costs, freight-in charges, supplier charges, any applicable sales taxes or customs duties and brokers fees, and lot charges, including special process substantiation, vendor substantiation and manufacturing engineering support at supplier shops); (c) allocation of overhead (including indirect labor costs, supplies and materials, manufacturing engineering support, plant insurance, property taxes, and other like costs) and facilities and equipment expense (including rent, utilities, repairs and maintenance costs, equipment rental and leases, and depreciation expense); (d) sourcing and material procurement, storage, and other applicable activities, including quality control and quality assurance, performed directly in support of the applicable activity; (e) if applicable, costs for third party contract manufacturers or service providers; (f) fuel costs associated with engine tests; and (g) any royalties payable to a third party attributable to the applicable activity. “Products/Services Claims” shall have the meaning set forth in Section 8.01(b). “Products Warranty” shall have the meaning set forth in Section 8.03(a). “Products Warranty Period” shall have the meaning set forth in Section 8.03(a). “Quarter” shall mean each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31 of any calendar year. “Receiving Party” shall have the meaning set forth in Section 9.08(a).

17 Confidential “Regardless of Cause or Action” shall mean (to the maximum extent permitted by applicable Law), regardless of: cause, fault, default, negligence in any form or degree, foreseeability, strict or absolute liability, breach of duty (statutory or otherwise) of any person, including in each of the foregoing cases of the indemnified person, or any defect in any premises; for all of the above, whether pre-existing or not and whether the damages, liabilities, or claims of any kind result from contract, warranty, indemnity, tort/extra-contractual or strict liability, quasi contract, Law, or otherwise. “Repair Services” shall mean performance of Repairs. “Repair Services Price” shall have the meaning set forth in Section 7.03(b). “Repair Warranty” shall have the meaning set forth in Section 8.03(b)(i). “Repair Warranty Period” shall have the meaning set forth in Section 8.03(b)(i). “Repairs” shall mean repairs for Advanced Components and repairs for Non- Advanced Components. “Replacement Agreements” shall have the meaning set forth in Section 9.17(b)(ii). “Representatives” shall mean the applicable Party’s respective directors, officers, members, employees, representatives, agents, attorneys, consultants, contractors, accountants, financial advisors and other advisors. In the case of ADGTJV, it shall also include the JV Partners. “Residuals” shall have the meaning set forth in Section 6.05(n)(i)(A). “Restructuring” shall have the meaning set forth in the Recitals. “Rotable Exchange Program” shall have the meaning set forth in Section 7.01(f)(ii). “RSP Materials” shall mean products and services sourced from RSPs. “RSPs” shall mean revenue share participants that have entered into a revenue share participant program (which is a risk and revenue-sharing program), the terms of which are set forth in joint contractual arrangements between such participants and GE (or BH solely with respect to the BH Booster RSP), and pursuant to which such participants design, develop, manufacture, sell or support parts or component parts of the LM Products, Spare Parts and Services, and each of such participants, among other things, funds its share of effort on such program, assumes the corresponding risks and rewards, and receives compensation from sales of such LM Products, Spare Parts and Services based upon such participant’s share of such program. “Scheduled Delivery Date” shall have the meaning set forth in Section 7.01(c)(iii). “Security Incident” shall have the meaning set forth in Section 6.05(k). “Serial Defect” shall have the meaning set forth in Section 8.03(a)(v)(A).

18 Confidential “Services” shall mean, individually or collectively, the Repair Services and the Engineering Services. “Side Agreement” shall have the meaning set forth in the Recitals. “Significant Event” shall mean: (i) a field or fleet support issue with respect to a Spare Part driven by customer need or (ii) a persistent delay with respect to a Spare Part, which in each case under the foregoing (i) and (ii) has a significant and systemic or fleet-wide material adverse impact on the ability of ADGTJV to satisfy customer needs. “Signing Date” shall have the meaning set forth in the Recitals. “Site” shall mean the premises where LM Products and Spare Parts are used or Services are performed, not including GE Aerospace’s premises from which it performs Services. “Software” shall have the meaning set forth in Section 6.17(a). “Source Data” shall mean source code or other source materials. “SOW” shall have the meaning set forth in Section 6.01(b). “Spare Parts” shall mean an individual part or assembly of parts, including modules, of an LM Product, typically identified by a unique part number, which can be sold individually or in the aggregate, but without being installed on such engine. “Specific Exception” shall have the meaning set forth in Section 7.09(a)(F). “Specified Tool” shall have the meaning set forth in Section 6.05(c)(ii) of Schedule 15. “STDA Engines” shall have the meaning set forth in the POMA. “Strategic Suppliers” shall have the meaning set forth in Section 7.12. “Subsidiary” shall mean with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient, together with any contractual rights, to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person. “Substantiated ADGTJV Repair” shall have the meaning set forth in Section 7.09(a)(D). 7.09(a)(D). “Substantiated ADGTJV Spare Part” shall have the meaning set forth in Section “Supply Product Price” shall have the meaning set forth in Section 7.03(a). “Supply Program” shall have the meaning set forth in Section 2.02.

19 Confidential “Tax” shall mean any federal, state, provincial, local, foreign or other tax, import, duty or other governmental charge or assessment or escheat payments, or deficiencies thereof, including income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real and personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax and including all interest and penalties thereon and additions to tax. “Technology” shall mean, collectively, all technology, software, hardware, data, databases, models, designs, formulae, algorithms, procedures, methods, discoveries, processes, techniques, ideas, know-how, research and development, tools, materials, specifications, inventions (whether patentable or unpatentable and whether or not reduced to practice) apparatus, creations, improvements, works of authorship in any media, confidential, proprietary or non-public information, and other similar materials, and all recordings, graphs, drawings, specifications, reports, presentations, analyses, other writings and other tangible embodiments of the foregoing, in any form, whether or not specifically listed herein, and all related technology. “Technology Deliverables” shall mean all information and Technology whether pre-existing or generated as a result of this Agreement which has been or may be furnished or made available by GE Aerospace to ADGTJV, other than the Engineering Tools. “Technology Development Program Plan” shall mean a written agreement on a technology development program plan for any new product introduction or other Technology development in substantial conformance with the template set forth in Schedule 6. “Term” shall have the meaning set forth in Section 4.01. “Third Party Materials” shall have the meaning set forth in Section 6.05(e)(ii). “Third Party Repair/Parts Supplier” shall have the meaning set forth in Section 7.10(a). “Third Party Repair/Parts Supplier Conditions” shall have the meaning set forth in Section 7.10(a). “Threshold Percentage” shall have the meaning set forth in Section 1.01 of Schedule 15. “Tools Amendment” means (a) that certain Letter Agreement, dated as of November 17, 2022, between the Parties, as amended, modified or supplemented from time to time in accordance with its terms (included as amended by that certain Amendment to the Letter Agreement, dated as of December 15, 2023, between the Parties) and (b) that certain letter regarding the testing of the Engineering Licensed Tools, dated as of October 28, 2022, between the Parties. “Tools Term” shall have the meaning set forth in Section 6.05(a).

20 Confidential Schedule 15. “Tools Users” shall have the meaning set forth in Section 6.05(i)(iii). “Transaction Agreement” shall have the meaning set forth in the Recitals. “Transfer Date” shall have the meaning set forth in Section 3.03(c)(v)(A) of “Trigger Date” shall mean September 16, 2019. “Umbrella Agreement” shall have the meaning set forth in the Recitals. “Unplanned Customer Event” shall have the meaning set forth in Section 7.01(f)(i). “USM” shall have the meaning set forth in Section 7.01(f)(iii). “VDI” shall have the meaning set forth in Section 6.05(a). “Voucher Eligible Employee Transferees” shall have the meaning set forth in Section 3.03(c)(v)(D) of Schedule 15. ARTICLE 2 EFFECTIVENESS; PURPOSE AND SCOPE Section 2.01. Effectiveness. (a) Superseding Effect of this Agreement. The Parties hereby acknowledge and agree that (i) this Agreement amends, restates, supersedes and replaces both of the Original STDA and the ARSTDA in their entirety, and that the Original STDA and the ARSTDA shall have no further force or effect, as of the Amendment Date, and (ii) notwithstanding the foregoing or anything in this Agreement to the contrary, (A) the POMA, the Side Agreement and the Tools Amendment shall remain in full force and effect in accordance with the terms and conditions thereof and (B) in the event of a conflict between the terms and conditions of any of the POMA, either of the Side Agreement or the Tools Amendment, on the one hand, and this Agreement, on the other hand, the POMA, the Side Agreement or the Tools Amendment shall prevail, as applicable. To the extent there are any purchase orders that are binding and outstanding under the Original STDA or the ARSTDA as of the Amendment Date, then, subject to Section 7.03(a), such purchase orders shall be subject to the terms and conditions of this Agreement. (b) Agreement Effectiveness. Notwithstanding anything to the contrary contained in this Agreement or in the Master Agreement (but without limiting the effect of Section 2.01(a) above), and subject to Section 2.01(c) below, this Agreement and the obligations of each Party shall become effective on the Amendment Date. For the avoidance of doubt, the Parties acknowledge and agree that the Bridge STDA automatically expired on the Effective Date in accordance with its terms and conditions. (c) Earlier Effectiveness. Notwithstanding the effectiveness of this Agreement contemplated by Section 2.01(b), (i) this Section 2.01 (Effectiveness), Section 3.03(c)(iv) of

21 Confidential Schedule 15, Section 4.02(d) (Material Breach), Section 6.05 (Access to Engineering Tools), Section 6.10 (Further Assurances) and ARTICLE 9 (General Provisions) shall be effective as of the Signing Date, and (ii) Section 6.02(a) (GE Aerospace Background Intellectual Property) shall be effective as of December 1, 2018. (d) ADGTJV as Party to this Agreement. For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, except following any permitted assignment of this Agreement pursuant to Section 9.10, in no event shall either of BH, GE Vernova or ADGTJV have or be entitled to exercise any rights, licenses or remedies of ADGTJV under this Agreement prior to the Effective Date. Section 2.02. Purpose. The purpose of this Agreement is to set forth the terms and conditions governing: (a) the supply by GE Aerospace to ADGTJV of the LM Products and Spare Parts and the provision by GE Aerospace to ADGTJV of the Repair Services and Engineering Services, as ordered and fulfilled pursuant to POs issued in accordance with Section 7.01 (the “Supply Program”); (b) the Engineering Services and research and development programs that are unanimously agreed upon by the Parties in accordance with the terms and conditions of this Agreement, including those set forth in a written Technology Development Program Plan (the “Development Program”); and (c) the provision by GE Aerospace to ADGTJV and the JV Partners of certain Engineering Licensed Tools through a “Software as a Service” model (the “Engineering Tools Services”). Section 2.03. Supply Program. (a) Scope of LM Products and Spare Parts. Subject to the terms and conditions of this Agreement (including the exclusivity provisions set forth in ARTICLE 5), GE Aerospace shall sell and supply to ADGTJV, and ADGTJV shall purchase from GE Aerospace, LM Products, Spare Parts and Services, and as ordered and fulfilled pursuant to POs issued in accordance with Section 7.01. (b) Exclusions. Notwithstanding anything to the contrary in this Agreement, any new centerline new product introduction aero-derivative engine and any derivatives thereof shall not be supplied as part of the Supply Program under this Agreement and are not subject to any terms set forth in this Agreement other than Section 5.03 (including those related to supply, development, maintenance, repair or engineering services). The inclusion of such engine will be subject to the APCC’s approval and any terms for such inclusion shall be separately negotiated between the Alliance Parties in good faith and based on market considerations. (c) Limitations Regarding the LM9000 Product Line. The inclusion of the LM9000 Product Line in the Supply Program under this Agreement, and GE Aerospace’s obligations with respect to the Supply Program for the LM9000 Product Line, shall include providing and assembling the LM9000 Core, excluding the LM9000 Launch Customer Order, which is subject to the POMA. GE Aerospace’s obligations with respect to the Supply Program for the LM9000 Product Line shall otherwise not include any final assembly or testing responsibilities with respect to the LM9000 full engine.

22 Confidential Section 2.04. Development Program. (a) Scope. Subject to the terms and conditions of this Agreement, the Alliance Parties may engage in Development Programs, including pursuant to one or more Technology Development Program Plans, pursuant to Section 6.01. (b) Third Party Providers. GE Aerospace shall have the right, in its sole discretion, to designate or cause an Affiliate or third party provider to provide to ADGTJV any applicable Service(s), which shall be consistent with GE Aerospace’s current and ordinary course practices, subject to any such third party provider agreeing in writing to provide such Services in accordance with the applicable terms and conditions of this Agreement. For the avoidance of doubt, GE Aerospace will remain liable for the provision of Services by an Affiliate or such third party provider, in accordance with the terms of this Agreement. ARTICLE 3 PROGRAM MANAGEMENT; AERO-DERIVATIVE PRODUCT COMPETITIVENESS COMMITTEE Section 3.01. Program Management and Operations. (a) Alliance Managers. Promptly after the Effective Date, each Alliance Party shall appoint an experienced cross-functional senior business leader to act as an alliance manager (each, an “Alliance Manager”), who shall oversee the fulfillment of this Agreement and the alignment of Alliance Parties’ interests, and shall notify the other Alliance Party of its Alliance Manager. The Alliance Managers shall be the primary point of contact for the Alliance Parties regarding the collaboration activities contemplated by this Agreement and shall help facilitate all such activities hereunder. (b) Alliance Manager Responsibilities. The Alliance Managers shall have the following responsibilities: (i) To create and maintain a collaborative work environment between the Alliance Parties; (ii) To lead execution work assigned by the APCC to each Alliance Party and to serve as the single unifying element in the organization of each Alliance Party to ensure consistency and simplification as appropriate; (iii) To coordinate the various functional representatives developing and executing strategies and plans for GE Aerospace’s supply of the LM Products, Spare Parts and Services; (iv) To provide single-point leadership for generating consensus both internally within their respective Alliance Parties’ organizations and externally across party lines regarding key strategy and plan issues;

23 Confidential (v) To ensure the ability for rapid decision making regarding the execution of strategies and plans approved by the APCC to avoid the need for excessive APCC meetings and input; (vi) To identify and raise cross company, cross region or cross function disputes to the APCC; and (vii) To plan and coordinate efforts aimed at establishing and maintaining the functionality of GE Aerospace’s supply of the LM Products, Spare Parts and Services. Section 3.02. Committees. (a) Governance. The Alliance Parties have agreed to establish the following committees to assist in achieving the Alliance Parties’ goals: (i) an Aero-derivative Product Competitiveness Committee (“APCC”), the functions, composition, meeting requirements, decision-making authority and record keeping requirements for which are set forth in Section 3.02(b), (ii) Program Control Boards (each, a “PCB”), the functions, decision-making authority and record keeping requirements for which are set forth in Section 3.02(c), and (iii) a Governance Committee (“Governance Committee”), the functions, composition, meeting requirements, decision-making authority and record keeping requirements for which are set forth in Section 3.02(d). The Alliance Parties have agreed that the oversight and management structures provided by the APCC, the PCBs, and the Governance Committee as established by the Alliance Parties should facilitate quick decision-making and issue resolution. The Alliance Parties have also agreed that such oversight and management structure should facilitate maximum allowable collaboration between the Alliance Parties to achieve these goals and align the Alliance Parties interests, yet cause as little disruption as possible to the organizational structures of the Alliance Parties and their Affiliates. In addition, the Alliance Parties wish to establish an effective and efficient management coordination system so as to optimize the long term profitability of the LM Products, Spare Parts and Services. (b) APCC. (i) Function. The APCC shall have the following functions: (A) evaluate and review cost competitiveness concerns after taking into account total cost of ownership, durability, reliability, availability, output, efficiency, and other similar value differentiators and then negotiate to modify the pricing terms to improve alignment and cost competitiveness, which modifications may include (1) reducing budget costs, which if achieved would be immediately captured by ADGTJV through a reduction of price during the interim term, (2) rebalancing of the Margin Percentage rate across LM Products, Spare Parts and Services, (3) temporary price concessions or (4) other economic currency as agreed by the Alliance Parties; provided that ADGTJV or a JV Partner has provided the APCC with documentation to support such cost competitiveness concern that the LM Products, Spare Parts and Services costs are higher than the market rates of other similar manufacturers of aero-derivative engines of a

24 Confidential comparable quality and such rates have been consistently offered for at least one (1) year; (B) if requested by an Alliance Party, the APCC will provide information regarding the market dynamics and trends related to ADGTJV’s and the JV Partners’ commercial end market or the GE Aerospace supply chain environment related to LM Products; (C) monitor and guide the Development Programs each Contract Year with respect to the following Contract Year, including with respect to any associated funding plans defined by the PCBs; (D) review and make decisions regarding proposals for new Derivatives; (E) oversee the Cost Baseline management of the LM Products or Spare Parts in accordance with Section 7.03(d)(iii), including with respect to any updates to the Cost Baseline Engines pursuant to Schedule 17; (F) oversee termination of a LM Product Line upon production cessation in accordance with Section 4.03; (G) determine and oversee the end of life of any LM Product Line configuration; (H) approve each Technology Development Program Plan; (I) resolve any Disputes regarding ownership or licensing of Intellectual Property in accordance with the requirements of ARTICLE 6; (J) at the request of ADGTJV or a JV Partner to restart any LM Product Line that is terminated pursuant to Section 4.03, consider the associated business case by evaluating the cost and benefit of restarting such terminated LM Product Line and, if the APCC determines to resume such terminated LM Product Line, such LM Product Line will be reinstated in this Agreement subject to pricing and lead time changes, if any; (K) at the request of ADGTJV or a JV Partner if there is a substantial need to extend the support period under Section 4.03(c) for Spare Parts, Repair Services or Engineering Services, consider granting an extension of such period; 7.02(c); (L) review Lead Time reduction in accordance with Section (M) update the Controlled Supplier List periodically and consider, upon written request of the Alliance Parties or a JV Partner, making

25 Confidential exceptions to the Controlled Supplier List, provided that the APCC unanimously approves making such exceptions; (N) to the extent a Party requests, discuss any PO rejected by GE Aerospace in accordance with Section 7.01(b)(i); and (O) receive and review safety issue notifications from the Parties and field data reports provided by ADGTJV and each JV Partner. The APCC may delegate functions above that are handled by team members of the Alliance Parties. Any function to be so delegated shall be unanimously agreed upon by the APCC members and documented in accordance with the Section 3.02(b)(vi) record-keeping requirements. (ii) Composition. The APCC shall consist of a total of eight (8) members, and be composed of two (2) senior leaders (who shall be officers, directors or senior employees) appointed by each of GE Aerospace, ADGTJV and each JV Partner. Each Party shall identify in writing its designated APCC members within fifteen (15) Business Days of the Amendment Date. Each member of the APCC shall possess the competence, qualifications and experience necessary to perform the functions listed above. GE Aerospace, ADGTJV and each JV Partner shall jointly appoint a chairperson to serve as the leader of the APCC (the “APCC Chairperson”). Without limiting the generality of any of the foregoing, GE Aerospace, ADGTJV and each JV Partner shall have the right from time to time to substitute individuals, on a permanent or temporary basis for any of its previously designated members of the APCC, upon written notice to the other Parties. (iii) Meetings. Unless the APCC otherwise agrees, regular meetings of the APCC shall be held at least once every Quarter to establish goals, approve strategies and plans, review progress versus goals and to discuss issues. All meetings shall be held at such times and places as the APCC may determine. The APCC Chairperson shall be responsible for calling, scheduling and coordinating each Quarterly meeting. The APCC Chairperson shall be responsible for coordinating and distributing an agenda to the members of the APCC prior to meetings. The APCC Chairperson shall call a special meeting of the APCC upon request of any member by written or oral notice to the other members. Notice of the place, date and time of all meetings of the APCC shall be mailed to a member’s last officially communicated place of business at least ten (10) days before the meeting or given by electronic communication at least five (5) days before the meeting. Attendance at a meeting shall constitute waiver of notice. Any meeting may be held by telephone or teleconference so long as all members participating in the meeting can hear one another at the same time. Telephone or teleconference meetings shall be governed by the same rules as other meetings of the APCC except as to location. (iv) Quorum. A duly constituted quorum of the APCC for purposes of making any decision or taking any action required or permitted to be made or taken

26 Confidential pursuant to this Agreement shall be at least one (1) member from each of GE Aerospace, ADGTJV and each JV Partner present in person, via telephone or teleconference. Any member unable to attend in person may attend via telephone or teleconference and shall have all rights to participate fully and vote, provided that members of the APCC may not delegate their attendance responsibility. (v) Decision Making. The APCC shall review processes and reach decisions after taking into consideration each Alliance Party’s and the JV Partners’ interests, including in the areas of cost competitiveness, services footprint dynamics, growth opportunities and customer dynamics. Decisions shall be made on a business case-basis (A) after reviewing the necessary facts and risk assessments provided by the engineering and supply chain teams and (B) after taking into account input from the commercial teams regarding the end market for use in the business case. Any decision or action required or permitted to be made or taken by the APCC shall only be made or taken upon the unanimous agreement of all members of the APCC (it being understood that, for purposes of this Agreement, an APCC decision or action hereunder shall be deemed unanimous in the event there is agreement among at least one (1) member from each of GE Aerospace, ADGTJV and each JV Partner). If a unanimous agreement is not reached by the APCC regarding any matter assigned or escalated to it within the timelines prescribed in Section 9.07(b) from the date such matter is raised in the applicable APCC meeting, then, upon the request of any member of the APCC, such matter shall be escalated to the Governance Committee pursuant to the mechanisms in Section 9.07(b), which shall attempt, in accordance with the timeline prescribed in Section 9.07(b), to reach a unanimous agreement. Any decision or action that might be made or taken at any meeting of the APCC may be made or taken, in lieu of a meeting, by an instrument in writing executed by the members of the APCC. Such instruments may be executed in counterparts. (vi) Records. The APCC shall keep accurate minutes of all meetings to reflect any and all decisions or actions made or taken. The APCC Chairperson shall designate a member of the APCC or another person agreed by the APCC to prepare and circulate a draft of the minutes of each meeting. Drafts of such minutes shall be delivered to the members of the APCC within twenty (20) days after the meeting, and shall be edited and issued in final form as soon as practical after the meeting, with the approval and agreement of the members of the APCC, as evidenced by their (or their designee’s) signatures on the minutes. The APCC shall also keep such other records as it deems appropriate. (c) PCBs. There shall be a PCB formed for each LM Product Line (e.g., LM2500, LM6000, LMS100, and LM9000), and each such PCB shall also cover the relevant Derivatives and variants with respect to flange to flange and turbine integration decisions. (i) Function. Each PCB shall have the following functions: (A) Making decisions on design changes in the factory and the field and manage the configuration of the applicable LM Product Line;

27 Confidential (B) Monitoring business operations, considering technical and business risk; (C) Approving GE Aerospace control documents for installation design manuals, technical publications (See Schedule 7, Section I., paragraph 8.) and service bulletins (it being understood that ADGTJV shall have sole discretion to provide such service bulletins to its customers, including with respect to the timing of such provision); (D) Overseeing supply chain management and manufacturing programs management; (E) Managing allocation of approved funds and budgeting; (F) Oversee any cost-out projects pursuant to Section 7.03(d)(vi); (G) Approve content contributed by GE Aerospace required to construct Industrial Repair Manuals (IRMs) for LM Products; and (H) Approving any SOWs pursuant to Section 6.01(b). (ii) Composition. Each PCB shall consist of a minimum of four (4) members, and be composed of at least one (1) team member appointed by each of GE Aerospace, ADGTJV and each JV Partner. Each Party shall identify in writing its designated voting PCB member within fifteen (15) Business Days of the Amendment Date. Each member of each PCB shall possess the competence, qualifications and experience necessary to perform the functions listed above. Without limiting the generality of any of the foregoing, GE Aerospace, ADGTJV and each JV Partner shall have the right from time to time to substitute individuals, on a permanent or temporary basis for any of its previously designated members of each PCB, upon written notice to the other Parties. (iii) Meetings. A GE Aerospace appointed PCB chairperson will call and lead the meetings, however, any member of a PCB may request a meeting be held and any such requested meeting shall be held in accordance with the terms hereof. Any meeting may be held by telephone or teleconference so long as all members participating in the meeting can hear one another at the same time. (iv) Quorum. A duly constituted quorum of a PCB for purposes of making any decision or taking any action required or permitted to be made or taken pursuant to this Agreement shall be at least one (1) member from each of GE Aerospace, ADGTJV and each JV Partner present in person, via telephone or teleconference. Any member unable to attend in person may attend via telephone or teleconference and shall have all rights to participate fully and vote. Notwithstanding anything to the contrary herein, any member may waive attendance at any PCB meeting upon prior written notice to the other members (it being understood that such waiver shall also act as a waiver of such member’s right

28 Confidential to participate in decision-making at such meeting and the provisions of Section 3.02(c)(v) shall be read to exclude such member). The PCB agenda will be circulated prior to the meeting by the PCB chairperson. Each voting member shall confirm its participation and attendance, commit to sending a delegate, or waive in writing its voting right on the PCB agenda topics covered at that PCB meeting. (v) Decision Making. In the event that a PCB cannot reach unanimous agreement for Section 3.02(c)(i)(A) through 3.02(c)(i)(D) in accordance with the terms and conditions hereof, GE Aerospace has and retains final decision authority for such Section 3.02(c)(i)(A) through 3.02(c)(i)(D). Any other decision or action required or permitted to be made or taken by a PCB shall only be made or taken upon the unanimous agreement of all voting members of such PCB. If a PCB does not unanimously agree with respect to any matter (other than those that GE Aerospace has final decision authority pursuant to the foregoing) within fifteen (15) days from the date such matter is raised in the applicable PCB meeting, then, upon the request of any voting member of the APCC, such matter shall be escalated to the APCC, which will attempt to reach a unanimous agreement in accordance with the terms hereof. Any decision or action that might be made or taken at any meeting of a PCB may be made or taken, in lieu of a meeting, by an instrument in writing executed by the members of the PCB. Such instruments may be executed in counterparts. (vi) Records. Each PCB shall keep accurate minutes of all meetings to reflect any and all decisions or actions made or taken. A member of each PCB shall prepare and circulate a draft of the minutes of each meeting. Drafts of such minutes shall be delivered to the members of such PCB within twenty (20) days after the meeting, and shall be edited and issued in final form as soon as practical after the meeting, with the approval and agreement of the members of such PCB, as evidenced by their (or their designee’s) signatures on the minutes. Each PCB shall also keep such other records as it deems appropriate. (d) Governance Committee. (i) Function. The effectiveness of the Governance Committee is critical to the health and success of this Agreement and shall have the following functions: (A) Responsibility for establishing the vision, mission, and strategic goals to be accomplished under this Agreement, including maintaining a multi-generational program plan or roadmap to enable significant decisions regarding the direction of the Parties; (B) Oversee the performance of the Alliance Managers, APCC and PCBs to ensure that the Parties’ and this Agreement’s strategic objectives are being met, including by selecting, evaluating, and, if necessary requiring the replacement of Alliance Managers or APCC members;

29 Confidential (C) Regularly assess each Party’s performance under this Agreement, including (x) the establishment of monthly and Quarterly operating reviews to monitor the performance of key performance indicators and risks (financial, operational, reputational, or otherwise) impacting the Alliance Parties (including as set forth in Schedule 20 with respect to establishing a KPI for Spare Parts), (y) review and approval of the calculation of the Annual Incentive (including determining whether any relevant KPIs were achieved) pursuant to Section 7.05 and (z) determining any additions or modifications to such KPIs (including the milestones under any SOW as contemplated by Section 6.01) and any additions to the Incentive Engines; (D) Communicate with each Party’s respective stakeholders and leadership to ensure their interests are considered in strategic decisions and provide reports or updates on the performance; and (E) Resolve, where possible and when presented, issues or working level disputes escalated to the Governance Committee. (ii) Composition. The Governance Committee shall consist of a total of six (6) members, and be composed of two (2) senior leaders (each of whom shall be responsible for the success of this Agreement and shall be more senior than their counterparts on the APCC, e.g., Vice Presidents, Officers, or General Managers) appointed by each of GE Aerospace and each JV Partner. Each Party shall identify in writing its designated Governance Committee members within fifteen (15) Business Days of the Amendment Date. Each member of the Governance Committee shall possess the competence, qualifications and experience necessary to perform the functions listed above. Without limiting the generality of any of the foregoing, GE Aerospace and each JV Partner shall have the right from time to time to substitute individuals, on a permanent or temporary basis for any of its previously designated members of the Governance Committee, upon written notice to the other Parties. (iii) Meetings. The Governance Committee will meet Quarterly, but will attend (or designate a proxy to attend) the monthly operating reviews. All meetings shall be held at such times and places as the Governance Committee may determine. Special meetings of the Governance Committee may be called by any two (2) Governance Committee representatives. Notice of the place, date and time of each meeting of the Governance Committee shall be given to each representative with at least ten (10) Business Days advance written notice. An agenda shall be prepared and circulated prior to each such meeting. In the event that any member(s) of the Governance Committee determines that it does not have the authority of its Party necessary to make a decision on any item on any such agenda, such member(s) shall use best efforts to promptly obtain such authority in accordance with its company’s senior management approval processes. (iv) Quorum. A duly constituted quorum of the Governance Committee for purposes of making any decision or taking any action required or permitted to

30 Confidential be made or taken pursuant to this Agreement shall be at least one (1) member from each of GE Aerospace and each JV Partner present in person. Any member unable to attend in person may attend via telephone or teleconference and shall have all rights to participate fully and vote, provided that members of the Governance Committee may not delegate their attendance responsibility. (v) Decision Making. Any decision or action required or permitted to be made or taken by the Governance Committee shall only be made or taken upon the unanimous agreement of all members of the Governance Committee (it being understood that, for purposes of this Agreement, a Governance Committee decision or action hereunder shall be deemed unanimous in the event there is agreement among at least one (1) member from each of GE Aerospace and each JV Partner). Any decision or action may be taken without a formal meeting if a consent in writing, setting forth the action to be taken, is signed by all of the Governance Committee representatives. If a unanimous agreement is not reached by the Governance Committee regarding any matter assigned or escalated to it within the timelines prescribed in Section 9.07(b) from the date such matter is raised in the applicable Governance Committee meeting, then, upon the request of any member of the Governance Committee, such matter shall be escalated pursuant to the mechanisms in Section 9.07(b) (it being understood that, notwithstanding anything the foregoing or anything to the contrary herein, during the pendency of the resolution of any dispute or matter under this Section 3.02, the Parties shall use commercially reasonable efforts to minimize any disruption to the other Parties’ businesses and operations under this Agreement). (vi) Records. The Governance Committee shall keep accurate minutes of all meetings to reflect any and all decisions or actions made or taken. The Governance Committee shall designate a member of the Governance Committee or another person agreed by the Governance Committee to prepare and circulate a draft of the minutes of each meeting. Drafts of such minutes shall be delivered to the members of the Governance Committee within twenty (20) days after the meeting, and shall be edited and issued in final form as soon as practical after the meeting, with the approval and agreement of the members of the Governance Committee, as evidenced by their (or their designee’s) signatures on the minutes. The Governance Committee shall also keep such other records as it deems appropriate. Section 3.03. Agreement Implementation. (a) Administrative and Management Organization and Costs. The Parties agree to the rights and obligations set forth in Section 3.03(c) of Schedule 15. ARTICLE 4 TERM AND TERMINATION Section 4.01. Term. The term of this Agreement shall commence on the

31 Confidential Amendment Date and shall continue thereafter until terminated in accordance with Section 4.02 or Section 4.03 (the “Term”). Section 4.02. Termination Events. (a) Mutual Agreement. This Agreement may be terminated upon the mutual written agreement of the Alliance Parties. (b) Bankruptcy; Insolvency. Subject to and without limiting Section 4.02(e), any Party may terminate this Agreement immediately by written notice to the other Parties upon the occurrence of any of the following events: (i) another Party is or becomes insolvent or unable to pay its debts as they become due within the meaning of the United States Bankruptcy Code (or any successor statute) or any analogous foreign statute; (ii) another Party appoints or has appointed a receiver for all or substantially all of its assets, or makes an assignment for the benefit of its creditors; (iii) another Party files a voluntary petition under the United States Bankruptcy Code (or any successor statute) or any analogous foreign statute; or (iv) another Party has filed against it an involuntary petition under the United States Bankruptcy Code (or any successor statute) or any analogous foreign statute, and such petition is not dismissed within ninety (90) days. (c) Liquidation or Dissolution of ADGTJV. This Agreement shall automatically terminate upon the liquidation or dissolution of ADGTJV or upon ADGTJV ceasing to conduct its business or operations. (d) Material Breach. (i) Subject to and without limiting Section 4.02(f), in the event of a material breach by a Party (the “Breaching Party”), any other Party (a “Non- breaching Party”) shall provide written notice to the Breaching Party as soon as reasonably practicable after the Non-breaching Party becomes aware of the occurrence of such material breach, which notice shall contain a description of such material breach in reasonable detail (a “Notice of Material Breach”). The failure or delay of a Non-breaching Party in delivery of a Notice of Material Breach shall not be deemed a waiver of any rights of such Non-breaching Party unless and to the extent such failure or delay materially and adversely affects the Breaching Party’s ability to cure such material breach. (ii) The Breaching Party shall have the automatic right during the ninety (90) day period following receipt of a Notice of Material Breach to cure such material breach (the “Initial Cure Period”). Any efforts by the Breaching Party to cure shall not be deemed an admission that the Breaching Party has committed a material breach. If the Breaching Party has promptly and diligently taken reasonable steps to cure but such cure has not been completed within the Initial Cure Period, then the period to cure shall be extended for a commercially reasonable time not to exceed a further thirty (30) days to enable such cure to be completed (the “Extended Cure Period”), provided that, the cure period shall not be extended if, notwithstanding all reasonable efforts, such cure could not be effected within the Extended Cure Period. (iii) If the Breaching Party disputes that a material breach has occurred, or if a cure is not possible within the Initial Cure Period (or, if applicable, the

32 Confidential Extended Cure Period), then senior management representatives of the Parties shall meet, no later than fifteen (15) days following delivery of written notice from one Party to the other Parties requesting such meeting, to attempt to resolve such Dispute. The Parties agree to use all reasonable efforts to fully resolve the Dispute and to find a cure within the Initial Cure Period (or, if applicable, the Extended Cure Period). The Parties may extend the duration of such dispute resolution proceedings for such period of time as may be mutually agreed in writing. If the Parties have not resolved such Dispute by the end of thirty (30) days following the written notice requesting a dispute resolution meeting of senior management, then a Non-breaching Party may terminate this Agreement by delivering written notice to such effect to the Breaching Party (the “Notice of Termination”), but the Breaching Party shall be entitled to commence a Dispute under the applicable dispute resolution clause herein to determine if a material breach has occurred. Termination shall be without prejudice to any other rights or remedies to which any Party may be entitled under this Agreement or applicable Law. (iv) If the termination is due to GE Aerospace’s material breach, if so specified by ADGTJV, upon a Notice of Termination of this Agreement, GE Aerospace shall promptly stop work under any POs outstanding as of such notice date as directed in the notice. (v) If the termination is due to ADGTJV’s material breach, GE Aerospace shall have the right to promptly stop work under any POs outstanding as of such notice date and ADGTJV shall not place further subcontracts/orders in respect of any such outstanding POs. (vi) This Agreement may not be terminated for any reason other than as expressly set forth in this Section 4.02. (e) Certain Limitations on Termination for Material Breach. Notwithstanding anything to the contrary in this Agreement, GE Aerospace shall have no right to terminate this Agreement or GE Aerospace’s exclusive supplying commitment (i) with respect to the BH Field of Use hereunder (including, for the avoidance of doubt, ARTICLE 5 and ARTICLE 6 hereof) as a result of any material breach by or directly or indirectly caused by GE Vernova and (ii) with respect to the Power Field of Use hereunder (including, for the avoidance of doubt, ARTICLE 5 and ARTICLE 6 hereof) as a result of any material breach by or directly or indirectly caused by BH. (f) Breaches of POs. For the avoidance of doubt, the breach of a PO shall not automatically constitute a breach of this Agreement, provided that such breach may still give rise to other relief. However, GE Aerospace may terminate this Agreement upon notice to ADGTJV: (i) for material and chronic breaches of the POs by ADGTJV that ADGTJV has not cured within one hundred eighty (180) days following written notice of default from GE Aerospace, or (ii) default by ADGTJV of its payment obligations under any PO or POs, for amounts not subject to a good faith dispute, individually or in the aggregate, in excess of fifty million U.S. Dollars ($50,000,000). Section 4.03. LM Product Line Termination Upon Production Cessation. (a) Subject to Section 4.03(b) and Section 4.03(c) and without prejudice to any

33 Confidential other clauses in this Agreement, GE Aerospace shall have no obligation to provide engines of an LM Product Line if (a) any LM Product Line has not been ordered for a period of twelve (12) consecutive months (the end of such period, an “End of Production Date”), (b) GE Aerospace sends ADGTJV a request to terminate engine production on such LM Product Line, and (c) ADGTJV consents in writing to such termination, provided that ADGTJV shall reasonably and promptly consider GE Aerospace’s request. (b) If ADGTJV wishes to restart an LM Product Line terminated in accordance with the above, it may make a request of the APCC as set forth in Section 3.02(b)(i)(L). Should GE Aerospace restart the LM Product Line previously ceased, all rights and obligations under this Agreement shall be reinstated. (c) For any LM Product Line terminated in accordance with the above, GE Aerospace shall continue to support and fulfill POs for Spare Parts, Repairs and Engineering Services issued by ADGTJV in accordance with this Agreement for a period of twenty-five (25) years following the relevant End of Production Date. If ADGTJV has a substantial need to extend such period for Spare Parts, Repairs or Engineering Services, the APCC may grant an extension of such period in accordance with Section 3.02(b)(i)(M). Section 4.04. Effects of Expiration or Termination. (a) Tooling Purchase Option Upon Termination. Following any termination of this Agreement (other than termination by GE Aerospace pursuant to Section 4.02(c) or Section 4.02(d) for material breach by ADGTJV): (i) Unless the tooling is part of or considered a permanent fixture of GE Aerospace, or as otherwise agreed upon in writing by the Parties, GE Aerospace hereby irrevocably assigns, conveys, delivers and transfers to ADGTJV, at no cost to ADGTJV, all of GE Aerospace’s and its Affiliates’ right, title and interest in and to any and all tooling assets that GE Aerospace owns as of such termination that were funded or otherwise paid for by ADGTJV or either of the JV Partners, and GE Aerospace shall promptly deliver such tooling assets in GE Aerospace’s possession or control to ADGTJV at a location determined by ADGTJV; and, with respect to any other tooling assets that GE Aerospace owns, GE Aerospace shall notify ADGTJV in writing if GE Aerospace intends to sell any such tooling assets that are associated with assembly or testing of the LM Product Lines outside of the sale of the associated GE Aerospace business. ADGTJV shall then have the first right, exercisable by written notice to GE Aerospace within sixty (60) days following receipt of GE Aerospace’s notice, to negotiate for the purchase of such tooling assets. If ADGTJV exercises such right to purchase such tooling assets, the Alliance Parties shall negotiate in good faith for a period of one hundred twenty (120) days with respect to the price and other terms applicable to the sale. If the Alliance Parties are unable to enter into a written agreement covering the purchase of such tooling assets by the end of such negotiation period, then GE Aerospace may thereafter pursue a sale of such tooling assets to any third party. ADGTJV may assign the foregoing right to one of the JV Partners prior to a liquidation or dissolution of ADGTJV. (b) Other Effects of Expiration or Termination.

34 Confidential (i) Except as set forth in Section 4.05, expiration or termination of this Agreement shall terminate any and all rights and obligations hereunder; provided that the expiration or earlier termination of this Agreement shall not relieve any Party of any of its rights or liabilities arising prior to or upon such expiration or earlier termination or for POs under execution. (ii) The acceptance of any PO from, or the sale or provision of any LM Products, Spare Parts or Services to, ADGTJV after the expiration or termination of this Agreement shall not be construed as a renewal or extension hereof, nor as a waiver of termination, but in the absence of a written agreement signed by one of the authorized representatives of GE Aerospace herein, all such transactions shall be governed by provisions identical to the provisions of this Agreement. (iii) Except as set forth in Section 4.05, each Party shall promptly, and no later than within thirty (30) days after the expiration or termination of this Agreement, return all Confidential Information of the other applicable Parties or their Affiliates that is in such Party’s or its Affiliates’ possession and control, subject to any rights such Party and its Affiliates may rightfully possess to the same hereunder. Section 4.05. Survival. On any expiration or termination of this Agreement, the following provisions shall survive in full force and effect: ARTICLE 1 (Definitions); Section 4.04 (Effects of Expiration or Termination); this Section 4.05 (Survival); Section 6.02 (Background IP) with respect to the provisions set forth in such section that expressly survive; Section 6.03 (Foreground IP); Section 6.04(f) (Technology Deliverables); Section 6.05(j) (Access to Engineering Tools – Security and Audit Rights); Section 6.05(n) (Access to Engineering Tools – Residual Uses); Section 6.06 (Third Party Licenses); Section 6.07 (Section 365(n) of the Bankruptcy Code); Section 6.09 (Reservation of Rights); Section 6.10 (Further Assurances); Section 6.13 (Prosecution and Maintenance); Section 6.14 (Third Party Infringements, Misappropriations and Violations); Section 6.17 (Embedded Software License); Section 7.02(a) (Terms and Conditions of Purchase); Section 7.03(d)(iii) (LM Products and Spare Parts Excluded from the Cost Baseline); Section 7.05 (Annual Incentive); ARTICLE 8 (Allocation of Liability); and ARTICLE 9 (General Provisions). Expiration or termination of this Agreement shall not affect any rights or liabilities which have accrued prior to expiration or termination. In addition, any payment obligations that have accrued under this Agreement at the time of such expiration or termination shall remain in full force and effect until they are satisfied in full. ARTICLE 5 EXCLUSIVITY Section 5.01. ADGTJV Exclusive Purchasing Commitment. Except as otherwise stated in this Agreement, during the Term and subject to Section 5.04, ADGTJV, directly or through its Affiliates, shall purchase from or through GE Aerospace, as its sole supplier, one hundred percent (100%) of their requirements for Exclusive Products/Services for the JV Field of Use. Subject to the exceptions referenced above, ADGTJV and the JV Partners expressly covenant and agree on behalf of themselves and their respective Affiliates that, during the Term, they (i) will not obtain Exclusive Products/Services from any source other than GE Aerospace and

35 Confidential (ii) will not provide Exclusive Products/Services other than for the JV Field of Use, except GE Vernova is permitted to sell aeroderivative products and services (i) for power barge applications, and (ii) to existing customers for aftermarket products and services to support the equipment listed in Schedule 18 which would otherwise fall under the Marine Field of Use. For the avoidance of doubt, this exception does not apply to new opportunities or sales campaigns, except for power barges, but the exception is provided solely to allow GE Vernova to continue supporting the LM Products it already sold in the Marine Field of Use prior to the Signing Date and to sell new equipment for power barges that do not use an engine for propulsion of the vessel. Section 5.02. GE Aerospace Exclusive Supplying Commitment. During the Term and subject to Section 5.05, GE Aerospace, and its Affiliates acting on its behalf, shall sell to ADGTJV the Exclusive Products/Services ordered by ADGTJV under and pursuant to the terms of this Agreement as GE Aerospace’s sole third party customer for the Exclusive Products/Services for the JV Field of Use. For the avoidance of doubt, Engineering Services, other than those captured in the definition of Exclusive Products/Services, that are provided by GE Aerospace to ADGTJV and covered by the terms of this Agreement shall be provided on a non-exclusive basis (and shall also be subject to the terms of the exclusive license grants in ARTICLE 6). Section 5.03. Rights Regarding New Engines. (a) If any Party or any of its Affiliates intends to (i) develop a new engine (including derivatives) for the BH Field of Use or the Power Field of Use that neither GE Aerospace nor either of the JV Partners makes as of the Effective Date in a particular Power Class, or (ii) procure a competing engine for the BH Field of Use or the Power Field of Use in a particular Power Class, whether independently or with or through a third party, then GE Aerospace or ADGTJV (on behalf of such JV Partner), as applicable, shall first provide the APCC with notice of such intention for discussion in good faith to determine if ADGTJV, or either of the JV Partners, can reach agreement with GE Aerospace in a reasonable timeframe on terms (including funding) on which they, jointly or collectively, would pursue such new engine opportunity as set forth in Section 5.03(b)(i) and Section 5.03(b)(ii) below. (b) If GE Aerospace and ADGTJV or a JV Partner do not execute a written agreement covering the applicable new engine opportunity within six (6) months of such notice, then the Party seeking to pursue such new engine opportunity can pursue such new engine opportunity independently of the other Parties, if and only if: (i) In the case where GE Aerospace is the Party pursuing the new engine opportunity, (A) such new engine opportunity would require more than seventy-five million U.S. Dollars ($75,000,000) in total development and procurement costs, and (B) at least sixty percent (60%) of the total product cost (based on the estimated cost of the fiftieth (50th) production unit) of the new engine is attributable to engine parts not present in any LM Product Line as of the date of such notice. Under such circumstances, such new engine opportunity would thereafter be deemed outside the scope of this Agreement such that this Agreement would not apply to such new engine opportunity except for Intellectual Property addressed in a Technology Development Program Plan under ARTICLE 6. (ii) In the case where ADGTJV or a JV Partner is the Party pursuing the new engine opportunity, such new engine opportunity would require more than fifty

36 Confidential million U.S. Dollars ($50,000,000) in total development and procurement costs, or ADGTJV or the JV Partners procure a competing engine for use in the JV Field of Use. Under such circumstances, any sales of such new engine would contribute to the denominator of the applicable Engine Unit Proportion for BH Field of Use or Engine Unit Proportion for Power Field of Use. Section 5.04. Termination of ADGTJV Exclusive Purchasing Commitment. Without prejudice to any other rights or remedies to which ADGTJV may be entitled under this Agreement or applicable Law, including the right to seek damages, specific performance and injunctive relief in accordance with this Agreement, upon written notice to GE Aerospace, ADGTJV shall no longer be bound by Section 5.01 for a particular Power Class (but not any other Power Class) if: (a) GE Aerospace materially and chronically defaults on delivery obligations for the Exclusive Products/Services in such Power Class and is not able within one hundred eighty (180) days to develop a plan to cure following written notice of default from ADGTJV; or (b) GE Aerospace materially breaches its supply commitment under Section 5.02. Section 5.05. Termination of GE Aerospace Exclusive Supply Commitment. Upon written notice to ADGTJV, GE Aerospace shall no longer be bound by its exclusive supply obligations under Section 5.02 for the specific Power Class and relevant BH Field of Use or Power Field of Use if any one of the following occurs, as follows: (a) As set forth in Section 5.05(a) of Schedule 15: (b) As set forth in Section 5.05(b) of Schedule 15: (c) As set forth in Section 5.05(c) of Schedule 15. (d) For the JV Field of Use and all Power Classes, ADGTJV materially breaches its purchasing commitment under Section 5.01. (e) As set forth in Section 5.05(e) of Schedule 15. (f) As set forth in Section 5.05(f) of Schedule 15. Section 5.06. Change of Control of ADGTJV. (a) If one of the JV Partners acquires (directly or indirectly) any or all of the other JV Partner’s interests in ADGTJV, (i) ADGTJV would retain exclusivity in the remaining JV Partner’s Exclusive Field of Use, and (ii) the exclusive supply obligations under Section 5.02 and exclusive licenses granted under ARTICLE 6 would become non-exclusive for sales into the selling JV Partner’s Exclusive Field of Use (i.e., both GE Aerospace and the remaining JV Partner could sell into the exiting JV Partner’s Exclusive Field of Use). (b) If a GEA Competitor acquires (whether directly from ADGTJV or from one or more of the JV Partners) more than twenty percent (20%) of ADGTJV, GE Aerospace may elect to terminate the exclusive supply obligations under Section 5.02 and, if GE Aerospace so elects,

37 Confidential then the exclusive licenses granted under ARTICLE 6 shall become non-exclusive for all Exclusive Fields of Use (i.e., both GE Aerospace and the remaining JV Partner would be entitled to sell into the exiting JV Partner’s Exclusive Field of Use). (c) Upon the occurrence of a Change in Control of one of the JV Partners, (i) ADGTJV would retain exclusivity in the Exclusive Field of Use of the unaffected JV Partner, and (ii) GE Aerospace may elect to terminate the exclusive supply obligations under Section 5.02 and, if GE Aerospace so elects, then the exclusive licenses granted under ARTICLE 6 shall become non-exclusive in the Exclusive Field of Use of the JV Partner that has had such Change in Control (i.e., both GE Aerospace and the remaining JV Partner would be entitled to sell into the exiting JV Partner’s Exclusive Field of Use). For the avoidance of doubt, a Change in Control shall not affect or otherwise terminate the exclusive purchase commitment of ADGTJV. Unless otherwise set forth in this Agreement, all other terms of this Agreement shall continue to apply. ARTICLE 6 DEVELOPMENT PROGRAMS AND INTELLECTUAL PROPERTY Section 6.01. Development Programs. (a) Legacy NPIs. The Parties agree that Schedule 10 sets forth: (i) the Technology Development Program Plans for the Legacy NPIs and NTIs; (ii) the designation of BH Foreground IP, GE Vernova Foreground IP, GE Aerospace Foreground IP and Joint Foreground IP for Legacy NPIs and NTIs; and (iii) the Technology Deliverables for each such Legacy NPIs and NTIs. (b) Development Programs. (i) Each Contract Year, and no later than August 15th of the Contract Year, ADGTJV and the JV Partners may provide GE Aerospace with a written list and description of proposed Development Programs to potentially be conducted during the next Contract Year. With respect to each such program, GE Aerospace will provide a response with (i) the anticipated cost of such Development Program, (ii) the anticipated timeline of such Development Program, and (iii) the anticipated milestones of such Development Program. ADGTJV and the JV Partners shall review and evaluate the information provided by GE Aerospace and determine which Development Program(s) (if any) that the ADGTJV and the JV Partners desire to proceed with during the next Contract Year. For the selected Development Program(s), the applicable PCB will agree on a statement of work (“SOW”) for each such Development Program to be conducted during the next Contract Year. Each SOW shall contain the (i) the estimated cost split by Quarter of such program, (ii) the estimated timeline of such program, and (iii) the SOW milestones for such

38 Confidential program, in each case of the foregoing clauses (i) through (iii), as unanimously agreed by the applicable PCB in writing. Subject to the terms and conditions of this Agreement, each SOW is subject to GE Aerospace’s standard engineering practices and procedures, including a defined tollgate process which may result in the replanning of a SOW’s spend profile, timeline, and/or milestones during the Development Program. Notwithstanding the foregoing, the milestones unanimously agreed by the applicable PCB in writing in each SOW shall be used to determine whether any milestone was achieved for purposes of determining any Annual Incentive payable to GE Aerospace hereunder; provided, that, if GE Aerospace requests any modifications to such milestones for purposes of the Annual Incentive calculation, such modifications must be reviewed and approved by the Governance Committee. The Governance Committee will assess the recommendation and decide how the milestone modification will be treated for Annual Incentive calculation purposes. (ii) Without limiting the generality of any of the foregoing, if at any time either of the Alliance Parties anticipate that the labor costs to ADGTJV of any Engineering Services project not already covered by a Technology Development Program Plan will exceed five million U.S. Dollars ($5,000,000), notice shall be provided to the other Alliance Party and the Alliance Parties shall execute a Technology Development Program Plan that addresses ownership and license rights of Foreground IP for that project, which may deviate from the allocation of rights pursuant to Section 6.03(a)(ii). If any Engineering Services have already commenced, such Engineering Services shall stop when such limit is reached unless and until such Technology Development Program Plan is executed, unless continuation of the work is otherwise authorized in writing by the Alliance Managers. GE Aerospace will provide reasonable advance notice of anticipated work stoppage. GE Aerospace shall not have any liability or obligations under this Agreement resulting from such a work stoppage, including in connection with the Supply Program relating to such Engineering Services (including pursuant to Section 7.02(b)), until such Technology Development Program Plan is executed by the Alliance Parties. Either Alliance Party may also demand a Technology Development Program Plan to be executed for projects under five million U.S. Dollars ($5,000,000), in which case, the foregoing provisions of this Section 6.01(b) shall apply to the applicable project. The applicable PCB will agree on a SOW for any Development Program subject to a Technology Development Program Plan and for any other Engineering Services or Development Programs provided or conducted under this Agreement. (c) Records and Reports. Each Party shall maintain records in sufficient detail to enable one skilled in the art to understand the nature of the work and properly reflect all work done and results achieved in the performance of a Development Program (including all data in the form usually maintained by such Party). Upon reasonable request of one Party and in compliance with this Agreement, the other Parties shall provide a copy of such records to the extent reasonably necessary to demonstrate its performance of its obligations under this Agreement; provided that each Party shall maintain Confidential Information of the other Party contained in such records in confidence in accordance with the protection of Confidential Information as set forth in Section 9.08 and shall not use such records or Confidential Information except to the extent permitted by this Agreement. Without limiting the generality of any of the foregoing, GE Aerospace’s performance with respect to each Development Program, including achievement of milestones, will be reported and reviewed on a monthly (or more frequent cadence as may be agreed by the Parties) basis and GE Aerospace shall provide ADGTJV and the JV Partners with

39 Confidential written, reasonably detailed monthly (or more frequent cadence as may be agreed by the Parties) reports providing the current status of, and progress under, each Development Program, including with respect to the achievement of any milestones thereunder. Upon any reasonable request of ADGTJV or any JV Partner, GE Aerospace shall provide further information regarding its Development Program performance. (d) Order of Precedence. In the event of a conflict between the rules for allocating ownership or licensing of Foreground IP, the following order of precedence shall prevail: (i) a Technology Development Program Plan; and (ii) the terms of this Agreement. Section 6.02. Background IP (a) GE Aerospace Background Intellectual Property. (i) Ownership. As between the Parties, GE Aerospace shall own and control all GE Aerospace Background IP. (ii) License of GE Aerospace Background IP to ADGTJV and the JV Partners. (A) Subject to the terms and conditions of this Agreement and as part of the consideration of this Agreement (with no other payment due), GE Aerospace hereby grants to ADGTJV and the JV Partners a perpetual, irrevocable, worldwide, sublicensable (solely in accordance with Section 6.02(a)(ii)(D)) right and license under the GE Aerospace Background IP solely as necessary for ADGTJV and the JV Partners to (x) sell, package and maintain, and provide services (other than repair services) for, LM Products and Spare Parts sold by GE Aerospace to ADGTJV and the JV Partners, respectively, hereunder and using GE Aerospace Background IP and (y) develop, sell and perform Licensed Authorized Repairs and develop, manufacture and sell Licensed Authorized Spare Parts for such LM Products to the extent ADGTJV or such JV Partner is authorized to do the same in accordance with Section 7.09 and Section 7.10. (B) Such license shall be effective as of December 1, 2018 and shall be exclusive in the JV Field of Use on and after such date for the duration and extent of ADGTJV’s exclusivity under ARTICLE 5, except as follows: (1) if ADGTJV’s purchase commitment obligations pursuant to ARTICLE 5 expire with respect to a specific Power Class, then the license rights granted pursuant to this Section 6.02(a) shall thereafter become non-exclusive with respect to such Power Class; and (2) where GE Aerospace is permitted to pursue a new engine opportunity pursuant to Section 5.03(b)(i), then the license rights granted pursuant to this Section 6.02(a) that cover such new engine and

40 Confidential associated components thereof shall thereafter become non-exclusive. For the avoidance of doubt, from December 1, 2018 until the Effective Date, such license shall be solely in the BH Field of Use as to BH and solely in the Power Field of Use as to GE Vernova (and shall not be effective as to ADGTJV). (C) Following expiration or termination of this entire Agreement, the license rights granted pursuant to this Section 6.02(a) shall survive as to products already sold during the Term, but shall otherwise cease such that GE Aerospace will be free to exploit GE Aerospace Background IP in any and all Power Classes and fields of use. (D) ADGTJV and the JV Partners shall also have the right to sublicense the foregoing license rights to third party vendors, solely as strictly necessary to have-made packaging products and for installation and maintenance (with it being understood that maintenance hereunder does not include repair) services and, in the case of Licensed Authorized Spare Parts and Licensed Authorized Repairs, to the extent ADGTJV is permitted to use third party vendors for such Licensed Authorized Spare Parts and Licensed Authorized Repairs under Section 7.09 and Section 7.10, and in each case solely in accordance with the scope of the license grant from GE Aerospace pursuant to this Section 6.02(a), and subject to the purchase commitment obligations in ARTICLE 5; provided that, ADGTJV and each of the JV Partners shall remain liable (jointly and severally) to GE Aerospace for any breach of the license conditions by such third party vendors. Notwithstanding the foregoing, if such liability is solely attributable to one of the JV Partners or its third party vendors, then such JV Partner shall be solely liable. (E) Notwithstanding any of the foregoing license grants, GE Aerospace shall retain the right to use GE Aerospace Background IP to fulfill its existing obligations between GE Aerospace (including its Affiliate, GE Avio S.r.l.) and ADGTJV or any JV Partner pursuant to any agreements existing as of the Signing Date. (b) JV Partner Background IP. (i) Ownership. As between the Parties, the applicable JV Partner shall own and control its JV Partner Background IP. “BH Background IP” and “GE Vernova Background IP” identified on Schedule 10 shall be deemed JV Partner Background IP of the respective JV Partner for the purposes of this Agreement. (ii) License of JV Partner Background IP to GE Aerospace. (A) Subject to the terms and conditions of this Agreement, each of the JV Partners, on behalf of themselves and their respective Affiliates, hereby grants to GE Aerospace and its Affiliates an irrevocable, worldwide, exclusive (in accordance with this Section 6.02(b)(ii)) right and license under the JV Partner Background IP solely as necessary for GE Aerospace and its Affiliates to: (1) sell, package, maintain and provide services and repairs for products that use JV Partner Background IP in the Licensed Aviation Field of Use, and

41 Confidential (2) sell, package, maintain and provide aero-derivative products and services that use both (a) hardware supplied by ADGTJV or a JV Partner under a supply agreement and (b) JV Partner Background IP in the Marine Field of Use. (B) Such licenses shall be exclusive in the Licensed Aviation Field of Use and Marine Field of Use, respectively, for the duration and extent of GE Aerospace’s supply commitment obligations under ARTICLE 5. If GE Aerospace’s supply commitment obligations pursuant to ARTICLE 5 terminate with respect to a specific Power Class, then the license rights granted pursuant to this Section 6.02(b) shall thereafter become non-exclusive as to that Power Class in the Licensed Aviation Field of Use and the Marine Field of Use. Following termination of this Agreement, the license rights granted pursuant to this Section 6.02(b) shall survive as to products already sold during the Term, but shall otherwise cease such that ADGTJV and the JV Partners shall be free to exploit JV Partner Background IP in any and all Power Classes and fields of use. (C) GE Aerospace shall have the right to sublicense the foregoing license rights under this Section 6.02(b) to third party vendors, solely as strictly necessary to have-made packaging products (but not parts) and installation and maintenance services, and solely in accordance with the scope of the license grant from ADGTJV pursuant to this Section 6.02(b) and subject to the supply commitment obligations in ARTICLE 5; provided that, GE and GE Aerospace shall remain liable (jointly and severally) to the JV Partners for any breach of the license conditions by such third party vendors. (c) Cooperation with respect to Designated Agreements. GE Aerospace, BH and GE Vernova will work together in good faith to obtain amendments to the licenses set forth in the Designated Agreements as necessary to allow GE Aerospace to fulfill its supply commitments and other obligations hereunder and so that the licenses granted under this Agreement, and the ability of ADGTJV to operate its business, are not limited by the scope of the licenses set forth in the Designated Agreements. In the event such amendments are not obtained and, as a result thereof, GE Aerospace is not able to supply LM Products and Spare Parts hereunder, GE Aerospace shall not incur any liquidated damages under Section 7.02(b). For avoidance of doubt, nothing herein shall be construed as an admission that any of the rights subject to the Designated Agreements are used in or necessary for any supply or licensing obligations under this Agreement. Section 6.03. Foreground IP. (a) Identification of Owners. (i) With respect to the Legacy NPIs and NTIs, Foreground IP is assigned to the Parties as designated in Schedule 10. The Parties and the respective Affiliates of the foregoing hereby assign to one another any and all right, title and interest in and to such Foreground IP in accordance with such designation. (ii) Subject to Section 6.01(b) and unless otherwise specified in a Technology Development Program Plan (including, for the avoidance of doubt, any Technology Development Program Plan set forth on Schedule 10), or as otherwise

42 Confidential agreed in writing, Foreground IP shall be assigned as follows: (A) all Foreground IP that incorporates GE Aerospace Confidential Information, is a derivative work (it being understood under that such term as used hereunder has the meaning ascribed to it under U.S. copyright law) of GE Aerospace Background IP that constitutes a work of authorship, or is a modification or improvement of any GE Aerospace Background IP, and shall in each case be owned by GE Aerospace (“GE Aerospace Foreground IP”); all Foreground IP that is the result of a joint collaboration between GE Aerospace, on the one hand, and ADGTJV or a JV Partner, on the other hand, shall be jointly owned by the Alliance Parties (“Joint Foreground IP”); (B) all Industrial Foreground IP shall be owned by the Party that developed such Industrial Foreground IP (i.e., ADGTJV and/or the JV Partner(s), as applicable); and (C) all Foreground IP that is neither GE Aerospace Foreground IP, Industrial Foreground IP or Joint Foreground IP shall be owned by ADGTJV (“ADGTJV Foreground IP”). (b) GE Aerospace Foreground IP. (i) Ownership. As between the Parties, GE Aerospace shall own and control all GE Aerospace Foreground IP. ADGTJV, the JV Partners and the respective Affiliates of the foregoing hereby assign to GE Aerospace any and all right, title and interest in and to the GE Aerospace Foreground IP. (ii) License of GE Aerospace Foreground IP to ADGTJV. Subject to the terms and conditions of this Agreement, as part of the consideration of this Agreement (with no other payment due), GE Aerospace hereby grants to ADGTJV and the JV Partners an irrevocable, worldwide, sublicensable (solely in accordance with Section 6.03(b)(iii) below) right and license under the GE Aerospace Foreground IP solely as necessary to make, have made, use, sell, package, maintain and provide LM Products and installation and maintenance (with it being understood that maintenance hereunder does not include repair) services and sell and perform Licensed Authorized Repairs and manufacture and sell Licensed Authorized Spare Parts for such LM Products to the extent ADGTJV or such JV Partner is authorized to do the same in accordance with Section 7.09 and Section 7.10, in each case, using GE Aerospace Foreground IP, subject, in each case, to: (A) the license restrictions regarding GE Aerospace Background IP (including the Technology transfer) set forth in Section 6.02 (to the extent any such GE Aerospace Background IP is implicated in the use of such GE Aerospace Foreground IP under this Section 6.03(b)(ii)), and (B) any purchase commitment obligations imposed on ADGTJV or the JV Partners pursuant to ARTICLE 5. If ADGTJV’s purchase commitment obligations pursuant to ARTICLE 5 terminate with respect to a specific Power Class, then the license rights granted pursuant to this Section 6.03(b) shall thereafter become non-exclusive with respect to such Power Class. Such license grant shall (x) be perpetual and exclusive as to ADGTJV and the JV Partners for the JV Field of Use, (y) be non-exclusive outside of the JV Field of Use, and (z)

43 Confidential in all cases shall exclude the Marine Field of Use and the Licensed Aviation Field of Use. (iii) Sublicensing. ADGTJV and the JV Partners shall also have the right to sublicense the foregoing license rights to third party vendors, solely as strictly necessary to have-made packaging products and for installation and maintenance (with it being understood that maintenance hereunder does not include repair) services and, in the case of Licensed Authorized Spare Parts and Licensed Authorized Repairs, to the extent ADGTJV is permitted to use third party vendors for such Licensed Authorized Spare Parts and Licensed Authorized Repairs under Section 7.09 and Section 7.10, and in each case solely in accordance with the scope of the license grant from GE Aerospace pursuant to this Section 6.03(b), and subject to the purchase commitment obligations in ARTICLE 5; provided that, ADGTJV and each of the JV Partners shall remain liable (jointly and severally) to GE Aerospace for any breach of the license conditions by such third party vendors. Notwithstanding the foregoing, if such liability is solely attributable to one of the JV Partners or its third-party vendors, then such JV Partner shall be solely liable. (iv) GE Aerospace Not Restricted in Non-Exclusive Fields. For the avoidance of doubt, GE Aerospace shall be entitled to freely exploit the GE Aerospace Foreground IP in all non-exclusive fields of use; provided, however, that GE Aerospace shall ensure appropriate contractual limitations are in place with respect to any such license to avoid encroachment into the fields of use for which exclusivity has been granted under the GE Aerospace Foreground IP that would clearly be in violation of such license rights. (c) ADGTJV Foreground IP. (i) Ownership. As between the Parties, ADGTJV or a JV Partner shall own and control all ADGTJV Foreground IP, as agreed between the JV Partners. GE Aerospace and its Affiliates hereby assign to ADGTJV or a JV Partner any and all right, title and interest in and to the ADGTJV Foreground IP. (ii) Exclusive License of ADGTJV Foreground IP to GE Aerospace. (A) Subject to the terms and conditions of this Agreement and as part of the consideration of this Agreement (with no other payment due), ADGTJV and each of the JV Partners, as applicable, on behalf of themselves and their respective Affiliates, hereby grants to GE Aerospace and its Affiliates an exclusive, worldwide right and license under the ADGTJV Foreground IP solely as necessary for GE Aerospace and its Affiliates to (i) sell, package, maintain and provide services and repairs for products that use ADGTJV Foreground IP in the Licensed Aviation Field of Use and (ii) sell, package, maintain and provide aero-derivative products and services that use both (a) hardware supplied by ADGTJV or a JV Partner under a supply agreement and (b) ADGTJV Foreground IP in the Marine Field of Use. Such licenses shall be exclusive in the Licensed Aviation Field of Use and Marine Field of Use, respectively, for the duration and extent of GE Aerospace’s supply commitment obligations under ARTICLE 5. If GE Aerospace’s supply commitment obligations pursuant to ARTICLE 5 terminate with respect to a specific Power Class, then the license rights granted pursuant to this Section 6.03(c) shall thereafter become non-exclusive with respect to such

44 Confidential Power Class. Following termination of this Agreement, the license rights granted pursuant to this Section 6.03(c) shall survive as to services, repairs, products or other LM Products and Spare Parts already sold during the Term, but shall otherwise cease such that ADGTJV and the JV Partners shall be free to exploit ADGTJV Foreground IP in any and all Power Classes or the Licensed Aviation Field of Use or the Marine Field of Use. (B) GE Aerospace shall have the right to sublicense the foregoing license rights under this Section 6.03(c) to third party vendors, solely as strictly necessary to have-made packaging products (but not parts) and installation and maintenance services, and solely in accordance with the scope of the license grant from ADGTJV pursuant to this Section 6.03(c) and subject to the supply commitment obligations in ARTICLE 5; provided that, GE and GE Aerospace shall remain liable (jointly and severally) to ADGTJV for any breach of the license conditions by such third party vendors. (d) Joint Foreground IP. (i) Ownership. The Alliance Parties shall jointly own an equal and undivided interest in all Joint Foreground IP. Any obligations of an Alliance Party to provide access to any Technology or Technology transfer to another Alliance Party shall be set forth in an applicable Technology Development Program Plan. Each Party that is a party to a Technology Development Program Plan hereby assigns, and agrees to assign, to the applicable Alliance Party a joint, equal and undivided interest in all right, title and interest in and to the Joint Foreground IP, subject to the licenses granted in this Section 6.03(d). (ii) Exclusive License to ADGTJV. Subject to the terms and conditions of this Agreement, GE Aerospace hereby grants ADGTJV and the JV Partners a perpetual, worldwide, exclusive, sublicensable right and license to use, practice, improve, modify and make derivative works of the Joint Foreground IP in the JV Field of Use. For the avoidance of doubt, the Parties agree that the foregoing license does not convey any rights to the GE Aerospace Background IP or GE Aerospace Foreground IP. (iii) Exclusive License to GE Aerospace. Subject to the terms and conditions of this Agreement, ADGTJV and the JV Partners hereby grant to GE Aerospace and its Affiliates a perpetual, worldwide, exclusive, sublicensable right and license to use, practice, improve, modify and make derivative works of the Joint Foreground IP in the Licensed Aviation Field of Use and the Marine Field of Use. For the avoidance of doubt, the Parties agree that the foregoing license does not convey any rights to the JV Partner Background IP, JV Partner Foreground IP, or ADGTJV Foreground IP. (iv) Acknowledgment of Rights of Other Alliance Party to Joint Foreground IP. Subject to the exclusive licenses granted under this Section 6.03(d), each of the Alliance Parties acknowledges and agrees that the other Alliance Party will be free to fully use, practice, improve, modify and make derivative works of the Joint Foreground IP to the same extent as the other Alliance

45 Confidential Party, without requiring any approval of (including any approval to license), or any notification, reporting, accounting or payment to, such Alliance Party; so long as such Alliance Party does not inhibit, conflict or interfere, in any way, with the other Alliance Party’s right to freely use and exploit such Joint Foreground IP as joint owner. Each of the Alliance Parties acknowledges and agrees that the Joint Foreground IP (other than any patents or published patent applications) shall be deemed to be Confidential Information of both Alliance Parties, which shall be treated in accordance with Section 9.08 and subject to the same exceptions in Section 9.08. (v) Prosecution and Maintenance of Patents Included in Joint Foreground IP. The cost of obtaining and maintaining any patents or patent applications included in the Joint Foreground IP shall be shared equally by the Parties. The Parties shall make the initial decision on whether to seek patent protection on Joint Foreground IP. Either Party, at any time, shall have the right to decline to participate in the cost of obtaining or maintaining any patent on Joint Foreground IP, and in such event, the nonpaying Party shall assign, subject to the licenses and rights granted in this Agreement, its ownership interest in such patent to the Party paying the cost of obtaining or maintaining such patent; provided, however, the non-paying Party shall have a license to practice the inventions under any such patent to use and practice such patent (a) in the case of ADGTJV as the non-paying Party, the JV Field of Use and (b) in the case of GE Aerospace as the non-paying Party, the Licensed Aviation Field of Use and Marine Field of Use. (e) JV Partner Foreground IP. (i) Ownership. As between the Parties, the applicable JV Partner shall own and control its JV Partner Foreground IP. (ii) Exclusive License of JV Partner Foreground IP to GE Aerospace. (A) Subject to the terms and conditions of this Agreement and as part of the consideration of this Agreement (with no other payment due), each JV Partner, on behalf of itself and its Affiliates, hereby grants to GE Aerospace and its Affiliates an exclusive, worldwide right and license under its applicable JV Partner Foreground IP solely as necessary for GE Aerospace and its Affiliates to (i) sell, package, maintain and provide services and repairs for products that use such JV Partner Foreground IP in the Licensed Aviation Field of Use and (ii) sell, package, maintain and provide aero-derivative products and services that use both (a) hardware supplied by ADGTJV or such JV Partner under a supply agreement and (b) such JV Partner Foreground IP in the Marine Field of Use. Such licenses shall be exclusive in the Licensed Aviation Field of Use and Marine Field of Use, respectively, for the duration and extent of GE Aerospace’s supply commitment obligations under ARTICLE 5. If GE Aerospace’s supply commitment obligations pursuant to ARTICLE 5 terminate with respect to a specific Power Class, then the license rights granted pursuant to this Section 6.03(e)(ii) shall thereafter become non-exclusive with respect to such Power Class. Following termination of this

46 Confidential Agreement, the license rights granted pursuant to this Section 6.03(e)(ii) shall survive as to services, repairs, products or other LM Products and Spare Parts already sold during the Term, but shall otherwise cease such that ADGTJV and the JV Partners, as applicable, shall be free to exploit such JV Partner Foreground IP in any and all Power Classes or the Licensed Aviation Field of Use or the Marine Field of Use. (iii) GE Aerospace shall have the right to sublicense the foregoing license rights under Section 6.03(e)(ii) to third party vendors, solely as strictly necessary to have-made packaging products (but not parts) and installation and maintenance services, and solely in accordance with the scope of the license grant from the applicable JV Partner pursuant to Section 6.03(e)(ii) and subject to the supply commitment obligations in ARTICLE 5; provided that, GE and GE Aerospace shall remain liable (jointly and severally) to the applicable JV Partner for any breach of the license conditions by such third party vendors. (f) Industrial Foreground IP. (i) Ownership. As between the Parties, any and all Industrial Foreground IP shall be owned and controlled by the Party that developed such Industrial Foreground IP (i.e., ADGTJV and/or a JV Partner(s), as applicable) (such owner, the “Industrial IP Owner”), unless otherwise mutually agreed in writing between ADGTJV and the JV Partners. (ii) Licensing to GE Aerospace. Subject to the terms and conditions of this Agreement and as part of the consideration of this Agreement (with no other payment due), ADGTJV and each of the JV Partners, as applicable, on behalf of themselves and their respective Affiliates, hereby grants to GE Aerospace and its Affiliates an exclusive, worldwide right and license under the Industrial Foreground IP (and any JV Partner Background IP, ADGTJV Foreground IP or JV Partner Foreground IP, in each case, solely to the extent that, absence such license, use of the Industrial Foreground IP under this license would constitute an infringement thereof) of ADGJTV, a JV Partner or their Affiliates, solely as necessary for GE Aerospace and its Affiliates to (i) sell, package, maintain and provide services and repairs for products that use such Industrial Foreground IP in the Licensed Aviation Field of Use, (ii) develop, sell and perform repairs and develop, manufacture and sell spare parts, in each case for products owned by or proprietary to GE Aerospace and its Affiliates in the Licensed Aviation Field of Use and Marine Field of Use, and (iii) sell, package, maintain and provide aero- derivative products and services that use both (a) hardware supplied by ADGTJV or a JV Partner under a supply agreement and (b) such Industrial Foreground IP in the Marine Field of Use. Such licenses shall be exclusive in the Licensed Aviation Field of Use and Marine Field of Use, respectively, for the duration and extent of GE Aerospace’s supply commitment obligations under ARTICLE 5. If GE Aerospace’s supply commitment obligations pursuant to ARTICLE 5 terminate with respect to a specific Power Class, then the license rights granted pursuant to this Section 6.03(f)(ii) shall thereafter become non-exclusive with respect to such

47 Confidential Power Class. Following termination of this Agreement, the license rights granted pursuant to this Section 6.03(f)(ii) shall survive as to services, repairs, products or other LM Products and Spare Parts already sold during the Term, but shall otherwise cease such that ADGTJV and the JV Partners shall be free to exploit Industrial Foreground IP in any and all Power Classes or the Licensed Aviation Field of Use or the Marine Field of Use. (A) Sublicensing. GE Aerospace shall have the right to sublicense the foregoing license rights under this Section 6.03(f)(ii) to third party vendors, solely as strictly necessary to have-made products and parts and installation, maintenance and repair services, and solely in accordance with the scope of the license grant from ADGTJV pursuant to this Section 6.03(f)(ii) and subject to the supply commitment obligations in ARTICLE 5; provided that, GE and GE Aerospace shall remain liable (jointly and severally) to ADGTJV and the JV Partners for any breach of the license conditions by such third party vendors. (iii) Licensing to ADGTJV and JV Partners. Subject to the terms and conditions of this Agreement (including Section 6.03(f)(ii)), each Industrial IP Owner hereby grants to each of ADGTJV and the JV Partner(s) which is not the Industrial IP Owner, as applicable (each, the “Industrial IP Licensee”) an irrevocable, perpetual, non-exclusive, royalty-free, worldwide, sublicensable (solely in accordance with Section 6.03(f)(iii)(A) below) right and license under the Industrial Foreground IP owned by such Industrial IP Owner to use, modify, improve, develop, enhance or create derivative works of such Industrial Foreground IP to make, have made, use, sell, package, maintain and provide LM Products, services and repairs and sell and perform Repairs and manufacture and sell Spare Parts for such LM Products to the extent such Industrial IP Licensee is authorized to do the same in accordance with Section 7.09 and Section 7.10, in each case, solely within their respective field of use hereunder. (A) Sublicensing. Each Industrial IP Licensee shall also have the right to sublicense the foregoing license rights to third party vendors, solely as strictly necessary to have-made packaging products and for installation, maintenance and repair services and, in the case of Spare Parts and Repairs, to the extent such Industrial IP Licensee is permitted to use third party vendors for such Spare Parts and Repairs under Section 7.09 or Section 7.10, and in each case solely in accordance with the scope of the license grant from each Industrial IP Owner pursuant to this Section 6.03(f)(iii); provided that each Industrial IP Licensee shall remain liable (jointly and severally) to the applicable Industrial IP Owner for any breach of the license conditions by such third party vendors. (B) Cooperation. ADGTJV and the JV Partners shall reasonably cooperate and coordinate regarding any and all developments of any Spare Part or Repair, or any modification, improvement, development, update, enhancement or creation of derivative works of any existing Spare Part or Repair (whether owned by such Party or otherwise), by any such Party and the associated prioritization of any such developments.

48 Confidential (g) Enforcement of Foreground IP. With respect to the exclusive license rights granted pursuant to this ARTICLE 6 above to Foreground IP, the applicable exclusive licensee thereunder shall have the full right (but not the obligation) to enforce the applicable Foreground IP in their respective exclusive field of use, for the periods in which such licenses are exclusive. The other applicable Parties shall reasonably cooperate in such enforcement, including by being a party to any such enforcement action if required to fully enforce any rights in such Foreground IP. The enforcing parties shall mutually agree on the division of any applicable fees and costs associated with any such enforcement, as well as any settlement proceeds or judicial awards arising from any such enforcement. Section 6.04. Technology Deliverables. (a) Subject to the terms of Schedule 13B, for each of the LM Product Lines, GE Aerospace shall provide the Technology Deliverables set forth in Schedule 13 to ADGTJV and the JV Partners. To support GE Aerospace’s updates to the Technology Deliverables, ADGTJV shall provide the following data relating to LM Products to the extent in ADGTJV’s possession and subject to ADGTJV’s record retention, backup and archival policies and procedures: field operations, field service, safety events and relevant maintenance, repair and overhaul shop data. (b) Except as set forth on Schedule 13 or as otherwise expressly agreed by the Parties in writing and subject to Section 6.04(a), GE Aerospace shall not be obligated to provide the following: (i) drawings, material specifications, and manufacturing specifications relating to GE Aerospace Background IP or GE Aerospace Foreground IP; (ii) drawings of parts common to GE Aerospace flight engines and Legacy LM Product Lines (excluding new product introductions), which are GE Aerospace Background IP; (iii) material curves, Design Practices, Design Record Books, mathematical/software models; or (iv) any other GE Aerospace Background IP (or Technology transfer in connection therewith), unless strictly necessary to employees of ADGTJV or of any JV Partner on a need to know basis for (a) use and integration of hardware supplied by GE Aerospace with hardware or packaging of ADGTJV or the JV Partners, unless separately licensed on a case-by-case or LM Product Line-specific basis, or (b) use by RSP personnel (e.g., as needed for the LM9000). (c) All Technology Deliverables set forth on Schedule 13 shall be considered Confidential Information of GE Aerospace, subject to Section 9.08, and GE Aerospace Background IP. (d) To the extent required in light of Section 3.03(c)(iv) of Schedule 15 and GE Aerospace’s responsibilities thereunder, ADGTJV will continue to maintain all GE Aerospace content provided under Schedule 13 (“GE Aerospace Supplied Content”) for the ICD, cycle decks,

49 Confidential IDM, IRM, IRD, RD, Departure Records, Service Bulletins, Operation Manuals, IPB, drawings, bill of materials, CID, RSS SPM, ESM and other documents provided thereunder (“ADGTJV Technical Documents”), as ADGTJV does as of the Effective Date. ADGTJV will provide GE Aerospace with all ADGTJV Technical Documents. Other than GE Aerospace Supplied Content and GE Aerospace Background IP, ADGTJV Technical Documents shall be considered ADGTJV Confidential Information and JV Partner Background IP. ADGTJV Technical Documents shall be considered Confidential Information of ADGTJV, subject to Section 9.08, and licensed to GE Aerospace and its Affiliates in the Licensed Aviation Field of Use and Marine Field of Use. (e) In the event that GE Aerospace agrees to provide any employees of ADGTJV or of any JV Partner access to GE Aerospace drawings, specifications (as called out on the drawing), and CIDs, on a need-to-know, case-by-case basis, in a manner approved by GE Aerospace, such as using GE Aerospace computers, ADGTJV shall cause all users of the foregoing to execute an acknowledgement letter substantially similar to Schedule 4 (the “End User Confidentiality Acknowledgement”). Notwithstanding the foregoing, the Parties acknowledge and agree that (i) the End User Confidentiality Acknowledgment is between (A) the employee of ADGTJV or the applicable JV Partner on the one hand and (B) GE Aerospace on the other hand and (ii) nothing in the End User Confidentiality Acknowledgment is intended to expand or diminish any obligation or liability of ADGTJV or the JV Partners under this Agreement. (f) Each Party’s Confidential Information contained in Technology Deliverables shall remain the property and Confidential Information of such Party, used solely to further the purposes and rights of this Agreement, the Side Agreement and the Tools Amendment, and treated according to the confidentiality provisions of Section 9.08; provided that, ADGTJV may use or furnish to the JV Partners and the JV Partners may furnish to their customers, packagers, and suppliers such Technology Deliverables set forth under Section 6.04(a) only as set forth on Schedule 13 and necessary to effect any contract (including purchase orders) under which there is to be performed by ADGTJV or the JV Partners, or by others, routine installation, operation, or maintenance of LM Products supplied to ADGTJV under this Agreement and GE Aerospace is granted third party beneficiary rights under such contract to enforce such limitations. (g) In addition to the foregoing, the Parties shall comply with the terms and conditions of Schedule 19. Section 6.05. Access to Engineering Tools. (a) Software as a Service Deployment of Engineering Licensed Tools to ADGTJV. Subject to the terms and conditions of this Agreement, the Engineering Licensed Tools shall be made available for a term beginning on the Signing Date and ending ten (10) years thereafter (the “Tools Term”) to ADGTJV and the JV Partners in a “Software as a Service” model, by means at GE Aerospace’s sole discretion. For example, GE Aerospace may grant ADGTJV personnel limited access through a virtual desktop infrastructure (“VDI”) environment to the Engineering Licensed Tools. (b) Use License. Subject to the terms and conditions of this Agreement, GE Aerospace (with respect to the Engineering Tools listed as “GE Aerospace Engineering Tools” on Schedule 11) and GE Vernova (with respect to the Engineering Tools listed as “GE Vernova

50 Confidential Engineering Tools” on Schedule 11) hereby grant to ADGTJV and the JV Partners for the Tools Term a worldwide, non-transferable, non-sublicensable right and license, solely for the Engineering Tools Purpose and as necessary for ADGTJV and the JV Partners to both (i) use the Engineering Tools Services and (ii) use the Licensed Materials in connection with the Engineering Licensed Tools. Only those Engineering Licensed Tools as specifically identified in Schedule 11, including any Natural Extensions, shall be included in such license, except as specifically provided otherwise in this Section 6.05. At all times during the Tools Term, ADGTJV and the JV Partners shall be provided access to the Engineering Licensed Tools in accordance with Schedule 11 (it being understood that ADGTJV and the JV Partners shall be provided with (A) no less than the levels of content specified by Schedule 11 as it existed as of the Signing Date, (B) no less than the functionality as it existed as of the Signing Date, and (C) quality of access (e.g., up time, permissions, similar document format) which quality of access shall in no event be lesser in quality than enjoyed by either JV Partner as of the Signing Date). For the avoidance of doubt, ADGTJV and the JV Partners shall not be provided access to (x) any items expressly excluded on Schedule 11 and Schedule 13 (although to the extent there is any conflict between, on the one hand, any of the terms of Schedule 10, Part A of Schedule 11 or Schedule 13, and, on the other hand, Part B of Schedule 11, the applicable terms of Schedule 10, Part A of Schedule 11 or Schedule 13 shall prevail) and (y) any other engineering design tools or engineering process tools data and datasets that are not set forth on Schedule 10, Schedule 11 or Schedule 13. (c) Engineering Tools Services and License Limitations. (i) The licenses granted pursuant to Section 6.05(b) are solely for ADGTJV’s and the JV Partners’ use as provided under this Agreement (including, in the case of BH, use by certain contractors as set forth in Section 6.05(c)(ii) of Schedule 15). ADGTJV and the JV Partners shall comply with the standards, protocols and policies for cybersecurity, data protection, and data security implemented by GE Aerospace for its own business that have been provided prior to the Signing Date to ADGTJV or both of the JV Partners (the “Existing Policies”) and any modifications thereto or any additional standards, protocols and policies for cybersecurity, data protection, and data security, in each case implemented by GE Aerospace for its own business that have been or are provided to ADGTJV or both of the JV Partners from time to time with notice in accordance with Section 9.02 (the “Modifications” and collectively with the Existing Policies, the “Policies”). ADGTJV and the JV Partners shall use reasonable efforts to implement the Policies as soon as practicable, and within a reasonable period of time (of not more than ninety (90) days following the Signing Date with respect to the Existing Policies, and sixty (60) days following delivery of any Modifications to ADGTJV or both JV Partners with respect to such Modifications). All such use by ADGTJV and the JV Partners shall be in strict accordance with the Policies and solely in connection with the design, development, manufacture, use, sale, packaging, maintenance, servicing and repair of ADGTJV’s own products and services, and each JV Partner’s own products and services, for application other than in the Licensed Aviation Field of Use or Marine Field of Use (the “Engineering Tools Purpose”). For the avoidance of doubt, such license grants specifically exclude providing access to such Engineering Licensed Tools by unauthorized third parties via commercial time-sharing, renting, and service bureau services.

51 Confidential (ii) The Parties agree to the rights and obligations set forth in Section 6.05(c)(ii) of Schedule 15. (iii) ADGTJV shall not attempt to derive, decrypt, extract, or otherwise reverse engineer the Source Data for any Engineering Licensed Tools. (d) Excluded Materials. All source code and source materials are excluded from the Engineering Tools Services. Unless expressly set forth in Schedule 11 or specifically provided in this Section 6.05, all other Engineering Tools Content is excluded from the Engineering Tools Services. (e) Responsibilities of ADGTJV. (i) To ensure proper functioning and access to the Engineering Tools Services, ADGTJV shall be responsible for maintaining a compatible connection to the GE Aerospace VDI environment. (ii) ADGTJV shall secure necessary third party licenses and compatible hardware (“Third Party Materials”) as recommended by GE Aerospace to run the Engineering Licensed Tools. The cost of such Third Party Materials shall be borne exclusively by ADGTJV. (f) Tools Maintenance. GE Aerospace reserves the right to modify, temporarily or permanently, the Engineering Tools Services (or parts thereof) provided such modification does not materially diminish the functionality of the Engineering Tools Services as of the Signing Date. (i) Help Desk Support. GE Aerospace shall provide help-desk support at levels consistent with the levels of service GE Aerospace provides to ADGTJV immediately prior to the Signing Date. Such support shall be limited to “break-fix” and is generally limited to working hours (8-5, EST) consistent with support provided to GE Aerospace’s internal customers. (ii) Tools Sustainment and Natural Extensions. (A) GE Aerospace shall continue to develop and augment the Engineering Licensed Tools consistent with GE Aerospace’s own internal needs and functionality and in line with current anticipated usage. As used herein, “Natural Extensions” shall refer to such developments and augmentations but shall not include substantial improvements to any Engineering Licensed Tool that materially change the functionality thereof or require substantial changes in the compatibility thereof. (B) GE Aerospace reserves the right to discontinue, or “sunset” the support of certain Engineering Licensed Tools. In the event of the sunset of a specific Engineering Licensed Tool utilized by ADGTJV under this Section 6.05, GE Aerospace reserves the right at GE Aerospace’s reasonable discretion, to do the following: (a) whenever possible, offer a replacement tool with substantially the

52 Confidential same or similar functionality as the sunset Engineering Licensed Tool, or (b) if option (a) is not applicable, offer a licensed copy of the sunset Engineering Licensed Tool, including Source Data, along with reasonable training on how to support the Engineering Licensed Tool moving forward, or (c) with ADGTJV’s agreement, remove the tool from the Engineering Licensed Tools. GE Aerospace shall provide timely information to ADGTJV with as much prior notice as possible, when it decides to sunset an Engineering Licensed Tool. (g) Licensed Materials. GE Aerospace shall provide reasonable advance notice to ADGTJV of any material changes to the content of any of the Licensed Materials. If ADGTJV identifies any material information that is no longer available in any changed Licensed Materials that it desires to access within a reasonable period of within the applicable change is made, ADGTJV may reasonably request such content from GE Aerospace, and GE Aerospace shall provide ADGTJV, with such content. (h) No Additional Fees and Term. GE Aerospace shall provide the Engineering Tools Services to ADGTJV during the Tools Term for no additional fees in consideration for the rights granted to GE Aerospace pursuant to this Agreement. The Parties acknowledge and agree that GE Aerospace shall incur substantial costs (which are estimated in Schedule 12) as well as require the dedication of resources and Intellectual Property to ADGTJV. Such costs incurred form “goodwill” and value as part of this Agreement. Two (2) years prior to the expiration of the Tools Term, the Parties will meet to negotiate in good faith any renewal or extension of access and the license to the Engineering Tools, including the applicable fees (if any), term, and any other conditions that may apply to the related license renewal or extension. However, it is expressly understood that no Party is obligated to agree to a renewal or extension of the Tools Term. (i) Warranties and Indemnities. (i) Except for the Engineering Licensed Tools maintenance offered in Section 6.05(i), GE Aerospace disclaims any warranties or guarantees related to the Engineering Tools Services. (ii) Without limiting any of GE Aerospace’s indemnity obligations under this Agreement, GE Aerospace shall not be responsible for the use of any Engineering Tools Services as it relates to ADGTJV’s products, designs, quality, reliability, fitness for use, or product development. (iii) Except to the extent GE Aerospace is obligated under Section ,)j(6.05Section 6.05(m) or Section 6.18 to indemnify, defend or hold harmless ADGTJV or BH (or would have had such obligation under Section 6.05(m) for a third party claim alleging that the Engineering Licensed Tools or Engineering Tools Services infringed any third party Intellectual Property if Section 6.05(m) applied to infringement of Intellectual Property other than patents), each of ADGTJV and BH shall fully but severally (and not jointly and severally) indemnify and hold harmless GE Aerospace and its Affiliates and their respective directors, officers, and employees (collectively, the “GEA Indemnitees”) from and against any and all losses, damages, liabilities, costs and expenses (collectively, “Liabilities”) arising

53 Confidential out of any third party claim based on ADGTJV’s or BH’s, or their directors’, officers’, and employees’ (“Tools Users”), respectively, own use of the Engineering Tools Services in connection with its products or as licensed under this Section 6.05; provided that, ADGTJV’s or BH’s indemnification obligations in accordance with the foregoing as to the Engineering Tools Services, as applicable, shall apply only to the extent that the GEA Indemnitees have not caused such Liabilities either as a result of any GEA Indemnitee’s (x) breach of this Agreement or (y) gross negligence or willful misconduct (it being understood that, in such circumstances where the GEA Indemnitees, on the one hand, and Tools Users, as applicable, on the other hand, have contributed to causing such Liabilities, responsibility for such Liabilities shall be apportioned between GE Aerospace and ADGTJV or BH, as applicable, based on their relative contribution to causing such Liabilities). (iv) ADGTJV and each of the JV Partners warrant and agree that they shall comply with the Policies. (j) Security and Audit Rights. (i) GE Aerospace reserves the right to implement security and access management controls on the Engineering Tools Services implemented by GE Aerospace for its own business, including on the VDI environment, such as data loss prevention tools and monitoring. ADGTJV and the JV Partners acknowledge and agree that they shall comply with all such security controls placed on the Engineering Tools Services, even if such security controls limit or restrict the usability or responsiveness of the Engineering Tools Services. (ii) In addition to its audit rights pursuant to Section 7.07(d)(ii), GE Aerospace shall have the right to monitor and audit, as necessary, ADGTJV’s and each JV Partner’s compliance with the terms of this Section 6.05(j), either by itself or by a designated third party auditor in compliance with applicable Laws, and cause ADGTJV and the JV Partners to correct any non-compliance. ADGTJV and the JV Partners shall secure GE Aerospace the right, subject to local law, to transfer any personal data related to their use of the Engineering Tools Services to the United States and guarantees GE Aerospace’s continued access to personal information of their employees to the extent strictly necessary to monitor and audit their compliance. GE Aerospace shall fully indemnify and hold harmless ADGTJV and BH and their respective directors, officers, employees and agents (collectively, the “ADGTJV Indemnitees”) from and against any and all Liabilities arising out of GE Aerospace’s violation of applicable privacy laws in the performance of the monitoring and audit activities set forth herein. (k) Termination of the Engineering Tools License for Breach. Any use of the Engineering Tools Services materially beyond the licensed scope set forth in this Section 6.05, materially exceeding the number of Authorized Users, or any attempts to improperly extract the Source Data from any of the Engineering Licensed Tools shall constitute a breach of this Section 6.05. If such breach is not cured within thirty (30) days thereafter, GE Aerospace may terminate

54 Confidential the license and rights granted in this Section 6.05. In the event of (i) any third party attack or intrusion of GE Aerospace’s or GE Vernova’s computer systems or any VDI made available hereunder, or (ii) any provision by or on behalf of ADGTJV or any JV Partner (including any Tools User) of the Engineering Licensed Tools or the Engineering Licensed Services to or for the benefit of a third party in violation of this Agreement, that, in each case, would likely result in irreparable harm to GE Aerospace (each of (i) and (ii), a “Security Incident”), then GE Aerospace may suspend access to the Engineering Licensed Tools and Engineering Licensed Services as reasonably necessary to protect GE Aerospace in the same manner that GE Aerospace would suspend such access for its own business. Once the Security Incident has been resolved, GE Aerospace, ADGTJV, and the JV Partners shall restore such access as promptly as practicable. For the avoidance of doubt, GE Aerospace, ADGTJV and the JV Partners will work together to mitigate the effects of the Security Incident and resulting suspension on all such parties, including by escalation to the appropriate individuals at each such Party. (l) Termination for Change in Control. If there is (x) a License JV Partner Change in Control or (y) License ADGTJV Change in Control, then GE Aerospace shall have the option to (1) terminate this Section 6.05 as to the JV Partners or ADGTJV, as the case may be, promptly upon becoming aware of such applicable License JV Partner Change in Control or License ADGTJV Change in Control; provided that, in the event GE Aerospace elects to terminate the license to the Engineering Licensed Tools under this Section 6.05(l), GE Aerospace shall offer in its discretion the applicable successor to the terminated Party either (A) a license to the Engineering Licensed Tools on terms at least as restrictive as those set forth in this Section 6.05 at an annual cost of eighteen million U.S. Dollars ($18,000,000), or (B) Engineering Services at GE Aerospace’s standard rates in connection with the completion of work under any then-existing Technology Development Program Plans plus nine million U.S. Dollars ($9,000,000) per year which services shall continue until the end of the Tools Term. (m) Patent Indemnification Obligation. GE Aerospace shall indemnify, defend and hold harmless the ADGTJV Indemnitees from and against any and all Liabilities incurred by the ADGTJV Indemnitees arising from a third party claim alleging that the Engineering Licensed Tools or Engineering Tools Services infringe any third party patent. ADGTJV will promptly notify GE Aerospace in writing of such claims and give GE Aerospace full authority, information and assistance for the defense and resolution of such claims. Without limiting GE Aerospace’s obligations under Section 6.18, the obligations recited in this Section 6.05(m) constitute the sole and exclusive liability of GE Aerospace for actual or alleged Intellectual Property infringement with respect to the Engineering Licensed Tools or Engineering Tools Services. (n) Residual Uses. (i) Notwithstanding anything in this Agreement to the contrary, except as expressly set forth in Section 6.05(n)(ii), but without limiting Section 5.01, the following limited rights in relation to the Engineering Tools shall survive, in perpetuity, any expiration or earlier termination of the license set forth in Section 6.05(b) or this Agreement (it being understood that, subject to Section 6.05(m), such rights are provided “as is” without any warranty or indemnity from GE):

55 Confidential (A) ADGTJV and BH, respectively, shall be free in perpetuity to use for any purpose that would have been permitted under Section 6.05(b) through Section 6.05(e) or Section 6.05(j), as applicable, during the Tools Term: (A) any and all output (including products, repairs, parts, designs, drawings, specifications, schematics and other documentation) created by or on behalf of ADGTJV or BH, respectively, during the Tools Term using the Engineering Tools as permitted under such Sections (each, an “Output”), and (B) Residuals resulting from access to or work with the Engineering Tools as permitted under such Sections during the Tools Term; provided that, except as expressly set forth in Section 6.05(n)(ii), this Section 6.05(n) does not convey any patent rights (it being understood that, notwithstanding anything herein to the contrary, nothing in this Section 6.05 limits or otherwise diminishes any license rights granted under Section 6.02 or Section 6.03 to ADGTJV or BH or under the A&R Cross License Agreement, subject to the Umbrella Agreement). The term “Residuals” shall mean information in an intangible form, such as general knowledge, ideas, concepts, know-how, professional skills, work experience or techniques (but not specific implementations) that is retained in the unaided memories of persons who have had authorized access to the Engineering Tools pursuant to the terms of this Agreement. A person’s memory is unaided if the person has not knowingly memorized the information or reduced it to a tangible form for the purpose of retaining and subsequently using or disclosing the information. For clarity, neither ADGTJV nor BH will be obligated to limit or restrict the assignment of such persons or pay royalties for any work resulting from the use of Residuals in accordance with the foregoing (on account of such use). (B) To the extent that any information or materials accessible through the Engineering Tools Services during the Tools Term (e.g., a library of GE Aerospace-created drawings and schematics) are reasonably necessary for the continued maintenance, repair or servicing of applicable products by or on behalf of ADGTJV or BH after the Tools Term at the same level of quality as during the Tools Term, the parties shall work together in good faith to find a mutually acceptable means for ADGTJV and BH to continue having access to such information and materials. (ii) Notwithstanding anything herein to the contrary, if an Authorized User creates any Output for ADGTJV’s or BH’s (or its Affiliates’) components, products or services (“Covered Items”), GE and its Affiliates hereby agree not to directly or indirectly commence any proceeding or assert any claim of patent infringement against ADGTJV or BH (or any of its Affiliates), or any of their respective customers, suppliers, vendors or other contractors, based on the design, development, manufacture, use, sale, offer for sale, import, export, packaging, maintenance, servicing or repair, in each case solely with respect to such Covered Items to the extent that the use of the Engineering Tools induces or is the proximate cause of such infringement and is outside of the Licensed Aviation Field of Use and the Marine Field of Use. If GE and its Affiliates transfer any patent rights subject to the foregoing to any third party, such patent rights shall subject to the

56 Confidential foregoing, and any transfer of such patent rights in violation of the foregoing shall be null and void ab initio. (iii) If BH determines in good faith that it desires a non-exclusive, royalty-bearing license to any patent right relating to a BH product and during the Term sends GE Aerospace or GE Vernova, as applicable, written notice of such request providing a brief description of the basis on which such party reasonably believes such patent right would be used by BH, GE Aerospace or GE Vernova, as applicable, shall consider such request and meet and confer with BH in good faith. Section 6.06. Third Party Licenses. To the extent that any Intellectual Property licensed under this ARTICLE 6 is owned by a third party, the license of such Intellectual Property under this Agreement shall be subject to all of the terms and conditions of the relevant agreement with such third party pursuant to which such Intellectual Property has been licensed to GE Aerospace or ADGTJV, as applicable. The licenses granted in this ARTICLE 6 are subject to, and limited by, any and all licenses, rights, limitations and restrictions with respect thereto granted to or otherwise obtained by any third party that were in effect as of the Signing Date. Section 6.07. Section 365(n) of the Bankruptcy Code. All rights and licenses granted under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Section 6.08. Customers. Each Party agrees that it shall use reasonable efforts to not knowingly bring any legal action or proceeding against, or otherwise communicate with, any customer of any other Party with respect to any alleged infringement, misappropriation or violation of any Intellectual Property of such Party to the extent licensed by such Party hereunder based on such customer’s use of any other Party’s products or services without first providing such other Party written notice of such alleged infringement, misappropriation or violation. Section 6.09. Reservation of Rights. All rights not expressly granted by a Party hereunder are reserved by such Party. Without limiting the generality of the foregoing, the Parties expressly acknowledge that nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any licenses other than the licenses expressly set forth in this ARTICLE 6, unless expressly agreed in a writing executed by the Parties or GE specifically referencing this Agreement. Section 6.10. Further Assurances. The Parties shall, and shall cause their respective Affiliates to, execute and deliver such instruments, documents, and agreements and take such other actions as are necessary to memorialize or perfect the assignments of Intellectual Property provided for in this ARTICLE 6 and to file registrations of, maintain, enforce or defend such assigned Intellectual Property. Section 6.11. Access. For the avoidance of doubt, except as expressly set forth in this ARTICLE 6, Schedule 10, a PO or Technology Development Program Plan, nothing in this

57 Confidential Agreement shall be interpreted as requiring any Party (i) to transfer to any other Party or (ii) to grant to any other Party access to, in each case of (i) and (ii), technological embodiments (including software) of, or know-how or Confidential Information related to Intellectual Property, as the case may be. Section 6.12. Further Assistance. Each Party hereby covenants and agrees that it shall, at the request and expense of another Party, use commercially reasonable efforts to assist such other Party in its efforts to obtain any third-party consent, approval or waiver necessary to enable such other Party to obtain a license to any Intellectual Property that, as of the date of this Agreement and but for the requirements set forth in this Section 6.12, would be the subject of a license granted pursuant to ARTICLE 6 hereunder, including by using all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws and execute and deliver such documents and other papers, including powers of attorney, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement; provided, however, that such Party shall not be required to seek broader rights or more favorable terms for such other Party than those applicable to such Party prior to the date hereof or as may be applicable to such Party from time to time thereafter. The Parties acknowledge and agree that there can be no assurance that any Party’s efforts will be successful or that another Party will be able to obtain such licenses or rights on acceptable terms or at all. Section 6.13. Prosecution and Maintenance. Other than with respect to Joint Foreground IP, each Party retains the sole right to protect the Intellectual Property solely owned by such Party at such Party’s sole discretion, including deciding whether and how to file and prosecute applications to register software, patents, copyrights (including in software) and mask work rights included in such Intellectual Property, whether to abandon prosecution of such applications and whether to discontinue payment of any maintenance or renewal fees with respect to any patents. With respect to Joint Foreground IP, the applicable Parties or JV Partners shall retain such rights jointly and make all such decisions jointly; provided that, they may designate one such Party or JV Partner to lead such decisions. All costs and expenses shall be shared equally by the applicable Parties or JV Partners sharing an interest in any Joint Foreground IP. Section 6.14. Third Party Infringements, Misappropriations and Violations. Each Party shall promptly notify the other Parties in writing of any actual or possible material infringement, misappropriation or other violation by a third party of any Intellectual Property of any other Party being licensed hereunder that comes to such first Party’s attention. Such first Party shall also promptly notify the other Parties of the identity of such third party and any evidence of such infringement, misappropriation or other violation within such first Party’s custody or control that such first Party is reasonably able to provide. The Party having exclusive rights in a field during any period (“First Party”) shall have the sole right to determine whether any action shall be taken in response to such infringements, misappropriations or other violations at such First Party’s sole discretion in such field during such period. The other Parties shall reasonably cooperate in such enforcement, including joining as required as a necessary party to any such action. The First Party (and any other Party if such other Party joins such action) shall agree on the division of all recoveries and costs associated with any such enforcement as well as any settlement proceeds or judicial awards arising from such enforcement.

58 Confidential Section 6.15. Abandonment of Foreground IP. (a) GE Aerospace shall provide (i) reasonable notice to ADGTJV at least thirty (30) days prior to any intentional abandonment by GE Aerospace of any patent owned by GE Aerospace or one of its Affiliates and included in the GE Aerospace Foreground IP (the “GE Aerospace Option Patents”), provided that, in no event shall any sale, conveyance, assignment, lease, license or other transfer of any GE Aerospace Option Patent be construed as an abandonment of such GE Aerospace Option Patent under this Section 6.15, and (ii) the option for ADGTJV, exercisable by providing GE Aerospace with written notice within seven (7) days of receiving such notice from GE Aerospace, to obtain ownership of any such GE Aerospace Option Patent for no additional cost or expense but subject to ADGTJV’s obligation to bear all costs and expenses of prosecution, maintenance, and enforcement or otherwise in connection with such GE Aerospace Option Patent thereafter. In the event that ADGTJV timely elects to obtain such ownership with respect to any such GE Aerospace Option Patents, then (A) GE Aerospace or its Affiliates, as applicable, shall execute all documents reasonably requested and necessary to transfer all of GE Aerospace’s right, title and interest in such GE Aerospace Option Patents to ADGTJV or one of its Affiliates, as applicable, and all out-of-pocket costs associated with recordations of such assignments shall be at ADGTJV’s sole expense, and (B) upon assignment of such GE Aerospace Option Patents, such GE Aerospace Option Patents shall be deemed to be licensed to GE Aerospace under this Agreement as ADGTJV Foreground IP. If ADGTJV does not exercise the option to obtain such ownership within the foregoing seven (7) day period, then GE Aerospace and its Affiliates may abandon the GE Aerospace Option Patents. (b) ADGTJV shall provide (i) reasonable notice to GE Aerospace at least thirty (30) days prior to any intentional abandonment by ADGTJV of any patent owned by ADGTJV or a JV Partner included in the ADGTJV Foreground IP or Industrial Foreground IP (the “ADGTJV Option Patents”), provided that, in no event shall any sale, conveyance, assignment, lease, license or other transfer of any ADGTJV Option Patent be construed as an abandonment of such ADGTJV Option Patent under this Section 6.15, and (ii) the opportunity for GE Aerospace, by providing ADGTJV with written notice within seven (7) days of receiving such notice from ADGTJV, to obtain ownership of any such ADGTJV Option Patent for no additional cost or expense but subject to GE Aerospace’s obligation to bear all costs and expenses of prosecution, maintenance, and enforcement or otherwise in connection with such ADGTJV Option Patent thereafter. In the event that GE Aerospace timely elects to obtain such ownership with respect to any such ADGTJV Option Patents, then (A) ADGTJV or its Affiliates, as applicable, shall execute all documents reasonably requested and necessary to transfer all of ADGTJV’s right, title and interest in such ADGTJV Option Patents to GE Aerospace or one of its Affiliates, as applicable, and all out-of- pocket costs associated with recordations of such assignments shall be at GE Aerospace’s sole expense, and (B) upon assignment, such ADGTJV Option Patents shall be deemed to be licensed to ADGTJV under this Agreement as GE Aerospace Foreground IP. If GE Aerospace does not exercise the option to obtain such ownership within the foregoing seven (7) day period, ADGTJV or the JV Partners may abandon the ADGTJV Option Patents. Section 6.16. Cooperation Regarding Restrictions and Limitations Applicable to Licensed Intellectual Property. Each Party, at the request of another Party, agrees to use commercially reasonable, good-faith efforts to provide such other Party such copies of agreements (subject to any confidentiality restrictions that would prevent disclosure of such

59 Confidential agreements) or other information (including summaries of the applicable limitations) that are sufficient to inform such other Party about any limitations or restrictions on the use of the Intellectual Property licensed to it hereunder, as applicable, or other specific Intellectual Property licensed hereunder and identified by such other Party in writing to such Party, which has not already been provided to such other Party and which is not otherwise in the possession of such other Party. Such Party shall not have any liability to such other Party resulting or arising from the failure or inability to provide such agreements or information. Section 6.17. Embedded Software License. (a) License to Software. GE Aerospace hereby grants ADGTJV and the JV Partners a non-transferable (except to end users as embedded in the LM Products or Existing Spare Parts that have executed an agreement to be bound by the terms of this Section 6.17), non- sublicensable, non-exclusive license to use the software embedded or provided with LM Products, Existing Spare Parts or Deliverables (“Software”) strictly in accordance with this Section 6.17. (b) Use. ADGTJV and the JV Partners and such end users of the LM Products and Existing Spare Parts may use the Software solely for the purpose of integrating the LM Products or Existing Spare Parts with its own systems, and for operating the LM Products. In connection with this purpose, use of the Software by ADGTJV and the JV Partners and such end users of the LM Products and Existing Spare Parts includes copying or saving software and data in the data processing unit, executing programs, data processing and making copies in machine readable format, and connecting Software with other data processing programs. (c) Restrictions. ADGTJV and the JV Partners and such end users shall not: (i) make any changes, translations of other amendments to the Software, (ii) make any back translation of the Software in the form of source programs or in other forms, or (iii) change any protection or ownership notices in the Software, such as copyright notices and reservations of rights (and ADGTJV and the JV Partners shall retain all such notices in any copies made by ADGTJV or the JV Partners). ADGTJV and the JV Partners cannot reverse engineer, decrypt, extract, reproduce, or cause the reproduction of any Software, unless expressly authorized by GE Aerospace. (d) No Access. ADGTJV and the JV Partners shall not grant access to the Software in any form to any third party other than such end users as permitted herein, without the prior written consent of GE Aerospace. (e) Transfer Restriction. ADGTJV and the JV Partners shall not transfer the Software or the license under this Section 6.17, or permit the use of Software by a third party other than with a sale of the LM Products to such end users as permitted herein, without the prior written consent of GE Aerospace. Any attempted transfer or use without GE Aerospace consent shall be void. Section 6.18. IP Indemnification. (a) IP Indemnification Obligation.

60 Confidential (i) GE Aerospace shall indemnify, defend and hold harmless the ADGTJV Indemnitees from and against any and all Liabilities incurred by the ADGTJV Indemnitees arising from a third party claim alleging that any portion of the LM Products or Existing Spare Parts, in each case supplied by or on behalf of GE Aerospace under this Agreement, infringes or misappropriates Intellectual Property; provided that, with respect to any such portions provided by any RSP, in such cases where the RSP is responsible for the infringement (and is not merely following the detailed specifications or directions of GE Aerospace), the foregoing obligations of GE Aerospace shall apply only to the extent that such RSP owes comparable obligations to GE Aerospace. (ii) ADGTJV shall indemnify, defend and hold harmless the GEA Indemnitees from and against any and all Liabilities incurred by the GEA Indemnitees arising from a third party claim alleging that ADGTJV’s sale, manufacturing or procurement of any portion of Non-Substantiated ADGTJV Spare Parts or Substantiated ADGTJV Spare Parts infringes or misappropriates Intellectual Property; provided that, the foregoing obligations of ADGTJV shall not apply to the extent that (A) GE Aerospace is obligated to indemnify ADGTJV under the foregoing Section 6.18(a)(i) for Existing Spare Parts or (B) such claims are based on the use of any GE Aerospace Background IP, GE Aerospace Foreground IP or any other Intellectual Property developed by or on behalf of GE Aerospace. (b) Notice of Claims. ADGTJV will promptly notify GE Aerospace in writing of such claims and give GE Aerospace full authority, information and assistance for the defense and resolution of such claims. (c) Exclusions. The remedies described in Section 6.18(a)(i) do not apply to any product (1) not purchased by ADGTJV from GE Aerospace; or )2( that was modified, combined with other items (except for such combinations of LM Products or Existing Spare Parts provided by or on behalf of GE Aerospace), or was not used for its intended purpose, in each case where such modification or combination results in the infringement; or )3( that was supplied by ADGTJV or a JV Partner or manufactured by GE Aerospace according to ADGTJV’s detailed specifications or directions (“ADGTJV’s Instructions”), where a claim under Section 6.18(a) resulted from GE Aerospace’s use or reliance on ADGTJV’s Instructions. With respect to products not manufactured by GE Aerospace, any indemnity given by the manufacturer thereof to GE Aerospace shall apply to ADGTJV. The remedies described in Section 6.18(a)(ii) do not apply to any product that was modified, combined with other items (except for such combinations of Non-Substantiated ADGTJV Spare Parts), or was not used for its intended purpose, in each case where such modification or combination results in the infringement. (d) Apportionment. Notwithstanding anything herein to the contrary, GE Aerospace shall only bear an indemnification obligation with respect to the value of the portions of the LM Products and Spare Parts supplied by or on behalf of GE Aerospace and not the value of the products and systems provided

61 Confidential by an RSP or sold by or on behalf of ADGTJV or a JV Partner. Notwithstanding anything herein to the contrary, ADGTJV shall only bear an indemnification obligation with respect to the value of the portions of the Substantiated AGTJV Spare Parts or Non-Substantiated ADGTJV Spare Parts supplied by or on behalf of ADGTJV or the JV Partners and not the value of the products and systems provided by an RSP. (e) Sole and Exclusive Liability. Without limiting GE Aerospace’s obligations or rights, as applicable, under Section 6.05(j), Section 6.05(m), Section 8.01(f), Section 9.07(f), and Section 9.08, the obligations recited in this Section 6.18 constitute the sole and exclusive liability of GE Aerospace under this Agreement for actual or alleged Intellectual Property infringement, including with respect to the LM Products and Existing Spare Parts. Without limiting ADGTJV’s or the JV Partners’ obligations or rights, as applicable, under Section 7.09 or Section 7.10, the obligations recited in this Section 6.18 constitute the sole and exclusive liability of ADGTJV and the JV Partners under this Agreement for actual or alleged Intellectual Property infringement, including with respect to Substantiated ADGTJV Spare Parts and Non- Substantiated ADGTJV Spare Parts. Section 6.19. Use of Trademarks. Without limiting any rights granted pursuant to that certain Trademark License Agreement, dated as of July 3, 2017, between GE and BH (as amended, restated, modified or supplemented from time to time in accordance with its terms), GE and ADGTJV will enter into, subject to the terms and conditions of this Agreement and GE’s standard brand guidelines, and negotiated based off of GE’s standard joint venture trademark license agreement with such modifications as the parties may agree to acting reasonably and in good faith, a royalty-free, non-transferable and non-exclusive right and license to the Licensed Trademarks in connection with (a) the marketing, promotion, demonstration, distribution, sale, offer for sale, and servicing (other than repair services) of the LM Products and Existing Spare Parts, NPI and Services to the extent utilized by ADGTJV, whether as a component or otherwise, as part of its activities in the JV Field of Use and (b) Substantiated ADGTJV Repairs and Substantiated ADGTJV Spare Parts substantiated by GE Aerospace for co-branding as set forth in Section 7.09(b) through (c), as applicable, and provided, manufactured or performed in accordance with Section 7.09 and Section 7.10. The foregoing license shall not be dependent upon any GE ownership interest in ADGTJV. ARTICLE 7 PROVISION OF LM PRODUCTS, SPARE PARTS AND SERVICES Section 7.01. Purchase Orders. (a) Orders. ADGTJV shall issue purchase orders (each, a “PO”) to GE Aerospace to implement its purchase of the quantities of LM Products, Spare Parts and Services that ADGTJV desires to purchase hereunder in accordance with this Section 7.01 and the agreed upon Lead Times pursuant to Section 7.02(c).

62 Confidential (b) Applicability and Treatment of POs. (i) Binding Commitments. Each PO shall represent a binding commitment by ADGTJV to purchase and, upon acceptance, a binding commitment by GE Aerospace to supply, such LM Products, Spare Parts and Services in accordance with the terms of this Agreement and the GE Aerospace Supplemental Terms. For the avoidance of doubt, GE Aerospace shall accept all POs from ADGTJV that comply with the terms of this Agreement. Irrespective of GE Aerospace’s PO review and acceptance process, for all POs that comply with the terms of this Agreement, the date the PO was received by GE Aerospace will apply and be recognized as the date of such PO for all purposes hereunder. For any PO not accepted, GE Aerospace will provide ADGTJV and the JV Partner written notice detailing the reason the PO was not accepted. (ii) PO Modification Agreements. In order to ensure that GE Aerospace is aware of and can expressly agree to and comply with each PO, including as may be requested to meet the specification and contractual requirements of ADGTJV or ADGTJV’s end customer, should ADGTJV wish to modify, revise, supplement or supersede any of the terms and conditions set forth in this Agreement or the GE Aerospace Supplemental Terms (the “PO Modifications”), ADGTJV shall make such request to GE Aerospace and, should GE Aerospace agree, the Alliance Parties will execute a separate written agreement detailing the agreed PO Modifications, which agreement, in order to be effective, must be executed by the GE Aerospace Alliance Manager, or his or her delegatee, which agreement shall then be reflected on the body of the PO (each, a “PO Modification Agreement”). (iii) Application of PO. This Agreement shall apply to all POs issued by ADGTJV or any of its Affiliates to GE Aerospace on or following the Effective Date during the Term. No pre-printed, click through, click-wrap or reverse side terms and conditions included in document(s) of either Alliance Party, other than the GE Aerospace Supplemental Terms, shall be binding or have any legal effect whatsoever on this Agreement or any POs. In the event of any conflict between a PO and the main body of this Agreement, the main body of this Agreement will govern, except for a PO Modification Agreement reflected on the PO. (c) PO Contents. All POs issued by ADGTJV or any of its Affiliates pursuant to this Agreement shall contain at least the following detail: (i) a PO number; (ii) a specific LM Product, Spare Part or Service description or reference and scope of supply or provision; (iii) the required delivery or provision date(s) or forecasted date(s) consistent with the established Lead Times (the “Scheduled Delivery Date”); (iv) the Applicable Prices as determined in accordance with Section 7.03 and Section 7.04 of this Agreement;

63 Confidential (v) if applicable, the quantities to be released for delivery; (vi) if applicable, a reference to the applicable PO Modification Agreement; and (vii) a statement on the face of the PO that reads as follows (provided that the terms of this Agreement shall apply and govern notwithstanding the absence of such statement on the face of any PO between the Alliance Parties during the Term of this Agreement): (A) “The parties agree that, notwithstanding any reference to any other document, this purchase order shall be governed by that certain Second Amended and Restated Supply and Technology Development Agreement entered into by and among General Electric Company, a New York corporation (“GE”), operating as GE Aerospace (“GE Aerospace”), Baker Hughes Holdings LLC, a Delaware limited liability company (“BH”), GE Vernova Operations, LLC, a Delaware limited liability company (“GE Vernova”), and Aero Products and Services JV, LLC, a Delaware limited liability company (“ADGTJV”), dated as of December 29, 2024 (as amended, modified or supplemented from time to time in accordance with its terms).” (d) Change Orders and Scheduling POs. (i) All delivery or provision dates, shipping instructions, quantities ordered and other like terms of a PO may be revised upon the issuance by ADGTJV to GE Aerospace of a change order in writing; provided that any and all changes set forth in such change orders must first be mutually agreed to by and between ADGTJV and GE Aerospace. GE Aerospace shall not be obligated to proceed with any requested changed or extra work, or other terms, until the price of such change and its effect on the Scheduled Delivery Date(s) have been agreed upon and effected by a change order. (A) If any such change results in an increase or decrease in the cost or time required for the performance of the work under the PO, there shall be a mutually agreed upon equitable adjustment of the PO price and the Scheduled Delivery Date(s). (B) If ADGTJV requests a change to an LM Product, Spare Part or Service under an issued PO within the Lead Time, which results in materials that GE Aerospace cannot otherwise utilize or convert into an LM Product, Spare Part, or Service for ADGTJV in a reasonable time, GE Aerospace shall work with ADGTJV to either (x) scrap parts (and charge ADGTJV the direct, reasonable and documented costs incurred, provided that GE Aerospace will use reasonable efforts to reduce such costs) or (y) finish conversion (and charge ADGTJV the Applicable Price for the LM Product, Spare Part of Service set forth in the related PO). ADGTJV shall pay for all work that GE Aerospace commenced for which GE Aerospace has incurred costs under the PO prior to any quantities being decreased.

64 Confidential If there are completed parts or modules from a prior PO that are owned by ADGTJV and both Alliance Parties can find an alternative use for such parts or modules for future sale, then ADGTJV shall consign such materials as customer furnished material to GE Aerospace. (ii) GE Aerospace agrees to provide a schedule and confirmation of completion/shipment date(s) at the time a PO is placed and accepted; provided that, none of these schedules or confirmations shall modify any Scheduled Delivery Date set forth in the relevant POs as accepted by GE Aerospace. Subject to appropriate safeguards for the protection of GE Aerospace’s and its Affiliates’ proprietary or confidential information and upon reasonable advance request, GE Aerospace also agrees to allow ADGTJV’s staff regular access to its facilities to review the PO status and quality, and to provide a monthly report on schedule status. In the event that any PO falls behind schedule, GE Aerospace shall (a) use best efforts to notify ADGTJV in writing, and through the normal, established delivery operating rhythms, of an anticipated change to Scheduled Delivery Dates with as much advance notice as reasonably possible in accordance with GE Aerospace’s Sales and Operating Planning (S&OP) process, including communicating any S&OP impact to customers, (b) provide a detailed schedule and report on the recovery actions as needed with regard to the status of the PO completion and (b) allow for on-site expediting by ADGTJV or an agent appointed by them. (e) Acceptance of POs. All POs, acceptances, change orders and other writings or electronic communications between the Alliance Parties, regardless of whether stated on the face of the PO or not, shall be governed by this Agreement. (f) Spare Parts Exceptions. Notwithstanding the exclusivity provisions contained in Section 5.01, ADGTJV shall be permitted to procure LM Products and Spare Parts from third parties without violating the exclusivity covenant and conditions contained in Section 5.01, subject to and in accordance with the following conditions: (i) Unplanned Customer Event. If an ADGTJV or JV Partner customer experiences an unplanned outage or similar emergency that neither the customer nor the JV Partners nor ADGTJV could have forecasted or planned for at Lead Time (an “Unplanned Customer Event”), and ADGTJV does not have the necessary Spare Part(s) in its inventory to fulfill the customer’s need to resolve the Unplanned Customer Event, then ADGTJV may request from GE Aerospace that GE Aerospace fulfill a PO not to Lead Time (the “Non-Lead Time PO”). GE Aerospace and ADGTJV will work in good faith to fulfill and expedite delivery of such Spare Part(s) to resolve the Unplanned Customer Event. If GE Aerospace is able to fulfill the Non-Lead Time PO, then the Delivery date for such Spare Part(s) will be pulled in to ship according to the agreed expedited lead time. If GE Aerospace is unable to fulfill the Non-Lead Time PO, then it will notify ADGTJV within ten (10) days that it cannot fulfill the Non-Lead Time PO, and thereafter ADGTJV may purchase the same quantity of OEM new Spare Parts described in the Non-Lead Time PO from a third party, including an ASP or component repair source, as required to resolve the Unplanned Customer Event.

65 Confidential (ii) Rotable Exchanges. ADGTJV or the JV Partners may purchase LM Products and Spare Parts from customers operating in the JV Field of Use as part of a Rotable Exchange Program. The term “Rotable Exchange Program” shall mean a program offered by ADGTJV and the JV Partners whereby a replacement LM Product or Spare Part is sold to the customer, enabling the customer to replace LM Products or Spare Parts quickly and ADGTJV and the JV Partners manage the repair of the LM engine or part to useable condition and resells the repaired LM part (now considered a Spare Part) or LM engine (now considered an LM Product) to such original customer or to any other customer in an ordinary course transaction for Spare Parts or LM Products (regardless of whether such other customer originally purchased a replacement Spare Part or LM Product or is part of a Rotable Exchange Program). (iii) Customer Resale Opportunities and USM. The Parties acknowledge that, from time to time, an aeroderivative customer in the JV Field of Use may offer a new or used LM Product for sale for which there are valid business reasons for ADGTJV or a JV Partner to want to purchase such LM Product from the customer (i.e.: induce the immediate purchase of another LM Product by the customer or protect the LM Product from being purchased by a competitor) (the “Customer Resale Opportunity”). The Parties also acknowledge that, from time to time, ADGTJV or a JV Partner may desire to purchase used serviceable material for use in ADGTJV’s or such JV Partner’s fleet (“USM”). ADGTJV and the JV Partners shall be permitted to bid on, and purchase, the Customer Resale Opportunity or USM from an aeroderivative customer in the JV Field of Use without GE Aerospace pre-approval if ADGTJV (A) has not exceeded its Exclusivity Purchase Exception Threshold for the then current calendar year and (B) provides written notice to GE Aerospace on a Quarterly basis with the following information related to the Customer Resale Opportunity or USM: the name of the customer; LM Product or USM purchased; and price paid. The term “Exclusivity Purchase Exception Threshold” shall mean for each calendar year, the purchase by ADGTJV and the JV Partners of Customer Resale Opportunities and USM shall collectively not exceed $[***] U.S. Dollars. Once ADGTJV and the JV Partners reach the Exclusivity Purchase Exception Threshold in a calendar year, ADGTJV and the JV Partners shall not be permitted to pursue any additional Customer Resale Opportunities or USM for the remainder of such calendar year without seeking APCC pre-approval for any such proposed purchase. In the event ADGTJV and the JV Partners exceed the Exclusivity Purchase Exception Threshold in any calendar year (and such exceedance was not pre-approved by the APCC) then ADGTJV shall only be required to pay GE Aerospace the Margin Percentage for a corresponding new LM Product that GE Aerospace could have been able to sell to ADGTJV. (g) Repair Exclusivity Exception. Notwithstanding the exclusivity provisions contained in Section 5.02, to permit existing business practices to continue, GE Aerospace (i) shall be permitted to perform component Repairs for ASPs, and (ii) shall be permitted to perform Repairs for other third-party service providers as mutually agreed between the Parties, without violating the exclusivity covenant and conditions contained in Section 5.02.

66 Confidential Section 7.02. Terms and Conditions of Purchase. (a) Terms and Conditions of Purchase. (i) Purchases made by ADGTJV of LM Products, Spare Parts and Services shall be subject to the following: (A) the terms of this Agreement; (B) the applicable GE Aerospace Supplemental Terms; (C) the terms of any PO Modification Agreement; and (D) the terms contained in POs accepted hereunder. (ii) In the event of a conflict, the following order of precedence will prevail: (A) the terms of any PO Modification Agreement (B) the terms of this Agreement, excluding the applicable GE Aerospace Supplemental Terms; (C) the applicable GE Aerospace Supplemental Terms; (D) the terms of any POs issued hereunder; and (E) drawings, specifications and related documents specifically incorporated by reference herein or in any PO. (iii) 2017 Supply Agreement; Bridge STDA; ARSTDA. Effective as of the Effective Date, no LM Products, Spare Parts or Services offered pursuant to this Agreement shall be available for supply or purchase (as applicable) under the Bridge STDA or the Amended and Restated Supply Agreement, dated as of November 13, 2018, between GE and BH. Additionally, effective as of the Amendment Date, no LM Products, Spare Parts or Services offered pursuant to this Agreement shall be available for supply or purchase (as applicable) under the terms and conditions of the ARSTDA. (b) Liquidated Damages for Delayed Deliveries. (i) Liquidated Damages. If GE Aerospace fails to (1) deliver LM Products to ADGTJV within the established Lead Times as described in Section 7.02(c) below or as otherwise agreed in the PO Modification Agreement or (2) satisfy its Repair obligations or its Engineering Services obligation in accordance with the established completion times for such Repairs or Engineering Services as agreed upon by the Alliance Parties, then GE Aerospace shall be

67 Confidential responsible for paying ADGTJV liquidated damages based on the rates set forth below. (ii) Rates. Subject to the conditions set forth below, to the extent GE Aerospace is required to pay liquidated damages to ADGTJV, the liquidated damages for the delayed delivery of LM Products, shall be equal to one-half percent (0.5%) of the price of the LM Product, Repair or Engineering Service to be delivered or provided per week of delay up to six percent (6%), with a one-week grace period to cure the delay. Without prejudice to the impact that any such delays may have on the calculation of any Annual Incentive payable to GE Aerospace hereunder, the foregoing liquidated damages shall be the sole and exclusive remedy to ADGTJV, and the sole and exclusive liability of GE Aerospace, with respect to any such late delivery described in Section 7.02(b)(i). (iii) Conditions. (A) ADGTJV shall only be entitled to receive liquidated damages from GE Aerospace to the extent that GE Aerospace, and its sub-tier suppliers, including GE Aerospace-managed RSPs (expressly excluding the BH Booster RSP), have caused the delay and ADGTJV (or a JV Partner) has paid some damages, whether as liquidated damages, concessions, discounts, or other settlement mechanisms as a result of such delay to ADGTJV’s (or such JV Partner’s) end customer or has incurred in extra costs due to GE Aerospace delay (including expedited shipment in accordance with Section 7.02(b)(iii)(B) below); provided that in no event shall the liquidated damages exceed the rates set forth above for the period of any GE Aerospace delay of an LM Product, Repair or Engineering Service. This subsection )A( shall not apply to delays in the provision of Engineering Services, for which liquidated damages shall be due in any event of delay as per the terms set forth above. (B) ADGTJV and the JV Partners shall use all reasonable efforts in their negotiations with customers to minimize such liquidated damages from GE Aerospace. (C) GE Aerospace shall not be liable for paying liquidated damages in the following circumstances: to the extent such products are ordered within a period shorter than the applicable LM Products Lead Time (e.g., lead time for a product is forty (40) weeks and order dropped in with only twenty (20) -week lead time); provided that liquidated damages are applicable for any week of delay in excess of the applicable LM Products Lead Time, with such LM Products Lead Time calculated from the time such order was placed. (D) With the exception of the STDA Engines, GE Aerospace shall not be liable for paying any liquidated damages (if any would be due in accordance with this Section 7.02(b)) associated with the delivery of the LM9000 full engine, provided that GE Aerospace shall remain responsible for liquidated

68 Confidential damages as it relates to delayed delivery of the LM9000 Core purchased under this Agreement. (c) Lead Time. (i) GE Aerospace shall establish and notify ADGTJV from time to time, but not less than annually, of the lead times for the time between when ADGTJV initiates a PO for LM Products, Spare Parts and Services and the time such LM Products, Spare Parts and Services are delivered based on existing supplier market dynamics and consistent with past practice (“Lead Times”) (it being understood that, as of the Amendment Date, with respect to any LM Products, GE Aerospace shall use best efforts to decrease the Lead Time to twenty-four (24) months for POs placed after January 1, 2027); provided that GE Aerospace shall use reasonable commercial efforts to deliver to ADGTJV such LM Products, Spare Parts and Services in a shorter delivery time than the agreed Lead Time. (ii) GE Aerospace shall develop Lead Time reduction programs and shall provide such programs to the APCC for review and approval. Through the APCC and in accordance with the principles of the APCC, both Alliance Parties shall collaborate with respect to such Lead Time reduction programs and any other Lead Time reduction ideas, including through new supplier development, opportunities to kit material, and lean principles, with a goal to reducing Lead Time from order to delivery. (iii) ADGTJV shall submit PO(s) in good faith to GE Aerospace for LM Products, Spare Parts and Services consistent with the established Lead Times. (iv) Without the prior approval of the APCC, in any Contract Year, the number of LM Products ordered by ADGTJV under POs placed by ADGTJV shall not exceed the lesser of one hundred and twenty percent (120%) of: (1) the aggregate volume of LM Products under POs placed by ADGTJV for all LM Products with a Scheduled Delivery Date in the prior year; or (2) the LM Product slot capacity available in the given Contract Year. For purposes of calculating the foregoing clause (2), the Parties hereby agree that such slot capacity is full for Contract Years 2025 and 2026, and such slot capacity for Contract Year 2027 will be two hundred and ten (210) LM Products. (d) Forecast. ADGTJV shall provide the GE Aerospace members of the APCC a five (5) year rolling forecast for the LM Products, Spare Parts and Services for each LM Product Line to facilitate a smooth sales and operating plan process, appropriate resource planning and timely funding allocations that ADGTJV shall update twice per year (“Forecast”). Each Forecast is non-binding and is for general planning purposes; provided that ADGTJV shall use reasonable efforts to promptly provide any updates to a Forecast in the event there are material changes in a Forecast. (e) Product Quality. All quality control exercised in the manufacture and supply of LM Products and Spare Parts shall be in accordance with applicable Law and GE

69 Confidential Aerospace’s normal quality control policies and meet the applicable PO specification performance requirements at the time of delivery, including power, efficiency and emissions requirements. (f) Transfer of Title and Risk of Loss. Subject to Section 3.03, and notwithstanding the historical practice prior to the Effective Date, GE Aerospace will be responsible for inventory related to raw materials and work in process (WIP). Upon delivery as set forth in the GE Aerospace Supplemental Terms, title and risk of loss of the LM Products and Spare Parts shall pass to ADGTJV. Section 7.03. Pricing – LM Products, Spare Parts and Repair Services. (a) Pricing – LM Products and Spare Parts. Excluding the LM Products included in Schedule 1, 2A and 2B of the Side Agreement or the POMA, any POs for LM Products or Spare Parts placed prior to January 1, 2024 (which shall be subject to the pricing terms of the ARSTDA), and the LM Products and Spare Parts excluded from the Cost Baseline under Section 7.03(d)(iii), all other LM Products and Spare Parts shall be sold to ADGTJV at a price equal to the Cost Baseline in effect as of the date of PO placement divided by the amount that is one (1) minus the Margin Percentage (as converted into a decimal number) and escalated in accordance with Section 7.03(d)(iv) below (the “Supply Product Price”) unless otherwise expressly stated in this Agreement. (b) Pricing – Repair Services. The Repair Services shall be sold to ADGTJV at a price equal to GE Aerospace’s applicable repair catalog price minus a discount agreed by the Parties in writing (the “Repair Services Price”). (c) Product Cost. The calculation and elements of Product Cost shall be consistent with the historical cost elements used between GE Aerospace and BH and GE Vernova, as set forth in Schedule 14. For clarity, (i) Product Cost does not include any RSP Materials costs or internal GE Aerospace profit or mark-up and (ii) any Product Costs which are not directly attributable to GE Aerospace’s aeroderivative product line (excluding its Marine product line) shall only be included in the Product Cost on a pro rata basis based on the amount attributable to such aeroderivative product line (excluding such Marine product line). For the avoidance of doubt, in no event shall any escalation in accordance with Section 7.03(d)(iv) be considered for purposes of determining the Product Cost. (d) Cost Baseline – Determination and Reset. (i) Cost Baseline. The “Cost Baseline” shall mean the average Product Cost over the twelve (12)-month period, measured from October 1 through September 30, of the preceding year(s), using GE Aerospace’s standard cost allocation applicable to the LM Products and Spare Parts as of the Amendment Date and as described in Section 7.03(c); provided, that, with respect to any LM Product for which there were no deliveries thereof in such twelve (12)-month period, the average Product Cost for purposes of the Cost Baseline determination with respect to such LM Product will be calculated based on the average Product Cost of such LM Products delivered in the twenty-four (24)-month period immediately preceding such date (the “24-Month LM Products”). If GE Aerospace implements

70 Confidential a change to its accounting for Product Cost (e.g., move from average actual to standard costing), GE Aerospace shall notify ADGTJV in writing of such change, providing relevant details with respect thereto, and update future Cost Baselines using its new methodology, which methodology shall not in any case change any of its cost elements as agreed to in this Agreement and such cost elements shall continue to be consistent with the historical cost elements used between GE Aerospace and BH and GE Vernova, as set forth in Schedule 14, and as described in Section 7.03(c). Upon ADGTJV’s request, GE Aerospace shall provide ADGTJV with a reasonably detailed written description of any changes to the Cost Baseline generated by such new methodology. Further, no costs or fees associated with RSP Materials, liquidated damages or warranty shall be included in any Cost Baseline. (ii) Cost Baseline Resets. (A) As of the Amendment Date, the Cost Baseline for all LM Products (other than the LM9000) and the corresponding Spare Parts shall be the Cost Baseline in effect as of January 1, 2024 under the ARSTDA. GE Aerospace shall reset such Cost Baseline effective as of January 1, 2027 and each two (2) year anniversary thereafter. GE Aerospace shall notify ADGTJV in writing at least forty-five (45) days before the effective reset date for review, providing all relevant details regarding the effective pricing changes for impacted LM Products and Spare Parts necessary to assess the calculation consistent with GE Aerospace’s standard cost allocation applicable to the LM Products and Spare Parts as described in Section 7.03(c). (B) Prior to January 1, 2027, with respect to any POs for any LM9000 Product Line engine or any corresponding Spare Parts beyond those subject to the POMA, GE Aerospace shall provide an estimated cost quotation based on GE Aerospace’s actual Product Costs with respect to the last to be delivered or provided LM9000 Product Line engine or Spare Part under the POMA, as applicable. The Parties hereby acknowledge and agree that, notwithstanding the foregoing, such Spare Parts shall be included in the Cost Baseline pursuant to Section 7.03(d)(iii) as soon as such Spare Parts meet the applicable threshold thereunder. In any event, subject to Section 7.03(d)(iii), GE Aerospace shall set the Cost Baseline for the LM9000 Product Line and any corresponding Spare Parts effective as of January 1, 2027 and each one (1) year anniversary thereafter until January 1, 2031. GE Aerospace shall notify ADGTJV in writing at least forty-five (45) days before the effective reset date for review, providing relevant details regarding the effective pricing changes necessary to assess the calculation consistent with GE Aerospace’s standard cost allocation applicable to the LM Products and Spare Parts as described in Section 7.03(c). As of and following January 1, 2031, all LM9000 Product Line engines and any corresponding Spare Parts will integrate and be included in each Cost Baseline reset for all LM Products and Spare Parts pursuant to Section 7.03(d)(ii)(A).

71 Confidential (C) Notwithstanding anything in this Agreement to the contrary, (i) in no event shall the Cost Baseline in effect as of January 1, 2024, or any other Cost Baseline determined pursuant to a reset in accordance with the terms and conditions of this Agreement, be increased following the effective date of such Cost Baseline and (ii) the Schedule 14 historical cost elements will be the only cost elements included in the Cost Baseline in connection with any such reset of the Cost Baseline. (iii) LM Products and Spare Parts Excluded from the Cost Baseline. (A) For clarity, GE Aerospace is not required to include and will exclude any LM Product from a Cost Baseline reset if a particular LM Product does not meet the criteria set forth in Schedule 17. Additionally, Spare Parts without a minimum aggregate Delivery quantity of twelve (12) in each of the last two (2) twelve (12)-month periods prior to the date of the calculation of such Cost Baseline reset shall not be included by GE Aerospace in the Cost Baseline reset. ADGTJV may request a separate proposal for LM Products and Spare Parts excluded from a Cost Baseline in accordance with Schedule 3, Article 2(B). Any PO with respect to LM Products or Spare Parts which are not subject to a Cost Baseline reset in accordance with the foregoing shall include the estimated Product Cost as of the date of the issuance of such PO and the Margin Percentage for such estimate (“Estimated Price”). Each such PO shall be subject to a reconciliation based on the Product Cost as of the date of Delivery and the Margin Percentage for such Product Cost (“Actual Price”), which reconciliation shall reflect the difference between the Actual Price and the Estimated Price. GE Aerospace shall invoice ADGTJV on a Quarterly basis reflecting any payment owed by ADGTJV to GE Aerospace, or credit owed by GE Aerospace to ADGTJV, based on such reconciliation with respect to any such LM Products or Spare Parts Delivered in the preceding Quarter. Any reconciliation payments shall be paid consistent with Schedule 3, Article 5, and Section 7.07. (iv) Escalation. Escalation shall apply to the Supply Product Price as set forth in Schedule 16. The Supply Product Price for Spare Parts, inclusive of escalation in accordance with Schedule 16, will be included in the GE Aerospace Price Catalog published annually and provided to ADGTJV, beginning on January 1, 2025. With respect to the Supply Product Price for Spare Parts to be Delivered pursuant to any POs placed between January 1, 2024 and the Amendment Date such price shall be escalated in accordance with the applicable Schedule 16 escalation formula and such escalation shall be invoiced in a Quarterly reconciliation with respect to any such Spare Parts Delivered in the preceding Quarter in accordance with Section 7.03(d)(iii)(A). With respect to the Supply Product Price for LM Products to be Delivered pursuant to any POs placed between January 1, 2024 and the Amendment Date, such price shall be escalated in accordance with the applicable Schedule 16 escalation formula and ADGTJV shall update any such POs to reflect such escalation.

72 Confidential (v) No RSP Materials Costs. No costs or fees associated with RSP Materials shall be included in any Cost Baseline or Applicable Price. (vi) Cost-Out Projects. ADGTJV and the JV Partners may wish to provide funding, on a rolling two (2)-year basis, for significant cost-out projects to capture the cost benefits. Any such cost-out projects will be documented in a SOW in accordance with Section 6.01(b) and brought to the PCB for agreement on the implementation timing and any associated re-pricing to reflect the cost out initiative within the Applicable Price (e.g., re-engineering a part for cost out) for the subsequent reset of the Cost Baseline. GE Aerospace shall use actual PO pricing (if available) or best estimates of Product Costs and Engineering Services Costs for estimates which are used in PCB reviews as part of joint cost-out efforts. (vii) Costs Associated with Changes to Product Configurations or Specifications. Any changes to configuration or product specification to any product in the LM Product Lines requested by ADGTJV for product management reasons (including significant module upgrades) shall be subject to the terms and conditions of Schedule 17. Section 7.04. Pricing – Engineering Services. (a) Engineering Services Price. Subject to Schedule 7, the Engineering Services shall be sold to ADGTJV at a price equal to the Engineering Services Cost (as defined below) divided by the amount that is one (1) minus the Margin Percentage (as converted into a decimal number) (the “Engineering Services Price”). The Engineering Services Price will be billed based on actual Engineering Services Cost and will be billed on a regular basis that shall be no less than Quarterly. (b) Engineering Services Cost. (i) The “Engineering Services Cost” shall mean, for any project (e.g., new repair substantiation), part (e.g., MRB support), or LM Product Line the aggregate of the following three types of costs: (1) the cost of Engineering Services provided, which is equal to the sum of the products of (a) the relevant engineering hours, based on location applied towards the project, part, or LM Product Line multiplied by (b) the compensation and benefits (i.e., labor costs), relevant depreciation, indirect costs, and overhead (the “Engineering Rates”) for such relevant engineering team based on location as updated at least annually by GE Aerospace; (2) any costs for engineering purchased services associated with a specific project, part, or LM Product Line; and (3) any support or parts provided by a GE Aerospace production, development, test, or assembly shop to Engineering Services, which is costed based on the Product Cost. (ii) The calculation and elements of Engineering Services Cost shall be consistent with the historical engineering cost allocation used between GE Aerospace and GE Vernova/BH. For clarity, GE Aerospace will continue to use and apply its internal engineering rates as used for its public financial statements

73 Confidential today. In addition, Engineering Services Cost does not include any internal GE Aerospace profit or mark-up. (iii) For avoidance of doubt, the determination of which engineers will be utilized to provide the Engineering Services will be at GE Aerospace’s sole discretion; provided that GE Aerospace will ensure engineers are similarly qualified and experienced as those utilized in the remainder of its business. Section 7.05. Annual Incentive. (a) Annual Incentive. Starting January 1, 2027, ADGTJV shall pay GE Aerospace an annual incentive in accordance with Schedule 20 (the “Annual Incentive”). GE Aerospace shall invoice ADGTJV on a Quarterly or annual basis, as applicable, reflecting any payment owed by ADGTJV to GE Aerospace based on the terms and conditions of Schedule 20. Any Annual Incentive payments shall be paid consistent with Schedule 3, Article 5, and Section 7.07. The Annual Incentive is intended to ensure fair and equitable compensation for GE Aerospace that aligns with the success and growth of ADGTJV and correspondingly with the JV Partners’ sales, reflecting the value derived from GE Aerospace’s LM Products and GE Aerospace’s performance hereunder. The amount of the Annual Incentive shall initially be calculated by GE Aerospace (it being understood that such calculation shall occur on a Quarterly basis, in the first month of a given Quarter with respect to the immediately preceding Quarter, to the extent applicable under Schedule 20) and provided to ADGTJV for review. Following ADGTJV’s review, the Alliance Parties shall provide such calculation to the Governance Committee for its review and approval. (b) No Royalties. For the avoidance of doubt, notwithstanding anything herein or in the Bridge STDA, the Original STDA, the ARSTDA, the Side Agreement or any amendment, restatement, modification, supplement, side letter or other agreement of or relating to any of the foregoing entered into prior to the Amendment Date, effective as of the Amendment Date, in no event shall GE Aerospace be entitled to, or ADGTJV or either of the JV Partners be required to pay to GE Aerospace any royalty or other similar amount (including any Repair Royalty (as defined under the ARSTDA) or any royalty or other amount pursuant to that certain Repair Clarification Letter, dated as of July 24, 2020, between the GE Aerospace and ADGTJV). GE Aerospace shall be entitled to, and ADGTJV or either JV Partner shall be required to pay to GE Aerospace, any royalty earned prior to the Amendment Date (as applicable). Section 7.06. Other Pricing and Costs. (a) MRB. ADGTJV shall pay GE Aerospace for GE Aerospace’s Engineering Services manufacturing support also known as “MRB” at the Engineering Services Cost, provided that if such amounts exceed a threshold of seven (7) million U.S. Dollars in any Contract Year, ADGTJV shall only pay fifty percent (50%) of any such amounts that exceed such threshold (it being understood that, with respect to the first Contract Year, notwithstanding anything herein to the contrary, such Contract Year shall include any months within the calendar year of such Contract Year that occurred prior to the Amendment Date and such amounts shall include any amounts incurred under the ARSTDA during such months).

74 Confidential (b) Specialized Tooling Costs. On behalf of ADGTJV and at ADGTJV’s cost, GE Aerospace will procure or produce specialized tooling (i.e., specific to a product line) required for the LM Products, which will be owned by ADGTJV and subject to a bailment. Section 7.07. Payment Terms; Taxes; and Audit. (a) Payment Terms. All payments shall be made in accordance with the relevant payment provisions in the GE Aerospace Supplemental Terms. (b) Taxes. (i) Notwithstanding Section 7.07(a), pricing is exclusive of, and ADGTJV shall bear and timely pay, any and all sales, use, value-added, transfer and other similar Taxes (and any related interest and penalties) imposed on, or payable with respect to, any purchases made by ADGTJV pursuant to this Agreement; provided that (A) to the extent such Taxes are required to be collected and remitted by GE Aerospace, ADGTJV shall pay such Taxes to GE Aerospace upon receipt of an invoice from GE Aerospace, and (B) for the avoidance of doubt, subject to Section 7.07(b)(ii), such pricing shall be inclusive of, and GE Aerospace shall bear, any overall income and similar Taxes imposed on or payable by GE Aerospace. (ii) Withholding. All payments by ADGTJV pursuant to this Agreement shall be free of all withholdings of any nature whatsoever except to the extent otherwise required by Law, and if any such withholding is so required, ADGTJV shall pay an additional amount such that after the deduction of all amounts required to be withheld, the net amount actually received by GE Aerospace shall equal the amount that GE Aerospace would have received if such withholding had not been required; provided that, ADGTJV shall not be required to pay any such additional amount if any deduction or withholding from any payment made by ADGTJV under this Agreement is required solely and directly as a result (A) of an assignment by GE Aerospace to a foreign Affiliate pursuant to Section 9.10, or (B) of any action by GE Aerospace that is not in accordance with the provisions of this Agreement, in each case, that was not at the request of ADGTJV. (c) Cooperation. The Alliance Parties will cooperate with each other in good faith to minimize the imposition of, and the amount of, Taxes described in Section 7.07(b). (d) Audits. (i) Cost Baseline Audit. Upon ten (10) days’ advanced written notice following a Cost Baseline reset pursuant to Section 7.03(d)(ii), but not later than ninety (90) days following such Cost Baseline reset, ADGTJV may audit (through an independent internationally recognized third party auditor appointed by ADGTJV), during regular business hours and in a manner that complies with the building and security requirements of GE Aerospace, the books, records, facilities and other relevant documents of GE Aerospace (which GE Aerospace shall preserve for at least two (2) years following the end of the calendar year to which

75 Confidential they pertain) to the extent reasonably necessary to determine that the costs are accurately recorded and in line with GE Aerospace’s accounting standards and historical practices. Such documentation shall be provided by GE Aerospace in a timely manner to allow the audit completion by planned effectiveness of the new Cost Baseline. Any audit conducted under this Section 7.07(d) shall not interfere unreasonably with the operations of GE Aerospace. ADGTJV shall pay the costs of conducting such audit, unless such audit reveals a discrepancy between the Cost Baseline reset calculation provided by GE Aerospace and the result of the audit conducted by ADGTJV in excess of five percent (5%), in which case GE Aerospace shall be responsible for such costs, and provided that in any event the Cost Baseline reset should be modified accordingly to the audit result, whether an increase or decrease as appropriate. All information learned or obtained from such audit shall be deemed Confidential Information for purposes of this Agreement. (ii) Audit for Compliance with Agreement. Upon thirty (30) days’ advanced written notice, on a bi-annual basis, either Alliance Party may audit the other (through an independent internationally recognized third party auditor appointed by the auditing Alliance Party), during regular business hours and in a manner that complies with the building and security requirements of the other Alliance Party, the books, records and facilities and any other relevant document of the other Alliance Party to the extent reasonably necessary to determine such Alliance Party’s compliance with this Agreement. Any audit conducted under this Section 7.07(d) shall not interfere unreasonably with the operations of the other Alliance Party. Any audit costs shall be borne by the Alliance Party requesting the audit. All information learned or obtained from such audit shall be deemed Confidential Information for purposes of this Agreement. Section 7.08. Revenue Share Participant Management. (a) GE Aerospace Obligations for LM Product Lines. GE Aerospace shall assume fulfilment, logistics and planning responsibilities for all RSPs on all existing LM Product Lines and associated LM Products or Spare Parts, including the GE Aerospace LM9000 Core RSP, but expressly excluding the BH Booster RSP. GE Aerospace shall also be responsible for making payments to such RSPs (excluding the BH Booster RSP) on the LM Product Lines and associated LM Products or Spare Parts. GE Aerospace shall retain the RSP contractual management fees (i.e.: deductions and drags) for all such RSPs (including the GE Aerospace LM9000 Core RSP) in consideration of GE Aerospace’s RSP responsibilities provided for in this Agreement. (b) ADGTJV Obligations for Legacy LM Product Lines. ADGTJV shall pay GE Aerospace for all RSP Materials at a price equal to the RSP Materials price (gross of any RSP contractual management fees (i.e.: deductions or drags) as set forth in Section 7.06(a)). For the avoidance of doubt, GE Aerospace will not charge ADGTJV any Margin Percentage on RSP Materials. (c) BH Obligations for the LM9000 RSP introduced by BH. BH and GE Aerospace have agreed to enter into separate agreements with the LM9000 RSP originally introduced by BH such that (i) BH shall have an agreement with such RSP for the LM9000 booster

76 Confidential work to be performed by such RSP for BH (the “BH Booster RSP”) and (ii) GE Aerospace shall have an agreement with such RSP for the scope of work to be performed by such RSP for GE Aerospace related to the LM9000 Core (the “GE Aerospace LM9000 Core RSP”). BH shall manage and be solely responsible for the fulfilment, logistics and planning responsibilities for the BH Booster RSP. For the avoidance of doubt, BH shall be responsible to make all payments to the BH Booster RSP and GE Aerospace shall not be held liable for any damages associated with the BH Booster RSP. ADGTJV shall pay GE Aerospace for all RSP Materials related to the GE Aerospace LM9000 Core RSP as provided in Section 7.08(b) above. (d) Future Product Lines. ADGTJV shall have the authority and right to propose new RSPs for LM Products and Spare Parts as part of new production introductions relating to aero-derivative gas turbines under one or more Technology Development Program Plans. GE Aerospace shall have final approval on which parts are open for RSP and what technology shall be shared with RSPs, provided that to the extent that GE Aerospace does not approve such RSP, GE Aerospace has a rational basis for exclusion (including safety concerns). ADGTJV shall have the right to veto the introduction of new RSPs if it can demonstrate a material impact on its service revenue or an IP leakage concern. As part of the development of any future LM Product Line, ADGTJV and GE Aerospace shall work together to honor and comply with any then-existing contractual arrangements with GE Aerospace’s RSPs. (e) Management of RSP Obligations. The Alliance Parties have agreed that the RSPs shall remain liable for warranty and delivery of their hardware as set forth in their contractual arrangements and GE Aerospace shall be responsible for collection of damages from such RSPs (except for the BH Booster RSP) for breach of their contractual arrangements, provided that: GE Aerospace shall be responsible for delays in the delivery of RSP scope (except for the BH Booster RSP scope) and thus shall be entitled to seek damages from the RSPs for delay (except for the BH Booster RSP). The Alliance Parties reviewed current RSP arrangements and determined appropriate mechanisms for effectuating this Section 7.08(e), which took into consideration relevant limitations in RSP contractual arrangements; and resulted in a financially neutral impact to GE Aerospace, ADGTJV and the RSP. Furthermore, in the event that GE Aerospace or any RSP requests, needs or elects to modify any existing arrangement or terms between GE Aerospace and any RSP that would either (i) result in an increase to GE Aerospace’s management fees hereunder with respect to such RSP arrangement, (ii) materially impact ADGTJV’s pricing of the RSP provided parts, or (iii) materially alter ADGTJV’s warranty coverage as it relates to such RSP, then GE Aerospace shall (A) notify ADGTJV in writing and provide an overview of the negotiation dynamics and estimated impact to ADGTJV and (B) use commercially reasonable efforts to minimize such impacts. Section 7.09. Introduction and Substantiation of Repairs and Spare Parts. (a) Introduction and Substantiation Process for Repairs and Spare Parts. (A) New Repairs. ADGTJV shall provide written notice to the PCB of any development by ADGTJV or the JV Partners of any New Repairs. ADGTJV may elect, but shall not be required, to submit any such New Repair to GE Aerospace for substantiation before implementation (including a reasonable timeframe within which ADGTJV requests GE Aerospace’s response). With

77 Confidential respect to each such request for substantiation, GE Aerospace shall use good faith efforts to, within such timeframe (or any other timeframe as may be mutually agreed between the Parties in writing), conduct the applicable (i) engineering substantiation and (ii) repair source substantiation. GE Aerospace shall submit a summary of the substantiation outcome (e.g., approved or disapproved) to the PCB. Implementation and execution of a proposed Substantiated ADGTJV Repair shall be made by ADGTJV itself or through either of the JV Partners in accordance with the terms of Section 7.10. Notwithstanding anything herein to the contrary, GE Aerospace shall not be in breach of this Agreement if it is unable to complete such substantiation during such timeframe (provided it has used good faith efforts to do so) and may only decline to substantiate any such New Repair due to technical or safety concerns, in each case, as determined in its good faith, reasonable business judgment (it being understood that (1) technical concerns shall include only those impacting the safety, power, efficiency, emissions, reliability, operability, durability, life, maintainability, and systems effect of the LM Product or impacting repair source substantiation and (2) in no event shall technical or safety concerns include any commercial or financial reasons or concerns). If GE Aerospace does not substantiate any such New Repair, then GE Aerospace must provide ADGTJV a rationale for such decision not to substantiate in writing. The Parties hereby acknowledge and agree that if GE Aerospace does not approve or reply within the above-mentioned timeframe, ADGTJV by ADGTJV itself or through either of the JV Partners may proceed with the New Repair and such New Repair shall be deemed a “Non-Substantiated ADGTJV Repair” for purposes of this Agreement. For the avoidance of doubt, in the event that any New Repair is deemed a “Non- Substantiated ADGTJV Repair” hereunder for any reason, and GE Aerospace subsequently substantiates such New Repair in accordance with this Section 7.09(a)(A), then such New Repair shall be deemed a “Substantiated ADGTJV Repair” as of the date of substantiation by GE Aerospace, for all purposes hereunder following such substantiation, and the ADGTJV and/or the JV Partners will cooperate in good faith to make any necessary changes to the identification and marking of parts undergoing such New Repair. (B) Existing Spare Parts. ADGTJV shall promptly provide written notice to the Governance Committee in the event ADGTJV believes that any Existing Spare Part (other than a New Spare Part, the process for which shall be governed by Section 7.09(a)(C)) is subject to a Significant Event, which notice shall include a reasonably detailed description of such Existing Spare Part and the Significant Event for the Governance Committee to be informed thereof. The Governance Committee shall call a special meeting in accordance with Section 3.02(d)(iii) and, although (notwithstanding anything to the contrary herein), unanimous consent is not required, the Governance Committee shall discuss the details of the Significant Event and whether GE Aerospace is able to provide such Existing Spare Parts in quantities as reasonably requested by ADGTJV within a reasonable timeframe for ADGTJV to mitigate the Significant Event and, if not, any conditions that may apply with respect to ADGTJV’s manufacture or procurement of such Existing Spare Part. If GE Aerospace is not able to provide such Existing Spare Part to ADGTJV in such quantity or does not reply within a

78 Confidential reasonable timeframe, then ADGTJV will outline to the Governance Committee, and may proceed with, its plans to manufacture and/or procure the applicable Existing Spare Part by ADGTJV itself or through either of the JV Partners in accordance with the terms of Section 7.10. In any event, the Parties agree that ADGTJV’s right to manufacture and/or procure the applicable Existing Spare Part shall be limited to the extent required to address and mitigate the impact of the current Significant Event, and only during the pendency of such Significant Event. Any Existing Spare Part that ADGTJV may manufacture and/or procure in accordance with the foregoing during the pendency of such Significant Event shall be considered a “ADGTJV Existing Spare Part” hereunder. ADGTJV shall provide the Governance Committee with reasonable written updates throughout the pendency of the applicable Significant Event. Once ADGTJV introduces an ADGTJV Existing Spare Part, the Parties may work together to determine if such ADGTJV Existing Spare Part should be substantiated via GE Aerospace’s production and quality requirements. (C) New Spare Parts. ADGTJV shall provide written notice to the Governance Committee of any development by ADGTJV or the JV Partners of any New Spare Parts. ADGTJV shall be required to submit New Spare Parts to GE Aerospace for substantiation (including a reasonable timeframe within which ADGTJV requests GE Aerospace’s response). GE Aerospace shall use good faith efforts to coordinate with ADGTJV with respect to such substantiation and shall promptly notify ADGTJV if GE Aerospace elects to proceed with substantiation. If GE Aerospace proceeds with substantiation, GE Aerospace shall use good faith efforts to, within a reasonable timeframe (or any other timeframe as may be mutually agreed between the Parties in writing), conduct the applicable (i) engineering substantiation, and (ii) substantiation via GE Aerospace’s production and quality requirements. GE Aerospace shall submit a summary of the substantiation outcome (e.g., approved or disapproved) to the Governance Committee. Implementation and execution of a proposed Substantiated ADGTJV Spare Part shall be made by ADGTJV itself or through either of the JV Partners in accordance with the terms of Section 7.10. Notwithstanding anything herein to the contrary, GE Aerospace shall not be in breach of this Agreement if it is unable to complete such substantiation during such timeframe (provided it has used good faith efforts to do so) and—if GE Aerospace proceeds with substantiation as set forth above—may only decline to substantiate any such New Spare Part due to technical or safety concerns, in each case, as determined in its good faith, reasonable business judgment (it being understood that (1) technical concerns shall include only those impacting the safety, power, efficiency, emissions, reliability, operability, durability, life, maintainability, and systems effect of the LM Product or adherence to GE Aerospace’s production and quality requirements and (2) in no event shall technical or safety concerns include any commercial or financial reasons or concerns). If GE Aerospace does not substantiate any such New Spare Part, then GE Aerospace must provide ADGTJV a rationale for such decision not to substantiate in writing. The Parties hereby acknowledge and agree that if GE Aerospace does not elect to proceed with substantiation or does not approve or reply within the above-mentioned timeframe, ADGTJV may proceed with the New Spare

79 Confidential Part by ADGTJV itself or through either of the JV Partners and such New Spare Part shall be deemed a “Non-Substantiated ADGTJV Spare Part” for purposes of this Agreement. For the avoidance of doubt, in the event that any New Spare Part is deemed a “Non-Substantiated ADGTJV Spare Part” hereunder for any reason, and GE Aerospace subsequently substantiates such New Spare Part in accordance with this Section 7.09(a)(C), then such New Spare Part shall be deemed a “Substantiated ADGTJV Spare Part”, as of the date of substantiation by GE Aerospace, for all purposes hereunder following such substantiation and the ADGTJV and/or the JV Partners will cooperate in good faith to make any necessary changes to the identification and marking of such New Spare Part. For any Substantiated ADGTJV Spare Part, ADGTJV agrees to purchase such Spare Part under the exclusivity obligations in Section 5.01 in accordance with the pricing terms set forth in Section 7.03. (D) Any New Repair or New Spare Part developed by or on behalf of ADGTJV or the JV Partners that is approved by GE Aerospace pursuant to Section 7.09(a)(A) or Section 7.09(a)(C) shall be considered a “Substantiated ADGTJV Repair” or “Substantiated ADGTJV Spare Part” for the purposes of this Agreement. Any New Repair or New Spare Part developed by or on behalf of ADGTJV or the JV Partners that is not submitted to GE Aerospace for substantiation, for which GE Aerospace elects not to proceed with substantiation or does not respond within the relevant above-mentioned timeframe or that is not approved by GE Aerospace pursuant to Section 7.09)a()A( or Section 7.09(a)(C) shall be considered a “Non-Substantiated ADGTJV Repair” or “Non-Substantiated ADGTJV Spare Part” for the purposes of this Agreement. (E) Should ADGTJV wish to implement and execute any Non- Substantiated ADGTJV Repair(s) or manufacture or procure any ADGTJV Existing Spare Part(s), or Non-Substantiated ADGTJV Spare Part(s), ADGTJV must provide notice to GE Aerospace thereof and agrees: (1) (A) the ADGTJV Existing Spare Part, Non- Substantiated ADGTJV Spare Part or the part undergoing a Non- Substantiated ADGTJV Repair, in each case, must be physically reidentified or remarked by ADGTJV, or its supplier, with a different part number to differentiate the applicable ADGTJV Existing Spare Part, Non- Substantiated ADGTJV Spare Part or the part undergoing the Non- Substantiated ADGTJV Repair from the corresponding GE Aerospace Spare Part, and (B) to implement and maintain protocols and procedures designed to ensure such Spare Parts are reidentified or remarked. Notwithstanding anything to the contrary herein, in the event that ADGTJV fails to comply with Section 7.09(a)(E)(1)(A) with respect to any ADGTJV Existing Spare Part, Non-Substantiated ADGTJV Spare Part or part undergoing a Non-Substantiated ADGTJV Repair, ADGTJV shall promptly notify GE Aerospace and shall have a period of thirty (30) days to cure such non-compliance from the date ADGTJV or a JV Partner becomes aware of such non-compliance. If such non-compliance remains uncured

80 Confidential after such thirty (30)-day period, GE Aerospace shall no longer be subject to its exclusivity obligations pursuant to Section 5.02 on performing or competing with ADGTJV with respect to such ADGTJV Existing Spare Part, Non-Substantiated ADGTJV Spare Part or part undergoing such Non- Substantiated ADGTJV Repair during the pendency of such period of non- compliance. In the event that ADGTJV fails to comply with Section 7.09(a)(E)(1)(A) more than two (2) times in any five (5) year period, then GE Aerospace shall, in its sole discretion, have the right to terminate ADGTJV and the JV Partners’ rights to sell, manufacture or procure, itself or through third parties, any ADGTJV Existing Spare Part or Non- Substantiated ADGTJV Spare Part or perform such Non-Substantiated ADGTJV Repair upon providing written notice to ADGTJV. Notwithstanding anything to the contrary herein, in no event shall failure to comply with Section 7.09(a)(E)(1) constitute a material breach for purposes of Section 4.02(d); (2) to create and maintain appropriate documentation, including the issuance of an ADGTJV repair manual, to include any such Non-Substantiated ADGTJV Repair, ADGTJV Existing Spare Part, or Non- Substantiated ADGTJV Spare Part that ADGTJV or the JV Partner implements since such Non-Substantiated ADGTJV Repair(s), ADGTJV Existing Spare Part(s), and Non-Substantiated ADGTJV Spare Part(s) will not be included in GE Aerospace’s Technology Deliverables to ADGTJV; (3) that it shall not submit requests for information or technical queries to GE Aerospace for such ADGTJV Existing Spare Part, Non-Substantiated ADGTJV Spare Part or Non-Substantiated ADGTJV Repair since GE Aerospace will be unable to provide technical assistance or technical assessments on such ADGTJV Existing Spare Part, Non- Substantiated ADGTJV Spare Part or Non-Substantiated ADGTJV Repair; (4) subject to Section 8.03, all liability to the extent directly resulting from such implementation of ADGTJV Existing Spare Part(s), Non-Substantiated ADGTJV Spare Part(s) or Non-Substantiated ADGTJV Repair(s) shall be borne by ADGTJV; and (5) to the extent the Non-Substantiated ADGTJV Repair, ADGTJV Existing Spare Part, or Non-Substantiated ADGTJV Spare Part causes personal injury, death, or property damage to any third party, subject to Section 8.01, ADGTJV and the JV Partners shall indemnify and hold GE Aerospace harmless from all third-party claims and liabilities connected therewith. This indemnification shall survive termination of this Agreement; and (6) the warranty related to LM Products, Spare Parts, or Repairs may be impacted or voided solely to the extent the GE Aerospace engineering analysis (which shall be funded by ADGTJV in accordance

81 Confidential with the pricing related to Engineering Services) determines that the alleged defect was caused by a Non-Substantiated ADGTJV Repair or Non- Substantiated ADGTJV Spare Part. For the avoidance of doubt, the mere installation of a Non-Substantiated ADGTJV Repair or Non-Substantiated ADGTJV Spare Part does not, in itself, render the warranty void. (F) ADGTJV shall not use any third party suppliers identified in Schedule 9 (the “Controlled Supplier List”) to perform a specific Repair or manufacture a specific Spare Part, provided that the APCC may periodically update the Controlled Supplier List in accordance with Section 3.02(b)(i)(M) or allow for exceptions to the Controlled Supplier List pursuant to Section 3.02(b)(v) for a specific Repair or Spare Part (“Specific Exception”). ADGTJV shall submit any request for a Specific Exception to GE Aerospace in writing and GE Aerospace, in its sole and absolute discretion, may authorize the third party supplier listed on the Controlled Supplier List to perform the Specific Exception. In the case GE Aerospace authorizes the performance or manufacture of the Specific Exception by such third party supplier on the Controlled Supplier List, the performance or manufacture of the Specific Exception by such third party supplier shall be deemed an APCC-approved exception to this paragraph. Notwithstanding the foregoing, Specific Exceptions authorized by GE Aerospace or the APCC pursuant to the ARSTDA, including volume increases and modifications of such Specific Exceptions, shall remain valid, unless unanimously agreed otherwise by the APCC. (G) For the avoidance of doubt, nothing in this Section 7.09 or in Section 7.10 shall give rise to any obligation for GE Aerospace to share information not authorized in Schedule 13. (b) Co-Branding. ADGTJV or the JV Partners may market any Substantiated ADGTJV Repairs or Substantiated ADGTJV Spare Parts that GE Aerospace has introduced as part of its Industrial Repair Manual (in the case of Substantiated ADGTJV Repairs) or its Illustrated Parts Breakdown (in the case of Substantiated ADGTJV Spare Parts) as “OEM-Approved Repairs”, “OEM-Approved Spare Parts” or similar nomenclature, as applicable. Further, GE Aerospace consents to ADGTJV or the JV Partners co-branding such Substantiated ADGTJV Repairs or Substantiated ADGTJV Spare Parts, subject to GE’s corporate management team’s grant of any necessary license rights and compliance with GE’s branding guidelines. Repairs or Spare Parts that are not, as applicable, Substantiated ADGTJV Repairs or Substantiated ADGTJV Spare Parts shall not be referred to as OEM-Approved Repairs, OEM-Approved Spare Parts or similar nomenclature, and shall not, under any circumstances, be co-branded with GE Aerospace or GE (other than by or on behalf of GE Vernova as “GE Vernova”). Section 7.10. Execution of Repairs. (a) Conditions on Third Party Repair/Parts Supplier for Substantiated ADGTJV Repairs and Substantiated ADGTJV Spare Parts. ADGTJV may use a third party supplier provider (a “Third Party Repair/Parts Supplier”) to perform Substantiated ADGJV Repairs or to manufacture Substantiated ADGTJV Spare Parts or ADGTJV Existing Spare Parts that in each

82 Confidential case are manufactured or procured by or on behalf of ADGTJV in accordance with Section 7.09, subject to the following conditions: (i) Any such Third Party Repair/Parts Supplier is not on the Controlled Supplier List (unless a Specific Exception has been granted pursuant to Section 7.09(a)(F)); (ii) GE Aerospace agrees to work with ADGTJV to provide appropriate rights to any such Third Party Repair/Parts Supplier, in each case subject to the limitations of Article 6 and Schedule 13; (iii) GE Aerospace may restrict any such Third Party Repair/Parts Supplier from performing such Substantiated ADGTJV Repairs or manufacturing such Substantiated ADGTJV Spare Parts outside the JV Field of Use, or from performing, manufacturing or marketing such Substantiated ADGTJV Repairs or Substantiated ADGTJV Spare Parts to any other customer; and (iv) GE Aerospace shall have the right to audit any Third Party Repair/Parts Supplier to ensure compliance with rights granted and confidentiality obligations relating to such Repair Services (collectively, including Section 7.10(b), the “Third Party Repair/Parts Supplier Conditions”). (b) Conditions on Third Party Repair/Parts Supplier for Non-Substantiated ADGTJV Repairs or Non-Substantiated ADGTJV Spare Part. ADGTJV may use a Third Party Repair/Parts Supplier to perform Non-Substantiated ADGTJV Repairs or procure or manufacture Non-Substantiated ADGTJV Spare Parts, subject to such Third Party Repair/Parts Supplier not being on the Controlled Supplier List (unless a Specific Exception has been granted pursuant to Section 7.09(a)(F)). (c) Existing Repairs. ADGTJV may continue to perform itself and/or through the JV Partners, or have performed by a third party, any Repairs that it performed between the Signing Date and the Amendment Date, and provided the Third Party Repair/Parts Supplier Conditions shall apply. (d) Repairs Introduced by GE Aerospace. GE Aerospace shall perform, have performed by a third party on behalf of GE Aerospace, or permit ADGTJV to perform itself or through the JV Partners or a Third Party Repair/Parts Supplier in accordance with Section 7.10(a) and subject to all exclusions and restrictions set forth in Schedule 13, all Repairs developed by GE Aerospace. Any Repairs performed by GE Aerospace will be subject to the Repair Services Price. (e) Repairs Introduced by ADGTJV. ADGTJV shall have the right to request a quote from GE Aerospace to perform Substantiated ADGTJV Repairs developed by ADGTJV or the JV Partners, subject to the Repair Services Price. ADGTJV or the JV Partners shall retain the right to perform Non-Substantiated ADGTJV Repairs developed by or on behalf of ADGTJV

83 Confidential or the JV Partners themselves or through Third Party Repair/Parts Suppliers in the JV Field of Use subject to Article 6, Section 7.09 and the Third Party Repair/Parts Supplier Conditions. (f) Industrial Repair Manual. GE Aerospace will maintain its IRM, and will provide the GE Aerospace IRM details to ADGTJV or the JV Partners each for the management of its IRMs. The details provided by GE Aerospace shall include a listing of all substantiated Repairs applicable to such LM Product by name. (g) Potential Disruption of Critical Repairs Performed by GE Aerospace. GE Aerospace maintains a business continuity planning (BCP) process which includes a cross- functional BCP Council designed to evaluate critical suppliers and evaluate the likelihood, probable consequences, and abatements of various potential major disruptions to its processes or its facilities. GE Aerospace will work in good faith to provide an annual capability and capacity plan to the Governance Committee with regards to the repair of LM Product components. Furthermore, GE Aerospace will endeavor to provide the Governance Committee with a minimum of two (2) years notice of any planned transition or relocation of critical LM Product Line work. If GE Aerospace decides, or is required, to relocate critical LM Product Line work (for example: HPT Airfoil component repairs), then GE Aerospace will follow its business continuity planning process to minimize the impact and recover GE Aerospace’s ability to deliver repaired items. GE Aerospace will work collaboratively with ADGTJV to initiate a plan to mitigate disruption of Repair Services and will facilitate the transition of the Repair Services to other GE Aerospace facilities or third-party repair sources of its choice which may include ADGTJV. If ADGTJV is selected as the third-party repair source, then GE Aerospace, upon ADGTJV’s written agreement, may require ADGTJV to perform the impacted Repair at an ADGTJV facility (in-sourcing) and without the assistance of any other third party. Separation of LM Product Lines. GE Aerospace shall fully fund an assembly line for the LM Product Lines separate from GE Aerospace’s other commercial assembly lines in a reasonable period of time, but no later than two (2) years after the Effective Date, to allow for non-aerospace hardware introduction. The cost associated with the depreciation of such investment shall be borne by GE Aerospace during the first five (5) years of the Cost Baseline. Upon Cost Baseline reset, standard overhead shall include all relevant and applicable depreciation associated with the existing LM Product Line. Section 7.12. Catalogs. GE Aerospace shall publish from time to time, but no less frequently than annually, GE Aerospace price list catalogs for the Common LM Products and Services that GE Aerospace sells to the ADGTJV (each a “GE Aerospace Price Catalog” and, collectively, the “GE Aerospace Price Catalogs”). GE Aerospace agrees to take into consideration JV Field of Use market conditions when establishing Common LM Products and Services pricing in the GE Aerospace Price Catalogs and provide rationale for pricing to ADGTJV upon request. GE Aerospace shall provide ADGTJV with a list of the Non-Common LM Products and Services along with the annual GE Aerospace Price Catalog. ADGTJV shall publish from time to time, but no less frequently than annually, an ADGTJV price list catalog for LM Products, Spare Parts and Services (each an “ADGTJV Price Catalog” and, collectively, the “ADGTJV Price Catalogs”). ADGTJV may establish its own pricing in the ADGTJV Price Catalogs for all Non-Common LM Products and Services, but the pricing for all Common LM Products and Services in the ADGTJV Price Catalogs shall be the same pricing published by GE Aerospace in the GE Aerospace Price Section 7.11.

84 Confidential Catalogs. The term “Common LM Products and Services” shall mean all (i) LM Products, Spare Parts and Services that at the time of publication of the applicable GE Aerospace Price Catalog are being sold or provided by GE Aerospace to the marine, aviation or other fields of use or channels in addition to being sold and provided to ADGTJV for the JV Field of Use, (ii) LM engines (included because GE Aerospace owns the RSP relationships), (iii) Strategic Suppliers and (iv) RSP Materials, for which GE Aerospace shall exclusively establish all catalog pricing. The term “Non-Common LM Products and Services” shall mean all LM Products, Spare Parts and Services that at the time of publication of the applicable GE Aerospace Price Catalog are being sold or provided by GE Aerospace exclusively to the ADGTJV for the JV Field of Use (i.e.: and not sold or provided in the marine, aviation or any other field of use or channel), but all LM engines, Strategic Suppliers and RSP Materials are expressly excluded from this definition. The term “Strategic Suppliers” shall mean certain suppliers of GE Aerospace of LM Products that are compensated similarly to RSPs (i.e.: ITP). The Parties agree that GE Aerospace shall notify the ADGTJV of any new contract with a Strategic Supplier before the next catalog price publication. ARTICLE 8 ALLOCATION OF LIABILITY Section 8.01. Limitation of Liability. (a) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY (OTHER THAN IN SECTION 8.01(b), SECTION 8.01(c) AND SECTION 8.01(e)), IN NO EVENT SHALL A PARTY’S AGGREGATE LIABILITY IN RESPECT OF ANY MATTER (OTHER THAN PRODUCTS/SERVICES CLAIMS) IN ANY PARTICULAR CONTRACT YEAR, ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED 50% OF THE ANNUAL REVENUE RECEIVED BY GE AEROSPACE FROM ADGTJV IN SUCH CONTRACT YEAR; PROVIDED THAT SUCH LIABILITY LIMITATION SHALL NOT APPLY TO ANY PAYMENTS PAID OR REQUIRED TO BE PAID BY ADGTJV TO GE AEROSPACE FOR LM PRODUCTS, SPARE PARTS OR SERVICES PROVIDED UNDER THIS AGREEMENT OR ANY PO ISSUED HEREUNDER. (b) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY (OTHER THAN IN SECTION 8.01(e)), THE LIABILITY OF GE AEROSPACE ARISING OUT OF OR RELATED TO THE DEVELOPMENT AND PROVISION OF THE LM PRODUCTS OR SPARE PARTS OR THE PERFORMANCE OF SERVICES UNDER THIS AGREEMENT OR ANY PURCHASE ORDER ISSUED HEREUNDER (INCLUDING IN RESPECT OF ANY AND ALL CLAIMS RELATED THERETO, WHETHER BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE) (THE “PRODUCTS/SERVICES CLAIMS”) SHALL IN NO EVENT EXCEED ONE HUNDRED PERCENT (100%) OF THE TOTAL PRICE OF THE APPLICABLE LM PRODUCT, SPARE PART, REPAIR SERVICE OR ENGINEERING SERVICE CALCULATED AS PER THE TERMS OF THIS AGREEMENT GIVING RISE TO A CLAIM. (c) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE AGGREGATE LIABILITY OF ADGTJV AND THE JV PARTNER IN QUESTION

85 Confidential ARISING OUT OF OR RELATED TO BREACH OF ANY INTELLECTUAL PROPERTY LICENSE OR ASSIGNMENT OBLIGATIONS OR RESTRICTIONS IN ARTICLE 6 (DEVELOPMENT PROGRAMS AND INTELLECTUAL PROPERTY) OR SECTION 9.08 (CONFIDENTIALITY), OR IN RESPECT OF ANY OF THEIR RELATED INDEMNIFICATION OBLIGATIONS HEREUNDER, SHALL NOT EXCEED TWO (2) BILLION U.S. DOLLARS ($2,000,000,000) IN THE AGGREGATE IN ANY CONTRACT YEAR WITH RESPECT TO ALL CLAIMS ARISING IN SUCH CONTRACT YEAR AND IN THE AGGREGATE WITH RESPECT TO ALL CLAIMS ARISING OUT OF ANY CAUSE OF ACTION; PROVIDED THAT THE AGGREGATE LIABILITY OF THE ADGTJV AND THE JV PARTNER IN QUESTION SHALL NOT EXCEED FIVE HUNDRED MILLION U.S. DOLLARS ($500,000,000) IN THE AGGREGATE IN ANY CONTRACT YEAR WITH RESPECT TO ALL CLAIMS ARISING IN SUCH CONTRACT YEAR AND IN THE AGGREGATE WITH RESPECT TO ALL CLAIMS ARISING OUT OF ANY CAUSE OF ACTION IF THE ADGTJV OR SUCH JV PARTNER (AS APPLICABLE) HAS COMPLIED WITH THE REQUIREMENTS OF SECTION 6.05(i)(iv), IN EACH CASE, SO LONG AS SUCH BREACHES ARE NOT THE RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ADGTJV OR THE JV PARTNER IN QUESTION. FOR THE AVOIDANCE OF DOUBT, THE PARTIES AGREE THAT LOST PROFITS MAY BE AN APPROPRIATE MEASURE OF DAMAGES FOR ANY SUCH BREACH. (d) Notwithstanding anything to the contrary contained in this Agreement, the Parties hereby agree that neither ADGTJV (or the JV Partners) nor GE Aerospace shall be liable to the other for any consequential, indirect, incidental, special, exemplary, enhanced or punitive damages Regardless of Cause or Action or regardless of claims of ADGTJV’s customers or GE Aerospace’s other customers. (e) The limitations set forth in Section 8.01(a), Section 8.01(b) and Section 8.01(c) shall not apply to damages with respect to claims brought by the U.S. Department of Defense, U.S. Department of Justice, or any U.S. or non-U.S. governmental entities due to the breach of a provision under this Agreement (including any breach of Section 9.05 (Compliance With Laws and Regulations)). (f) Upon an allegation of patent infringement against an LM Product or Spare Part, GE Aerospace may, at its option and expense, (i) procure for ADGTJV the right to continue using such LM Product or Spare Part; or (ii) replace or modify the LM Product or Spare Part with a substantially equivalent product. (g) The Parties acknowledge and agree that (i) except as expressly set forth in this Section 8.01(g), nothing in this Section 8.01 shall in any way limit or affect or impose a cap on the rights or Liabilities of BH or GE Aerospace under the Bridge STDA or the ARSTDA (it being agreed that in no event shall BH or GE Aerospace be entitled to recover twice, or be obligated to pay or perform twice, for the same obligation, claim or Liability under this Agreement and the Bridge STDA or the ARSTDA), and (ii) the limitations on liability set forth in this Section 8.01 and Section 8.01 of the Bridge STDA and the ARSTDA shall be understood to be co-extensive and shall be read together, and shall not be independent limitations, such that (A) Liability incurred by either BH or GE Aerospace under this Agreement shall count against the relevant Party’s liability cap under the Bridge STDA or the ARSTDA that is applicable during the Contract Year

86 Confidential (as defined in the Bridge STDA or the ARSTDA, as applicable) in which such Liability is incurred, as though incurred thereunder, and (B) following the Effective Date (but not before the Effective Date), any Liability incurred by BH or GE Aerospace under the Bridge STDA or the ARSTDA after the Effective Date shall count against the relevant Party’s liability cap under this Agreement, that is applicable during the Contract Year under this Agreement in which such Liability is incurred, as though incurred hereunder. Section 8.02. Disclaimer of Representations and Warranties. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN THE WARRANTIES EXPRESSLY SET FORTH IN SECTION 8.03 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND GUARANTEES, WHETHER WRITTEN, ORAL, EXPRESSED, IMPLIED OR STATUTORY (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE). Section 8.03. Warranties. (a) Products Warranty. GE Aerospace warrants to ADGTJV that the LM Products and Spare Parts sold hereunder shall be free from defects in material, workmanship and title (“Products Warranty”) for the earlier of: (x) twelve (12) months after initial use of the LM Products and Spare Parts for commercial operation or (y) thirty (30) months after the date of shipment of the LM Products and Spare Parts to ADGTJV (the “Products Warranty Period”). (i) If within the Products Warranty Period, any of the LM Products and Spare Parts delivered hereunder do not meet the Products Warranty and ADGTJV notifies GE Aerospace in writing prior to the expiration of sixty (60) days from ADGTJV’s or the relevant JV Partner’s discovery of such defect, GE Aerospace shall, upon demonstration by ADGTJV to GE Aerospace’s reasonable satisfaction that such LM Product or Spare Part is defective, correct any such defect by either repairing the defective LM Product or Spare Part or making available a repaired or replacement LM Product or Spare Part at GE Aerospace’s facility. This obligation does not include any responsibility or obligation to remove or reinstall an LM Product or Spare Part or to remove or alter any portions of the installation performed by ADGTJV or its customer. At the request of GE Aerospace, ADGTJV at ADGTJV’s expense shall ship the defective LM Product or Spare Part to a location designated by GE Aerospace. Whenever an LM Product or Spare Part is repaired or replaced, the warranty period applicable to that repaired or replaced LM Product or Spare Part shall not exceed the unexpired portion of the Products Warranty Period specified for the original LM Product or Spare Part. Any LM Product or Spare Part which is replaced shall become the property of GE Aerospace. (ii) If the Products Warranty requires GE Aerospace to provide an improved LM Product or Spare Part that results in compensation to ADGTJV or the JV Partners from their customers, the Alliance Parties shall meet to discuss equitable sharing of such compensation to the extent it is in excess of any damages paid to such customers by the JV Partners in connection with the applicable defective LM Product or Spare Part.

87 Confidential (iii) The Products Warranty shall be subject to GE Aerospace’s receipt of available data on engine environment and performance in the field. (iv) Products Warranty Limitations. (A) Except for the STDA Engines, GE Aerospace does not provide a system-level Products Warranty for LM Products and Spare Parts in connection with the LM9000 Product Line, but only a Products Warranty for the LM9000 Core. (B) The Products Warranty does not apply to any LM Products and Spare Parts that: )1( have been subjected to foreign object damages, abuse, misuse, neglect, negligence, accident, improper testing, improper installation, improper storage, improper handling, detrimental exposure, abnormal physical stress, or abnormal environmental conditions; )2( have been used, repaired, maintained or modified contrary to any of the then-current recommendations of GE Aerospace as stated in its manuals, bulletins or other written communications unless separately agreed to in writing during the PO process; or )3( have been used with any third party products, hardware, parts or product that has not been previously approved in writing by GE Aerospace in accordance with the substantiation and approval process of Section 7.09. (C) The liability of GE Aerospace resulting from the foregoing Products Warranty shall not in any case exceed the cost of correcting defects as provided above and shall not exceed the amounts set forth in Section 8.01, and upon expiration of the applicable Products Warranty Period, all such liability shall terminate. The foregoing shall constitute the sole remedy of ADGTJV and the sole liability of GE Aerospace for breach of warranty; provided that to the extent such repair or replacement is not possible or is inadequate, then ADGTJV may seek monetary damages in accordance with the provisions of this ARTICLE 8. (D) To the extent that ADGTJV, or a JV Partner, introduces industrial parts or Repairs over GE Aerospace’s objection, without GE Aerospace’s involvement or consent, or an LM Product or Spare Part is operated or repaired outside of the applicable installation or repair specifications/requirements as set forth in the aero-derivative engine IDM or IRM, as provided by or agreed to by GE Aerospace at the time an order for such engine is placed by ADGTJV and accepted by GE Aerospace, the Products Warranty shall be deemed voided to the extent the defect is attributable to the Non-Substantiated Repair or Non-Substantiated Spare Part and the Products Warranty shall remain only for defects to the extent not attributable to such Non-Substantiated Repair or Non-Substantiated Spare Part. The scope of such Products Warranty shall be based on the root cause of the defect. If such defect is a result of ADGTJV’s independently directed change or industrialization, then such Products Warranty shall not extend to such change. For the avoidance of doubt, to the extent that ADGTJV proposes industrial hardware or engine operations for which GE Aerospace recommends a certain level of testing or validation at the time an order for such engine is placed by ADGTJV and

88 Confidential accepted by GE Aerospace and ADGTJV rejects such level of testing or validation, then the Products Warranty shall be voided. (v) Serial Defects and Outside Warranty. (A) If, during a period outside the Products Warranty Period (such period, the “Outside Warranty Period”), a Serial Defect with an LM Product or Spare Part is identified that is solely and directly attributable to GE Aerospace and not the operating environment or any other cause, the GE Aerospace product leader of the aero-derivatives business will discuss with ADGTJV or the JV Partners within the APCC, and the APCC will recommend for GE Aerospace’s consideration, actions that would mitigate the damages asserted against GE Aerospace or ADGTJV or the JV Partner(s), e.g., by granting potential concessions, on a case by case basis, to the end customer to alleviate the costs of such defect on such customer (the “GE Aerospace Customer Concessions”). A “Serial Defect” shall be defined as defects that )1( are discovered and fully disclosed to GE Aerospace in reasonable detail within four (4) years of delivery of the engine/part, )2( impact fifteen (15) or more engines within the same variant/model and affecting more than one Site, facility and operator where engines are being operated within applicable installation specifications/requirements as set forth in the aero-derivative engine IDM, as provided by or agreed to by GE Aerospace, and (3) have not otherwise been satisfactorily addressed by GE Aerospace through execution of the Field Event Process. Under the “Field Event Process,” upon notice of any field event with a LM Product or Spare Part provided by GE Aerospace, GE Aerospace will undertake an investigation sufficient to identify the root cause of such failure and, where appropriate, will take subsequent actions to notify the installed base and recommend actions to mitigate potential related future failures through service bulletins or other similar operator notifications. (B) The Parties acknowledge that the discussions regarding such customer concessions will take into account the age of the affected engines, fleet history (including the history of the engine from which the LM Product or Spare Part was derived), maintenance, repair and overhaul history, fleet recommendations, operating time, and operating environment, among other relevant factors at the time. (C) In addition, in the event that during the Outside Warranty Period, Costs arising from a Serial Defect solely and directly attributable to GE Aerospace are not covered in whole or in part by insurance of any Party or the end customer, ADGTJV or a JV Partner, as appropriate, may request a refund from GE Aerospace for such Costs, which will be negotiated on a case by case basis; provided that, in no event shall the aggregate amount of the GE Aerospace Customer Concessions and the Costs refunded by GE Aerospace to ADGTJV or the JV Partner under this Section 8.03 together exceed the amount of margin ADGTJV paid to GE Aerospace for the particular affected engines or spare parts, as such margin is calculated pursuant to the terms of this Agreement. “Costs” as used in this paragraph are those costs, expenses or damages actually incurred by

89 Confidential ADGTJV or the JV Partner that are solely and directly attributable to GE Aerospace as determined by the root cause analysis process in effect for the GE Aerospace business (currently, TOPS8D). In addition to the foregoing, ADGTJV and the JV Partners shall consult with GE Aerospace before engaging in, and shall afford GE Aerospace a reasonable opportunity to participate in, any negotiations with customers which may result in a request for refund to GE Aerospace, and shall otherwise use all reasonable efforts to minimize Costs. (b) Repair Warranty. (i) GE Aerospace warrants to ADGTJV that at the time of delivery of the repaired LM Products, the Repair Services performed by GE Aerospace will have been performed in a workmanlike manner (“Repair Warranty”). GE Aerospace provides no warranty for incidental materials and consumables utilized in the performance of the Repair Services and only the warranty given by the manufacturer for such incidental materials and consumables, if any, shall apply. The Repair Warranty shall apply to defects that appear within twelve (12) months from completion of the Repair Services (the “Repair Warranty Period”). (ii) If any failure to meet the foregoing Repair Warranty with respect to Repair Services appears within the Repair Warranty Period, ADGTJV shall notify GE Aerospace in writing within sixty (60) calendar days of ADGTJV’s or the relevant JV Partner’s discovery of the defect. Where GE Aerospace reasonably agrees that a defect exists and such defect was caused by GE Aerospace, GE Aerospace shall thereupon correct any defect by re-performing the defective Repair Services to the extent necessary and feasible and, in the case where a Spare Part supplied by GE Aerospace in performing a Repair Service is defective, GE Aerospace shall, at its option, repair the defective Spare Part or make available for delivery a replacement Spare Part. ADGTJV shall, at ADGTJV’s cost, make the affected ADGTJV’s equipment available to GE Aerospace at the Site (provided that ADGTJV can obtain the end customer’s consent, if required) or at the repair facilities at GE Aerospace’s option. ADGTJV shall be responsible for performing any decontamination on the affected ADGTJV’s equipment prior to the performance of GE Aerospace’s Repair Warranty obligations. The re-performance of Repair Services by GE Aerospace shall extend the duration of the Repair Warranty Period for the Repair Services provided for an additional twelve (12) months. GE Aerospace shall not be responsible for removal or replacement of systems, structures or other portions of ADGTJV’s end product. The condition of any tests shall be mutually agreed upon and GE Aerospace shall be notified of and may be represented at all tests that may be made. (iii) GE Aerospace does not warrant the Repair Services or any repaired or replacement Spare Parts (i) against normal wear and tear including that due to environment or operation, including excessive operation at peak capability, misuse, frequent starting, FOD damage, type of fuel, detrimental air inlet conditions or erosion, corrosion or material deposits from fluids or (ii) which have been involved in an accident. The Repair Warranty and remedies set forth herein are further

90 Confidential conditioned upon (i) the proper storage, installation, operation, and maintenance of the LM Products and conformance with the operation instruction manuals (including revisions thereto) as applicable and (ii) repair or modification pursuant to GE Aerospace’s written instructions, manuals or service bulletins unless otherwise agreed in writing at the time a PO is placed. GE Aerospace does not warrant any equipment or services of others provided by ADGTJV where GE Aerospace does not normally supply such equipment or services. (iv) The liability of the GE Aerospace connected with or resulting from the Repair Warranty shall not in any case exceed the cost of correcting the defect and, upon the expiration of the Repair Warranty Period, all such liability shall terminate. The foregoing shall constitute the sole and exclusive remedy of ADGTJV and the sole and exclusive liability of GE Aerospace for breach of warranty. (c) Engineering Warranty. (i) GE Aerospace’s obligation is limited to providing qualified personnel to perform the services ordered by ADGTJV and to perform the Services in a workmanlike manner. In no event shall GE Aerospace be liable for, and ADGTJV hereby waives, releases and renounces all warranties, obligations and liabilities of GE Aerospace, and rights, claims and remedies of ADGTJV against GE Aerospace, expressed or implied, arising by law or otherwise, with respect to the quality of services or any incidental material provided under this Agreement, including: )1( any implied warranty of merchantability or fitness for a particular purpose; )2( performance, course of dealing or usage of trade; )3( any obligation, liability, right, claim or remedy in tort, whether or not arising from the negligence of GE Aerospace, actual or imputed; )4( for any third party liability of ADGTJV to any third party; )5( where services are related to oil, gas or power facilities, any remedy, obligation, liability, right or claim for loss of or damage to any oil, gas or power facility, or for loss of use, revenue or profit with respect to any oil, gas or power facility and (6) for any other special, punitive, direct, indirect, incidental or consequential damages. (ii) In the case of any Engineering Study/Inspection/Test Service provided in response to the POs issued pursuant to this Agreement, GE Aerospace does not warrant that any desired objective will result from the Engineering Study/Inspection/Test Service performed. Section 8.04. Insurance. ADGTJV, at its own expense, shall maintain liability insurance in an amount adequate to cover its obligations under this Agreement during the Term. ADGTJV shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to GE Aerospace upon request. GE Aerospace, at its own expense, shall maintain liability insurance in an amount adequate to cover its obligations under this Agreement during the Term. GE Aerospace shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to ADGTJV upon request.

91 Confidential ARTICLE 9 GENERAL PROVISIONS Section 9.01. Representations and Warranties. (a) Authority. Each Party represents and warrants that it has full power and authority to enter into and perform this Agreement. Each Party represents and warrants that those persons signing this Agreement on behalf of such Party are duly authorized Representatives of such Party and properly empowered to execute this Agreement. (b) Formation and Authority of Parties; Enforceability. Each Party represents and warrants that it is a corporation or a limited liability company, duly incorporated, formed or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each Party represents and warrants that it has the requisite corporate power to execute, deliver and perform its obligations under this Agreement. Each Party represents and warrants that it has the requisite corporate power to operate its business as now conducted and is duly qualified as a foreign corporation to do business, and to the extent legally applicable, is in good standing, in each jurisdiction in which the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to adversely affect its ability to perform its obligations under this Agreement. Each Party represents and warrants that this Agreement has been executed and delivered and constitutes the legal, valid and binding obligations of either Party, enforceable against such Party in accordance with its respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity. (c) No Conflict. The execution, delivery and performance by the Parties of this Agreement do not and will not violate, conflict with in any material respect, require consent under or result in any breach or default under, (i) the certificate or articles of incorporation or bylaws or similar organizational documents of the Parties, (ii) any Law applicable to the Parties, or with or without notice or lapse of time or both, the provisions of any material GE Aerospace contract. Section 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and, in the case of delivery in person or by overnight mail, shall be deemed to have been duly given upon receipt) by delivery in person or overnight mail to the respective Parties or delivery by electronic mail transmission (provided that the recipient shall promptly confirm confirmation of transmission) to the respective Parties. Any notice sent by electronic mail transmission shall be deemed to have been given and received at the time of confirmation of transmission. All notices, requests, claims, demands and other communications hereunder shall be addressed as follows, or to such other address or email address for a Party as shall be specified in a notice given in accordance with this Section 9.02. (a) If to GE Aerospace:

92 Confidential (b) If to BH: (c) If to GE Vernova: (d) If to ADGTJV: Section 9.02. Section 9.03. Entire Agreement, Waiver and Modification. This Agreement, the applicable GE Aerospace Supplemental Terms, the Umbrella Agreement, the POMA, the Side Agreement, any POs issued hereunder or under the Side Agreement, including any PO Modification Agreement, the Tools Amendment and, solely as expressly set forth in Section 2.01(a) and Section 7.03, the ARSTDA are the complete and exclusive statement of the agreement between the Parties relating to the subject matter hereof. No modification, termination or waiver

93 Confidential of any provision hereof shall be binding upon a Party unless made in writing and executed by an authorized Representative of such Party. Section 9.04. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of GE Aerospace or ADGTJV, or entity any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement. Section 9.05. Compliance with Laws and Regulations. Each Party covenants and agrees to comply with any and all Laws applicable to its performance under this Agreement or use of the licenses and other information granted herein, including compliance with applicable export laws, rules and regulations of the United States (or other foreign jurisdictions, as applicable). No Party will take any action, or refrain to take an action, in violation of any such applicable Law that could result in any liability being imposed on any other Party. Section 9.06. Governing Law. (a) This Agreement and any disputes (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction. (b) The Parties exclude application of the United Nations Convention on Contracts for the International Sale of Goods. Section 9.07. Dispute Resolution. (a) General Provisions. Any dispute, controversy or claim arising out of or relating to this Agreement or any related agreement (a “Dispute”), including claims seeking redress or asserting rights under applicable Law relating to matters addressed in this Agreement, shall be resolved in accordance with the procedures set forth herein. Until completion of these procedures, no Party may take any action not contemplated herein to force a resolution of the Dispute by any judicial, arbitral, or similar process. In connection with any Dispute, the Parties expressly waive and forego any right to (i) punitive, exemplary, statutorily enhanced or similar damages in excess of compensatory damages and (ii) trial by jury. (b) Resolution by APCC and Senior Executives. If a Dispute cannot be resolved at an operational level, prior to submitting such Dispute to the dispute resolution mechanism set forth in Section 9.07(c), the Alliance Parties shall first submit such Dispute to the APCC who shall attempt, for a period of thirty (30) days, to resolve such Dispute (in accordance with Section 3.02(b)(v)). If, after a period of thirty (30) days, the APCC is unable to resolve such Dispute, either Alliance Party may give written notice to the other, requesting that the Governance Committee attempt to resolve the Dispute. Within fifteen (15) days after the request, the other Alliance Party shall provide a written response. The notice and the response shall provide a statement of the Alliance Party’s position and a summary of reasons supporting that position. The

94 Confidential Governance Committee shall meet in person at a mutually acceptable place, or by telephone, within ten (10) days after receiving the response to seek a resolution. If no resolution is reached by the expiration of sixty (60) days from the date of the notice of Dispute, either Alliance Party may submit the Dispute to resolution pursuant to Section 9.07(c) or as further provided herein. (c) Mediation. If the Governance Committee does not resolve the Dispute, either Alliance Party may submit the Dispute for resolution to non-binding mediation by providing written notice to the other Alliance Party. The mediation shall take place in Cincinnati, Ohio. Within thirty (30) days of receiving the written notice of a request for mediation, the Alliance Parties shall mutually select a mediator. The mediation shall take place within sixty (60) days after the initial request for mediation. Within ten (10) days of the conclusion of mediation, the mediator shall provide an evaluation of the Dispute and the Alliance Parties’ relative positions. If the Alliance Parties are unable to reach a resolution pursuant to this Section 9.07(c), then any Party may pursue resolution of such Dispute pursuant to Section 9.07(d). (d) Arbitration. (i) If the Parties are unable to reach a resolution pursuant to Section 9.07(c), either Party may submit the Dispute for resolution by binding arbitration pursuant to the Rules of Arbitration of the ICC in effect at the time of the arbitration, subject to such modifications set forth in this Agreement. The Parties consent to a single, consolidated arbitration for all Disputes for which arbitration is permitted, provided that such Disputes are open at the time of the arbitration proceedings. (ii) The arbitral tribunal shall be composed of three arbitrators. Each Party shall designate one arbitrator within sixty (60) days after the request for arbitration is filed. The first two arbitrators shall select the third arbitrator within thirty (30) days after the last of the first two arbitrators has been nominated, and shall not be affiliated with either Party. In the event that the initial two arbitrators fail to agree to a third arbitrator, the third arbitrator shall be chosen by the ICC. The arbitration proceedings shall be conducted in the English language, and all documents not in English submitted by any Party must be accompanied by an English translation. In the event of a conflict between the English version and the original version of any documents so translated, the English version shall control. The arbitration shall be conducted in New York, New York, provided, however, that if such Dispute involves parties in addition to GE Aerospace and ADGTJV, the Parties agree to consider an arbitration site other than New York if reasonable to accommodate such multiparty arbitration. Each Party shall be permitted to present its case, witnesses and evidence, if any, in the presence of the other applicable Parties. Either Party can request a written transcript of the proceedings at that Party’s cost. The arbitrators shall determine the Dispute in accordance with New York law, excluding provisions relating to conflict of laws, and shall apply this Agreement according to its terms. (iii) The Parties agree that any Disputes resolved pursuant to this Section 9.07 are commercial in nature. The Parties agree to be bound by any award or order

95 Confidential resulting from arbitration conducted hereunder notwithstanding any country’s Laws or treaties with the United States to the contrary. (iv) The Parties agree that in the context of an attempt by either Party to enforce an arbitral award or order, any defenses relating to the Parties’ capacity or the validity of this Agreement or any related agreement under any Law are waived. (v) Any judgment on an award or order resulting from an arbitration conducted under this Section 9.07(d) may be entered and enforced in any court, in any country, having jurisdiction over any of the Parties or their assets. The Parties hereto submit to the non-exclusive jurisdiction of the courts of New York. (vi) Each Party in any arbitration conducted under this Section 9.07(d) shall bear its own costs and expenses including its own attorneys’ fees, except that GE Aerospace and ADGTJV shall share costs of the arbitrator equally. The award of the arbitrator shall be paid in U.S. Dollars, and shall not exceed actual compensatory damages and in no case shall include punitive, exemplary or other similar damages. The Parties agree that the 1958 U.N. Convention on the Recognition and Enforcement of Foreign Arbitral Awards applies to any purchase orders incorporating these terms and conditions of sale and to any arbitral award resulting from any arbitration. (vii) All statements made and documents provided or exchanged in connection with the Dispute Resolution process described herein are confidential and neither Party shall disclose the existence or content of the Dispute, or the results of any dispute resolution process, to third parties other than outside counsel, except with the prior written consent of the other Party or pursuant to legal process. (e) Each Party acknowledges that in the event of any actual or threatened breach of the provisions of any of Section 6.02 - Section 6.05, or Section 9.08, the remedy at law would not be adequate, and therefore injunctive or other interim relief may be sought immediately to restrain such breach. Upon appointment of the tribunal pursuant to Section 9.07(d) following any grant of interim relief by a court, the tribunal may affirm or disaffirm such relief, and the Parties shall seek modification or rescission of the court action as necessary to accord with the tribunal’s decision. (f) The Parties agree that money damages may not be a sufficient remedy for breach of this Agreement and that the non-breaching Party may, in addition to monetary damages, seek specific performance, injunctive relief or other equitable relief from a court of competent jurisdiction located in Cincinnati, Ohio, or New York, New York, as a remedy for, or to prevent, such breach, and only to avoid irreparable harm. Each of the remedies referenced in Section 9.07(e) or this Section 9.07(f) shall be in addition to and not in lieu of or at the exclusion of any and all other remedies available to the non-breaching Party under this Agreement or at law. Section 9.08. Confidentiality. In addition, and not in contravention, to the confidentiality provisions set forth in the GE Aerospace Supplemental Terms and the Master Agreement, the Parties agree as follows:

96 Confidential (a) In connection with this Agreement, each Party (as to information disclosed, the “Disclosing Party”) may provide another Party (as to information received, the “Receiving Party”) with Confidential Information. “Confidential Information” shall mean (a) all pricing for and Intellectual Property and Technology related to LM Products, Spare Parts, Engineering Licensed Tools, Engineering Tools Services, Services, GE Aerospace Background IP, GE Aerospace Foreground IP, JV Partner Background IP, ADGTJV Foreground IP, and Joint Foreground IP, (b) all information that is designated in writing as “confidential” or “proprietary” by the Disclosing Party at the time of written disclosure, and (c) all information that is orally designated as “confidential” or “proprietary” by the Disclosing Party at the time of oral disclosure and is confirmed to be “confidential” or “proprietary” in writing within ten (10) days after oral disclosure. The obligations of this Section 9.08 shall not apply as to any portion of the Confidential Information that: (i) is or becomes generally available to the public other than from disclosure by the Receiving Party, its Representatives or its Affiliates; (ii) is or becomes available to the Receiving Party or its Representatives or its Affiliates on a non-confidential basis from a source other than the Disclosing Party when the source is not, to the best of the Receiving Party’s knowledge, subject to a confidentiality obligation to the Disclosing Party with respect to such information; (iii) is independently developed by Receiving Party, its Representatives or its Affiliates, without reference to the Confidential Information as evidenced by written documents; or (iv) is approved for disclosure in writing by the Disclosing Party. (b) The Receiving Party agrees, (i) to use the Confidential Information only in connection with this Agreement and permitted use(s) and maintenance of the LM Products, Spare Parts and Services, (ii) to take reasonable measures to prevent disclosure of the Confidential Information, except to its Representatives who have a need to know such information for such Receiving Party to perform its obligations under this Agreement or in connection with the permitted use(s) and maintenance of the LM Products, Spare Parts and Services, and (iii) not to disclose the Confidential Information to a competitor of the Disclosing Party. The Receiving Party further agrees to obtain a commitment from any recipient of Confidential Information to comply with the terms of this Section 9.08 before disclosing the Confidential Information. (c) If the Receiving Party or any of its Affiliates or Representatives is required by Law, legal process or a Governmental Entity to disclose any Confidential Information, such Receiving Party agrees to provide the Disclosing Party with prompt written notice to permit the Disclosing Party to seek an appropriate protective order or agency decision or to waive compliance by the Receiving Party with the provisions of this Section 9.08. If, absent the entry of a protective order or other similar remedy, the Receiving Party is based on the advice of its counsel legally compelled to disclose such Confidential Information, such Receiving Party may furnish only that portion of the Confidential Information that has been legally compelled to be disclosed, and shall exercise its reasonable efforts in good faith to obtain confidential treatment for any Confidential Information so disclosed. (d) Upon written request of the Disclosing Party, the Receiving Party shall promptly at its option either: (i) return all Confidential Information disclosed to it or (ii) destroy (with such destruction certified in writing by the Disclosing Party) all Confidential Information, without retaining any copy thereof, except to the extent retention is necessary for the limited purpose to enable permitted use(s) and maintenance of the LM Products, Spare Parts and Services. No such termination of this Agreement or return or destruction of any Confidential Information

97 Confidential will affect the confidentiality obligations of the Receiving Party all of which will continue in effect as provided in this Agreement. Section 9.09. Counterparts; Electronic Transmission of Signatures. This Agreement may be executed in any number of counterparts and by different Parties in separate counterparts, and delivered by means of electronic mail transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Section 9.10. Assignment. No Party shall assign this Agreement without the prior written consent of ADGTJV (in the case of GE Aerospace) or GE Aerospace (in the case of ADGTJV or a JV Partner); provided, that, any Party may assign this Agreement, and all of its rights and obligations under this Agreement, at any time to an Affiliate that is capable of performing under this Agreement. Neither Alliance Party shall assign any PO hereunder without the prior written consent of the other Alliance Party; provided, that, either Alliance Party may assign a PO at any time to an Affiliate that is capable of performing under such PO. Any permitted assignee of a Party shall be bound by the terms and conditions of this Agreement. Section 9.11. Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph and Schedule are references to the Articles, Sections, paragraphs and Schedules of this Agreement unless otherwise specified; (c) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement, including the Schedules hereto; (d) references to “$” shall mean U.S. Dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive and shall be deemed to mean “and/or”; (g) references to “written” or “in writing” include in electronic mail form; (h) provisions shall apply, when appropriate, to successive events and transactions; (i) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (j) each Party has participated in the negotiation and drafting of this Agreement and all schedules and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in any of this Agreement; (k) a reference to any Person includes such Person’s successors and permitted assigns; (l) any reference to “days” means calendar days unless Business Days are expressly specified; (m) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (n) wherever a license is granted to BH hereunder, such license, and all applicable related rights and obligations under ARTICLE 6, shall be understood to cover and apply to BH and its Affiliates (in the case of any Person that is an Affiliate, only for so long as such Person remains an Affiliate, and provided that, notwithstanding anything in the definition of Affiliates to the contrary, a Person shall not constitute an Affiliate of BH for the purposes of this Section 9.11(n) unless at least sixty percent (60%) of the equity interests of such Person are owned by BH and its Affiliates); and (o) where a license is granted to GE Aerospace and its Affiliates hereunder, such

98 Confidential license shall be granted to such Affiliate only for so long as such Person remains an Affiliate of GE Aerospace. Section 9.12. Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or Representative of any Party shall have any liability for any obligations or liabilities of such Party under this Agreement of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Section 9.13. Subcontractor Flow Downs for United States Government Commercial Items Contracts. If LM Products, Spare Parts and Services being procured by ADGTJV are in support of a United States government end customer or an end customer funded in whole or part by the United States government, directly or through a prime contractor, ADGTJV shall expressly identify such use of any LM Product, Spare Part or Service in the PO at which time GE Aerospace may choose to accept or reject the PO based on its ability to produce such parts or render such services in accordance with US government requirements. In such event, the Alliance Parties will agree to additional terms to be added to this Agreement to ensure such procurement complies with all relevant government regulations. Section 9.14. Independent Contractors. The relationship of GE Aerospace and ADGTJV established by this Agreement is that of independent contractors. Section 9.15. Force Majeure. No Party shall be responsible to any other Party for any failure or delay in performing any of its obligations under this Agreement (including any POs issued hereunder) or for other nonperformance hereunder (excluding, in each case, the obligation to make payments when due) to the extent such delay or nonperformance is caused by an event that is objectively outside of the reasonable control of the impacted Party (or Parties), including fire, flood, earthquake, hurricane, act of God, war, act of terrorism, prolonged and unforeseeable unavailability of power or raw materials or supply, act or failure of the government of any country or of any local government. In such event, such affected Party (or Parties) shall use commercially reasonable efforts to resume performance of its obligations as soon as possible and minimize the impact of the force majeure event, and will keep the other relevant Parties informed of actions related thereto. Section 9.16. Press Release and Public Statements. No Party nor any Affiliate or Representative of any Party, shall make, issue or cause the publication of any press release or similar public announcement or otherwise communicate with any news media with respect to this Agreement or any of the terms hereof or any disputes arising from this Agreement, without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as a Party believes in good faith and based on advice of counsel is required by applicable Law or by applicable rules of a national securities exchange or trading market on which such Party or its Affiliates lists or trade securities (in which case the disclosing Party will (to the extent permitted by Law) use its commercially reasonable efforts to (a) advise the other Party before making such disclosure and (b) provide such other Party a reasonable opportunity to review and comment on such release or announcement, and consider in good faith any comments or positions on disclosure (including making redactions to preserve confidentiality) with respect thereto) and (ii) that after any press release or public announcement has been made in

99 Confidential accordance with this Section 9.16, each Party may make further public statements, press releases, public announcements, investor presentations or calls, so long as such statements, press releases, public announcements, investor presentations or calls are consistent in all material respects with (and do not disclose Confidential Information or other non-public information contained in this Agreement other than information previously disclosed in) such previous statements, releases, public announcements, investor presentations or calls made jointly by BH and GE Aerospace. Further, the Parties agree not to make any disparaging or defamatory public comments about the other Parties arising from actions under this Agreement. Section 9.17. ADGTJV Dissolution. (a) Intentionally Omitted. (b) Upon a dissolution of ADGTJV after the Effective Date, then: (i) If, at the time of dissolution, GE Aerospace has the right to terminate this Agreement in accordance with Section 4.02 (other than pursuant to Section 4.02(c) under circumstances where GE Aerospace is not entitled to terminate this Agreement for any other reason), then GE Aerospace may terminate this Agreement under and in accordance with such Section. (ii) If, at the time of dissolution, GE Aerospace does not have the right to terminate this Agreement in accordance with Section 4.02 (other than pursuant to Section 4.02(c)), then GE Aerospace shall enter into a separate supply and technology development agreement with each of BH and GE Vernova substantially the same as this Agreement (the “Replacement Agreements”), except for such changes as are necessary to reflect the Applicable Terms. [The remainder of this page has been intentionally left blank.]

Confidential IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the Amendment Date by their respective duly authorized officers. GENERAL ELECTRIC COMPANY, operating as GE Aerospace By: /s/ Daniel Kempf Name: Daniel Kempf Title: Executive – AEO Product Management BAKER HUGHES HOLDINGS LLC By: /s/ Fernando Contreras Name: Fernando Contreras Title: VP Legal – Governance & Corporate Secretary GE VERNOVA OPERATIONS, LLC By: /s/ Clive Nickolay Name: Clive Nickolay Title: Aero Business Leader AERO PRODUCTS AND SERVICES JV, LLC By: /s/ Stefaan Verbanck Name: Stefaan Verbanck Title: Chief Executive Officer